UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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CHEVRON CORPORATION
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the human energy company®

Chevron

2025 proxy statement

Our strategy, and the goals and metrics set to achieve it, are directly tied to creating long-term stockholder value.

Chevron’s strategy Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.

Our objective is to safely deliver higher returns, lower carbon, and superior stockholder value in any business environment. We are leveraging our capabilities, assets, and customer relationships as we aim to lead in lower carbon intensity oil, products, and natural gas, as well as advance new products and solutions that reduce the carbon emissions of major industries. We aim to grow our oil and gas business, lower the carbon intensity of our operations, and grow new businesses in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies.

why this strategy

We believe affordable, reliable, and ever-cleaner energy is essential to enabling human progress. As the planet’s population climbs toward 10 billion by 2050, the need for energy, and all that it enables, continues to grow. Global energy demand is projected to rise by more than 10% in the coming decades.

As the world works toward the goals of the Paris Agreement, many energy solutions will be required. Under a wide range of scenarios, we believe the journey to a lower carbon future will still require oil and natural gas, particularly where there are currently no effective substitutes. We believe the world’s continued demand for oil, natural gas, and other energy products should be supplied by the most responsible producers.

what we’re doing

We intend to be a leader by delivering energy to meet demand today and helping to develop lower carbon solutions for tomorrow. We plan to do this by:

•  Investing efficiently in high-return projects;

•  Lowering the carbon intensity of our operations through energy efficiency, methane management, flaring reduction, and other means;

•  Helping reduce the carbon emissions of major industries and hard-to-abate sectors by advancing new products and solutions, including renewable fuels, carbon capture and offsets, hydrogen, and other emerging technologies; and

•  Supporting innovation, transformational technology, and partnerships to scale lower carbon solutions.

We’re holding ourselves accountable to achieve progress and deliver value, consistent with our vision to be the global energy company most admired for its people, partnership, and performance.

2025 notice of the

Chevron Corporation

annual meeting of stockholders

date and time	online	record date
Wednesday, May 28, 2025 at 10:00 a.m. CDT	by live audio webcast (www.virtualshareholdermeeting.com/ CVX2025)	Monday, March 31, 2025

how to vote and attend the annual meeting

internet

Before the meeting:

www.proxyvote.com

During the meeting (until polls close):

www.virtualshareholdermeeting.com/CVX2025

telephone

1-800-690-6903 (closes 11:59 p.m. EDT on May 27, 2025)

mail

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

admission

Stockholders of record owning Chevron common stock at the close of business on Monday, March 31, 2025, are entitled to participate in and vote at the Annual Meeting of Stockholders (“Annual Meeting”). To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2025, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 9:45 a.m. CDT on May 28, 2025.

Please refer to pages 126 and 127 of this Proxy Statement for information about attending the Annual Meeting.

agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for 2025;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Vote on a Board proposal to amend the Company’s Restated Certificate of Incorporation to provide for officer exculpation;

•	Vote on four stockholder proposals, each if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting by or at the direction of the Board.

distribution of proxy materials

On Wednesday, April 9, 2025, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access the Proxy Materials and vote on the internet, or (3) for stockholders who receive materials electronically, an email with instructions to access the Proxy Materials and vote on the internet.

voting

Stockholders owning Chevron common stock at the close of business on Monday, March 31, 2025, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 122 and 123 of this Proxy Statement for information about voting at the Annual Meeting.

questions

We welcome questions from stockholders. We will have a question and answer session at the Annual Meeting where we will take questions submitted through the www.proxyvote.com website prior to the Annual Meeting date and at www.virtualshareholdermeeting.com/CVX2025 during the Annual Meeting.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

dear stockholder,

April 9, 2025

The vital role energy plays in powering the world economy was once again apparent in 2024 as demand rose for all types of energy – including oil and natural gas – with global energy consumption reaching record highs.

Against this backdrop, Chevron delivered record production, while project milestones achieved in 2024 positioned our Company for profitable future growth.

Our upstream operations, led by growth in the Permian and Denver-Julesburg basins, produced more than 3.3 million net barrels of oil-equivalent per day, up 7% from 2023 – and the highest in our history.

In the Gulf of America, our Anchor project achieved first oil by safely deploying high pressure technology to unlock resources previously difficult to access. In Kazakhstan, Tengizchevroil, Chevron’s 50%-owned affiliate, completed the Wellhead Pressure Management Project and, in January 2025, started oil production at the Future Growth Project, aiming to add 260,000 barrels of oil per day to production.

We expanded our exploration portfolio by adding new positions in Australia, Angola, Brazil, Equatorial Guinea, Namibia, and Uruguay. Further, we continued to advance lower carbon intensity fuel solutions, including the construction of an oilseed processing plant in Louisiana through our joint venture, Bunge Chevron Ag Renewables LLC, and an expansion project at our Geismar, Louisiana, biorefinery.

Our financial priorities remain consistent: we seek to reward stockholders with predictable dividend growth, invest for long-term returns, maintain a strong balance sheet to mitigate commodity price risk, and buy back shares through the cycle.

In 2024, these priorities allowed us to return a record $27 billion to stockholders – including $15.2 billion in share repurchases – and extends our track record of repurchasing shares to 17 of the past 21 years. We finished the year with a debt ratio of 13.9% and a net debt ratio of 10.4% – both well below our historical average.1

We are proud of our accomplishments over the past year and our continued role as a global energy leader. We look to the future with confidence and are grateful for the trust you place in us.

Sincerely,

Michael K. Wirth

Chairman and CEO

1.

Definition and calculation of debt ratio is included on page 52 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2024. Net debt ratio is a non-GAAP financial measure. See Appendix A for a reconciliation to generally accepted accounting principles in the United States.

Chevron Corporation 2025 Proxy Statement

dear stockholder,

April 9, 2025

At Chevron, we believe strong governance drives strong performance. Your Board of Directors brings together accomplished individuals with diverse experience in global business, finance, technology, public policy, environmental matters, and the energy industry to oversee Company performance.

Throughout 2024, Chevron remained focused on getting results the right way and your Board continued to rely on stockholder input to guide its oversight. Chevron held more than 90 one-on-one meetings with stockholders representing over 40% of the Company’s outstanding common stock. These engagements are essential to shaping your Company’s approach.

We hear your expectations of affordable, reliable, and lower carbon-intensity energy production and managing climate change risks. Chevron leverages technologies and processes that aim to meet the world’s growing energy needs while working to protect the environment.

We know management’s commitment to long-term value is paramount to our investors. Acquisitions are one approach to increasing production, reserves, and cash flow. In 2024, Chevron’s transaction with Hess Corporation received approval from Hess’ stockholders and clearance from the Federal Trade Commission. We expect ongoing arbitration proceedings will confirm Hess’ position in the dispute about the Stabroek Joint Operating Agreement, enabling the deal to close in 2025.

In 2024, Chevron completed projects and operational changes designed to abate over 700,000 tonnes of carbon dioxide-equivalent annually from operations. We invested $7.7 billion in lower carbon capex between 2021 and 2024. These projects showcase the innovation of our people – and the lower carbon solutions we’re capable of implementing.

Your Board also regularly visits Chevron locations to meet with employees and learn about operations. In 2024, we visited Angola during the 70th anniversary of Chevron’s partnership there and celebrated first gas on the Sanha Lean Gas Connection project, which is designed to provide new supply to the Angola Liquified Natural Gas facility.

Chevron aims to create superior stockholder value in any business environment and we are delivering. In January, your Board declared a 5% increase in the per-share quarterly dividend, putting the Company on track to make 2025 the 38th consecutive year with an increase in annual per-share dividend payout.

We are proud to focus on providing energy – affordably, reliably, and ever-cleaner – that enables human progress. We view this as a great privilege. On behalf of your Board of Directors, I thank you for your engagement and partnership.

Sincerely,

Dr. Wanda M. Austin

Lead Director

Chevron Corporation 2025 Proxy Statement

cautionary statements relevant to forward-looking information for the purpose of “safe harbor” provisions of the private securities litigation reform act of 1995 and other important legal disclaimers

The statements and images in this Proxy Statement, including without limitation those relating to the action areas of Chevron’s operations, assets, and strategy, are forward-looking statements based on management’s current expectations, estimates and projections and, accordingly, involve risks and uncertainties that could cause actual outcomes and results to vary or differ materially from those expressed or forecasted herein. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires,” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and other factors, many of which are beyond the Company’s control and are difficult to predict. Factors that may cause actual outcomes and results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission under the headings “Risk Factors” and “Cautionary Statements Relevant to Forward-Looking Information for the Purpose of ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995.” The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Standards of measurement and performance made in reference to our environmental, social, governance, and other sustainability metrics may be based on protocols, processes, and assumptions that continue to evolve and are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

proxy statement

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2025 Annual Meeting of Stockholders to be held by live audio webcast (www.virtualshareholdermeeting.com/CVX2025) in lieu of an in-person meeting on Wednesday, May 28, 2025, at 10:00 a.m. CDT and at any postponement or adjournment of the Annual Meeting. Your Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

Following are the items of business to be considered at the Annual Meeting. We are not aware of any other matters expected to be presented for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information–Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chair or the Chair’s designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2025 Annual Meeting” section of the 2024 Proxy Statement.

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record), your bank, broker, or other holder of record is not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker nonvote” for the matters on which the broker does not vote. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan.

Abstentions and broker nonvotes will have no effect on the outcome of Proposals 1 through 3 and 5 through 8. Abstentions and broker nonvotes will have the same effect as a vote “against” Proposal 4. We urge you to promptly provide voting instructions to your broker so that your shares are voted on all of the items, even if you plan to attend the Annual Meeting.

As used in this Proxy Statement, the term “Chevron” and such terms as “the Company,” “the Corporation,” “our,” “we,” “us,” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron – that is, those companies accounted for by the equity method (generally owned 50% or less) or non-equity method investments. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Chevron Corporation 2025 Proxy Statement

proxy statement

items of business

Your Board is asking you to vote on the following actions at the Annual Meeting:

board proposals

Item		Your Board’s recommendation	Rationale

Item 1:	Elect 12 Directors named in this Proxy Statement	Vote for each Director nominee	Your Board believes that each of the 12 nominees possesses qualifications and attributes that are critical for effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

Item 2:	Ratify the appointment of the independent registered public accounting firm	Vote for	Your Board believes that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2025.

Item 3:	Approve, on an advisory basis, Named Executive Officer compensation	Vote for	Your Board believes that our compensation programs support our business model, objectives, and values described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement.

Item 4:	Amend the Company’s Restated Certificate of Incorporation to provide for officer exculpation	Vote for	The Board believes that it is advisable and in the best interests of the Company and its stockholders to extend exculpation protection to officers, thereby limiting the liability of certain officers. In the absence of such protection, individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.

stockholder proposals

Item		Your Board’s recommendation	Rationale

Item 5:	Commission a third-party report on human rights practices	Vote against	Your Board believes Chevron has the right policies and management systems in place to assess and manage implementation of our commitment to respecting human rights, and thus a separate report is both unnecessary and not an effective way to accomplish the purported objective of the proposal.

Item 6:	Report on renewable energy stranded asset risks	Vote against	Your Board believes Chevron has the right policies and management systems in place, and a separate report is not an effective way to achieve the proposal’s objectives.

Item 7:	Remove emissions reduction targets	Vote against	Your Board believes Chevron has the right strategy, policies, and management systems in place, and Chevron will continue to evaluate its targets as global conditions and stockholders’ interests continue to evolve.

Item 8:	Allow holders of 10 percent of our common stock to call special meetings	Vote against	Your Board continues to believe its current By-Laws are in stockholders’ best interests and provide appropriate reasonable limitations on the right to call special meetings.

Chevron Corporation 2025 Proxy Statement

election of directors

(item 1 on the proxy card)

The Board has set a current Board size of 12 Directors. Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director – a circumstance we do not anticipate – the Board by resolution may reduce the number of Directors or choose a substitute nominee. Your Board has determined that each non-employee Director is independent within the meaning of the listing standards of the New York Stock Exchange (“NYSE”) and has no material relationship with Chevron other than as a Director.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s Corporate Governance Guidelines (“Corporate Governance Guidelines”), in an uncontested election, any Director nominated for reelection who receives more AGAINST votes than FOR votes is expected to submit an offer of resignation for consideration by the Board Nominating and Governance Committee (“Governance Committee”). The Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation. The Board intends to nominate for reelection only nominees who agree to offer the resignation contemplated by the Corporate Governance Guidelines.

director qualifications and

nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in the Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	The highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	A commitment to building stockholder value;

•	Business acumen and broad experience and expertise at the policy-making level in one or more of the skills, qualifications, and experience delineated on the next page;

•	The ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	Sufficient time to effectively carry out duties as a Director; and

•	Independence (i.e., at least a majority of the Board must consist of independent Directors, within the meaning of the listing standards of the NYSE.

Chevron Corporation 2025 Proxy Statement

election of directors

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers the skills, experience, and expertise that are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations. These are as follows:

Skills, experience, and expertise	How they relate to Chevron’s business, strategy, and operations	What the Board is looking for

CEO/Senior executive/ Leader of significant operations	Chevron employs approximately 45,000[1] people throughout the world. Chevron’s operations involve complex processes, human capital management, strategic planning, and risk management.	Current or former leadership experience as a CEO, senior executive, or leader of significant business operations at a large organization of similar size, scope, and complexity as Chevron’s business.

Science/Technology/ Engineering/Research/ Academia	Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources and evolving technology risks and opportunities. The highly technical nature of Chevron’s business requires being on the front lines of research and critical technical advancements to maintain a competitive advantage.	Current or former CEO, senior executive, or leader of significant business operations of a science, technology, or engineering company or company with a significant business segment involving technology, including cybersecurity issues. Current or former professor at a leading university in the sciences, technology, or engineering fields.

Government/ Regulatory/Legal/ Public policy	Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.	Former service as an elected official, presidential or gubernatorial appointee, or senior-level employee in the federal or a state government. Senior lawyer at a law firm or in-house or senior executive at a company with extensive interaction with government officials. Service on a commission or initiative with significant regulatory or public policy matters.

Finance/Financial disclosure/Financial accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.	Current or former CEO, CFO, or controller of a public company of similar size, scope, and complexity as Chevron. Current or former partner of a “Big 4” accounting firm and work experience includes public companies of similar size, scope, and complexity as Chevron. Significant work experience in the financial industry. Responsible for the financial affairs of a nonprofit with significant size, scope, or complexity.

Global business/ International affairs	Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures, as well as a broad perspective on global business opportunities.	Current or former CEO or executive responsible for a significant business segment of a company with significant global operations. Elected official in the U.S. Senate or House of Representatives with service on committees involving foreign relations or service as a U.S. ambassador to another country. Presidential appointee or senior-level employee of agency with activities involving foreign relations. Significant experience in dealing with matters involving international affairs.

1	Data as of December 31, 2024

Chevron Corporation 2025 Proxy Statement

election of directors

Skills, experience, and expertise	How they relate to Chevron’s business, strategy, and operations	What the Board is looking for

Environmental	We place the highest priority on the health and safety of our workforce and the protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations, including our focus on lowering the carbon intensity of our operations.	Current or former CEO or head of a significant business segment of a company of comparable size, scope, and complexity as Chevron with exposure to environmental risks. Former administrator of the federal or a state environmental agency. Employed at a senior level by a federal or state environmental agency or served on a federal or state commission or committee with responsibility for environmental issues. Current or former senior-level employee at a nongovernmental organization that focuses on environmental issues. Significant experience in dealing with environmental issues.

Leading business transformation	Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.	Current or former CEO, senior executive, or leader of significant business operations at a large organization that experienced a significant business transformation.

The Governance Committee also considers such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability. This includes service as a public company director and diversity of age, tenure, gender, and race/ethnicity.

In addition, Directors should limit their other board memberships to a number that permits them, given their individual circumstances, to perform all of their Director duties. In December 2024, at the Governance Committee’s recommendation, our Board amended its policy on outside board service set forth in the Corporate Governance Guidelines. The revised policy limits are as follows:

•	A Director should not serve on the board of more than four publicly traded companies;

•

A Director who serves as a board chair or lead director of a publicly traded company should not serve on the boards of more than three publicly traded companies (including the board of the company for which the Director is board chair or lead director); and

•	A Director who serves as CEO of a publicly traded company should not serve on the boards of more than two publicly traded companies (including the company for which the Director is CEO).

All Directors are currently in compliance with the foregoing.

The Governance Committee annually reviews the foregoing attributes, skills, and qualifications required of Directors in the context of the current operating requirements of the Company and the long-term interests of stockholders. When recommending nominees for the Board, the Governance Committee discusses each nominee in the context of the foregoing attributes, skills, qualifications, and time commitments, including the foregoing limits on public company directorships, so that the nominees and Board as a whole meet the requirements and needs of the Company.

For 2025, the Governance Committee reviewed the attributes, skills, and qualifications, as well as the principal occupation, the public and private company and nonprofit board service, and other time commitments, of each Director nominee listed in the “Nominees for Director” section and determined that each Director nominee meets the requirements and needs of the Company.

Chevron Corporation 2025 Proxy Statement

election of directors

board composition

The Board seeks to achieve diversity of age, tenure, gender, and race/ethnicity and recognizes the importance of Board refreshment to enable fresh ideas and perspectives. The following tables and charts pertain to the Board nominees and illustrate the Board’s continued commitment to diversity of backgrounds for its Board composition and leadership.

The following matrix displays the most significant skills and qualifications that each Director nominee possesses, along with individual characteristics. The Governance Committee reviews the composition of the Board as a whole periodically to confirm that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

Chevron Corporation 2025 Proxy Statement

election of directors

Director tenure ranges

Aspects of board diversity

50%	25%	8.4 years	67
are women	are people of color	average tenure (as of May 28, 2025)	average age (as of April 9, 2025)

Refreshed board composition and leadership

Type of change	Date of change	Director	Position

Board composition changes

	May 2023	Ronald D. Sugar	Director

	June 2022	Cynthia J. Warner	Director

	January 2021	Marillyn A. Hewson	Director

	September 2020	Jon M. Huntsman Jr.	Director

	January 2020	Inge G. Thulin	Director

Board and Committee leadership changes

	May 2022	Wanda M. Austin	Lead Director

	May 2022	Ronald D. Sugar	Lead Director

	May 2021	Debra Reed-Klages	Audit Committee Chairperson

	May 2021	Wanda M. Austin	Nominating and Governance Committee Chairperson

	May 2021	Charles W. Moorman	Management Compensation Committee Chairperson

	May 2021	Enrique Hernandez, Jr.	Public Policy and Sustainability Committee Chairperson

	May 2021	Charles W. Moorman	Audit Committee Chairperson

	May 2021	Ronald D. Sugar	Nominating and Governance Committee Chairperson

	May 2021	Enrique Hernandez, Jr.	Management Compensation Committee Chairperson

	May 2021	Wanda M. Austin	Public Policy and Sustainability Committee Chairperson

Chevron Corporation 2025 Proxy Statement

election of directors

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and the Governance Committee has retained director search firms to assist with identifying potential candidates.

•

Stockholders may recommend potential nominees by writing to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006, stating the candidate’s name and qualifications for Board membership.

•

Stockholders may also submit a nomination for Director for inclusion in the Corporation’s proxy statement if done in accordance with the proxy access provisions in Article IV, Section 7 of the By-Laws.

•

In addition, a qualifying stockholder (or stockholders) may nominate Director candidates by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2026 Annual Meeting” section of this Proxy Statement.

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

Chevron Corporation 2025 Proxy Statement

election of directors

nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 12 Directors. Each Director nominee is a current Director and was last elected by stockholders at the 2024 Annual Meeting.

director summary

			Committee assignment(1)
Director	Director since	Principal occupation	Ind(2)	AC(3)	BN&GC(4)	MCC(5)	PP&SC(6)	Other current public company directorships

Wanda M. Austin	2016	Retired President and CEO, The Aerospace Corporation	L		C	M		• Amgen Inc. • Apple Inc.

John B. Frank	2017	Vice Chairman, Brookfield Oaktree Holdings, LLC	•	M				• Daily Journal Corporation • Brookfield Oaktree Holdings, LLC ° Oaktree Specialty Lending Corporation

Alice P. Gast	2012	Retired President and Professor Emeritus of Chemical Engineering, Imperial College London	•		M		M	• None

Enrique Hernandez, Jr.	2008	Executive Chairman, Inter-Con Security Systems, Inc.	•			M	C	• The Macerich Company

Marillyn A. Hewson	2021	Retired Chairman, CEO, and President, Lockheed Martin Corporation	•	M				• Johnson & Johnson

Jon M. Huntsman Jr.	2020	Vice Chairman and President, Strategic Growth, Mastercard Incorporated	•			M	M	• Ford Motor Company

Charles W. Moorman	2012	Former Senior Advisor and CEO, Amtrak and Retired Chairman and CEO, Norfolk Southern Corporation	•		M	C		• Oracle Corporation

Dambisa F. Moyo	2016	Co-Principal, Versaca Investments	•	M				• None

Debra Reed-Klages	2018	Retired Chairman, CEO, and President, Sempra	•	C				• Caterpillar Inc. • Lockheed Martin Corporation

D. James Umpleby III	2018	Chairman and CEO, Caterpillar Inc.	•		M		M	• Caterpillar Inc.
Cynthia J. Warner	2022	Former President and CEO, Renewable Energy Group, Inc.	•				M	• Sempra • Bloom Energy

Michael K. Wirth	2017	Chairman and CEO, Chevron Corporation						• None

(1)	As of April 9, 2025.

(2)	Independent within the meaning of the listing standards of the NYSE. No material relationship exists with Chevron other than as a Director.

(3)	Audit Committee.

(4)	Board Nominating and Governance Committee.

(5)	Management Compensation Committee.

(6)	Public Policy and Sustainability Committee.

L	Lead Director (independent)
C	Committee Chairperson
M	Committee Member

Your Board recommends that you vote FOR each of these Director nominees.

Chevron Corporation 2025 Proxy Statement

election of directors

Wanda M. Austin | 70		Lead Director Since May 2022
Retired President and CEO The Aerospace Corporation	Director Since December 2016	Independent Yes
Board Committees
Board Nominating and Governance (Chairperson); Management Compensation

Current Public Company Directorships • Amgen Inc.; Apple Inc. Prior Public Company Directorships (within past five years)	Other Directorships and Memberships • Horatio Alger Association; National Academy of Engineering; University of Southern California (Life Trustee)
• Virgin Galactic Holdings, Inc.

Professional Experience

MakingSpace Inc., a leadership and STEM consulting firm

•	Co-founder and CEO (since 2017)

University of Southern California, a top-ranked private research university

•	Adjunct Research Professor, Viterbi School’s Department of Industrial and Systems Engineering (since 2007); Interim President (2018–2019)

The Aerospace Corporation (“Aerospace”), a leading architect for the United States national space programs

•	President and CEO (2008–2016); Senior Vice President of National Systems Group (2004–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc. since December 2017. Executive advisor for World 50.

•	Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc. and Apple Inc.

•

Global Business/International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

•

Leading Business Transformation: Numerous awards for leadership and impact as President and CEO of Aerospace, led the technical evaluation and certification of the launch enterprise transition to a commercial business model for national security space missions. As Interim President of the University of Southern California, implemented transformational governance measures to raise the bar at a time of great challenge that involved systemic lapses in the university’s athletics program and in student admissions.

•	Research/Academia: Trustee and Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

•

Science/Technology/Engineering: Ph.D. in industrial and systems engineering from the University of Southern California, M.S. in both systems engineering and mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs, providing deep experience in high-stakes precision engineering projects. Director at Amgen Inc., a biotechnology company, director at Apple, Inc., a technology company, and former director of Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Honorary fellow of the American Institute of Aeronautics and Astronautics. A member of the National Academy of Engineering.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A

“The education session on renewable fuels and products was extremely pertinent to our ongoing aim of meeting today’s growing energy demands, while continuing to advance growth opportunities across both our oil and gas business and our new businesses.”

Chevron Corporation 2025 Proxy Statement

election of directors

John B. Frank | 68		Director
Vice Chairman Brookfield Oaktree Holdings, LLC (formerly Oaktree Capital Group, LLC)	Director Since November 2017	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Daily Journal Corporation; Brookfield Oaktree Holdings, LLC; Oaktree Specialty Lending Corporation

Prior Public Company Directorships (within past five years)

•  Oaktree Acquisition Corporation;
Oaktree Acquisition Corporation II;
Oaktree Acquisition Corporation III
Life Sciences

Other Directorships and Memberships

•  The James Irvine Foundation; XPRIZE Foundation; The John Randolph Haynes and Dora Haynes Foundation

Professional Experience

Oaktree Capital Management (“Oaktree”), a global investment management company

•	Vice Chairman (since 2014); Director (since 2007); Member of the Executive Committee
•	Managing Principal (2005–2014); General Counsel (2001–2005)

Munger, Tolles & Olson LLP, a leading law firm

•	Partner focused on mergers and acquisitions and general corporate counseling

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 20 years of service as a senior executive of Oaktree, a global investment management company, including service as Principal Executive Officer, Vice Chairman, Director, Managing Principal, and General Counsel.

•

Finance: More than 35 years of financial responsibility and experience as a senior executive at Oaktree and as the partner responsible for financial affairs at the law firm of Munger, Tolles & Olson LLP. Deep experience in evaluating companies from investor perspective.

•

Global Business/International Affairs: Senior executive of Oaktree, which conducts business worldwide from more than 20 offices around the globe. Travels around the world to meet with Oaktree’s institutional clients and speak at international investment forums. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree. Served as a Legislative Assistant to the Honorable Robert F. Drinan, member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

•

Leading Business Transformation: Led the transition of Oaktree from a closely held private partnership to a broadly held public company with more than triple the assets under management while negotiating and overseeing the integration of multiple acquisitions and navigating a materially more rigorous regulatory and business environment. Regular exposure, as a senior executive of Oaktree, to the many financial and operational restructurings of companies included within Oaktree’s distressed debt investment portfolios.

•

Legal: Served as General Counsel of Oaktree. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron, and how?	A

“During a recent visit to a drilling site in the Denver-Julesberg Basin in Colorado, we observed the great care and skill our people apply to the challenging task of optimizing production while protecting the environment and deploying the innovative technologies that Chevron has developed to support these shared goals.”

Chevron Corporation 2025 Proxy Statement

election of directors

Alice P. Gast | 66		Director
Retired President and Professor Emeritus of Chemical Engineering Imperial College London	Director Since December 2012	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • None	Other Directorships and Memberships • National Academy of Engineering; Royal Academy of Engineering; Académie des Technologies (France)

Professional Experience

Imperial College London, an internationally top-ranked public research university

•	Professor Emeritus of Chemical Engineering (since 2022)
•	President (2014–2022)

Lehigh University, a top–ranked private research university

•	President Emerita (since 2024)
•	President (2006–2014)

Massachusetts Institute of Technology, a top–ranked private research university

•	Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering (2001–2006)

Stanford University and the Stanford Synchrotron Radiation Laboratory, a top–ranked private research university

•	Professor of Chemical Engineering (1985–2001)

Skills and Experience Supporting Nomination

•

Environmental Affairs: At Imperial College London, oversaw environmental institutes and centers and led the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

•	Finance: Sixteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

•

Global Business/International Affairs: Has lived in the United Kingdom since 2014, gaining enhanced perspective on global energy needs. Served on the Singapore Ministry of Education’s Academic Research Council, Koç University Board of Overseers, and the Technical University Munich Institute for Advanced Study International Advisory Committee. Served as a U.S. science envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia and on the Global Federation of Competitiveness Councils. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia.

•

Government/Regulatory/Public Policy: Served on the U.S. Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Served on the Board of UKRI, the U.K. Research and Innovation funding and policy body.

•

Research/Academia: More than three decades of service in academia and research at leading educational institutions. Deep experience with engineering programs and the capabilities and interests of the incoming talent pipeline.

•

Science/Technology/Engineering: B.S. in chemical engineering from the University of Southern California and an M.A. and a Ph.D. in chemical engineering from Princeton University. Public Service Medal (Friend of Singapore) 2024 National Day Award. Fellow of the National Academy of Engineering, the Royal Academy of Engineering, and the Académie des Technologies (France).

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron, and how?	A

“The Board’s visit to Angola in 2024, which marked Chevron’s 70th year in the country, drove home the impact of our operations on the lives of our employees and the communities in which we operate. Our investments in people, in Angola and elsewhere, has led to the development of a highly skilled workforce, and our reliable production operations have lasting positive impacts in these areas.”

Chevron Corporation 2025 Proxy Statement

election of directors

Enrique Hernandez, Jr. | 69		Director
Executive Chairman Inter-Con Security Systems, Inc.	Director Since December 2008	Independent Yes
Board Committees
Public Policy and Sustainability (Chairperson); Management Compensation

Current Public Company Directorships • The Macerich Company Prior Public Company Directorships (within past five years) • McDonald’s Corporation	Other Directorships and Memberships • Harvard College Visiting Committee; Harvard University Resources Committee; John Randolph Haynes and Dora Haynes Foundation

Professional Experience

Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services

•	Executive Chairman (since 2021)
•	Chairman and CEO (1986–2021); President (1986–2018); Executive Vice President and Assistant General Counsel (1984–1986)

Brobeck, Phleger & Harrison, a leading law firm

•	Litigation Associate (1980–1984)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Director of The Macerich Company and former Chairman of the Board of McDonald’s Corporation.

•

Finance: More than three decades of financial responsibility and experience at Inter-Con. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee Member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company. Former Audit Committee Chair at McDonald’s Corporation.

•

Global Business/International Affairs: Former CEO of a company that conducts business worldwide. Deep experience in providing security for people and assets in high-risk environments globally. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee, Commissioner, and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

•

Leading Business Transformation: Extensive leadership experience transitioning in both media and security industries, having been a founder of Inter-Span Communications, a pioneer in Spanish language broadcast television in the United States, and at Inter-Con, where he evolved traditional physical security practices by creating and utilizing proprietary technology platforms and techniques, transforming the company into a multinational industry leader.

•	Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A	“I found our most recent session on the evolving energy production landscape and challenges to be particularly helpful. We discussed the different advantages and challenges of the range of viable renewable fuels, including the heavy influence of technology, consumer demand, and policy on adoption rates.”

Chevron Corporation 2025 Proxy Statement

election of directors

Marillyn A. Hewson | 71		Director
Retired Chairman, President, and CEO Lockheed Martin Corporation	Director Since January 2021	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Johnson & Johnson Prior Public Company Directorships (within past five years) • Lockheed Martin Corporation

Other Directorships and Memberships

•  Council of Chief Executives; University of Alabama President’s Cabinet and Culverhouse School of Business Board of Visitors; Trilateral Commission; Council on Foreign Relations; Fellow in American Institute of Aeronautics and Astronautics; American Academy of Arts and Sciences; CEO Academy Advisory Board; Fellow in Royal Aeronautical Society; National Academy of Engineering; Catalyst Board of Directors Advisory Committee; Board of Advisors of Air & Space Forces Association’s StellarXplorers Program; Executive Advisor to World 50

Professional Experience

Lockheed Martin Corporation (“Lockheed Martin”), a leading aerospace and advanced technology company

•	Chairman (2014–2021); Executive Chairman (2020–2021); President and CEO (2013–2020)
•	Previously held leadership positions including President, COO, Executive Vice President of Electronic Systems business segment, and President of Systems Integration

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Currently serving as Independent Lead Director (effective April 25, 2024), Chair of the Compensation and Benefits Committee, and Member of the Audit Committee at Johnson & Johnson. Served over seven years as CEO of a Fortune 100 company. Thirty-nine-year career with Lockheed Martin included numerous senior management and executive positions, including Chairman of the Board for seven years.

•

Environmental Affairs: As Chairman, CEO, and President of Lockheed Martin, oversaw initiatives for energy and environmental stewardship, including Go Green, carbon and energy reduction, and water use reduction, and partnered with the U.S. Department of Energy’s Better Plants Program and the U.S. Environmental Protection Agency’s ENERGY STAR Program and Green Power Partnerships.

•

Finance: Former Chairman, President, and CEO of a Fortune 100 company. More than three decades of financial responsibility and experience at Lockheed Martin. Currently serving as an Audit Committee member at Johnson & Johnson.

•

Global Business/International Affairs: Former Chairman, President, and CEO of a Fortune 100 company with extensive international operations. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia and Khalifa University in the United Arab Emirates. Served on the Atlantic Council International Advisory Board from 2014 to 2021. Served on the U.S.-India CEO Forum in 2020, and as co-vice chair of the U.S.-U.A.E. Business Council until 2020. Current and former director of companies with international operations. Recognized with the Atlantic Council Distinguished Business Leadership Award in 2015.

•

Government/Regulatory/Public Policy: At Lockheed Martin, a government contractor, oversaw development and production of military and rotary-wing aircraft, weapon systems, satellites and space systems, and other systems and services for all five branches of the U.S. armed forces, NASA, and intelligence agencies, as well as for governments and military services for international allies and partner countries. Served on the American Workforce Policy Advisory Board. Appointed by the President of the United States to the President’s Export Council. Appointed by the Vice President of the United States to the National Space Council User Advisory Group.

•

Leading Business Transformation: As Chairman and CEO of Lockheed Martin, led large, complex global organization that is in continuing transformation and adaptation, with customers facing technology and geopolitical disruption every day. Led large-scale portfolio rebalancing to shift away from commodity IT support and enter rotary wing business with acquisition of Sikorsky. Led digital transformation in product and internal operations. Honored with Edison Achievement Award for leadership in technology innovation in 2013 and Eisenhower Award for Innovation by Business Council for International Understanding in 2015.

•

Science/Technology/Engineering: Served in a variety of senior management and executive positions at Lockheed Martin, a leading aerospace and advanced technology company, which positions required expertise in engineering and technology. Former director of DuPont and DowDuPont, a global chemical company, and of Carpenter Technology, a specialty steel company, and former Chair of Sandia National Laboratories, one of three National Nuclear Security Administration research and development laboratories in the United States. Former Chair of the Aerospace Industries Association. Fellow of the Royal Aeronautical Society and of the American Institute of Aeronautics and Astronautics. Member of the American Academy of Arts and Sciences and National Academy of Engineering.

Director Insights

Q	Which external Board speaker over the past year did you find particularly interesting, and why?	A	“Ian Bremmer, the president and founder of the Eurasia Group, briefed the Board on the top geopolitical risks that could impact Chevron. Bremmer’s insights have proved highly relevant and helpful as the Board assesses Chevron’s strategy and the associated geopolitical risks.”

Chevron Corporation 2025 Proxy Statement

election of directors

Jon M. Huntsman Jr. | 65		Director
Vice Chairman and President, Strategic Growth Mastercard Incorporated	Director Since September 2020	Independent Yes
Board Committees
Management Compensation; Public Policy and Sustainability

Current Public Company Directorships • Ford Motor Company Prior Public Company Directorships (within past five years) • Mobileye

Other Directorships and Memberships

•  Center for a New American Security; U.S. Department of State’s Foreign Affairs Policy Board; National Committee on U.S.-China Relations; Nuclear Threat Initiative Board; U.S. Defense Policy Board

Professional Experience

Mastercard Incorporated, the second-largest payment-technology corporation worldwide

•	Vice Chairman and President, Strategic Growth (since April 2024)

Ford Motor Company, a multinational automobile manufacturer

•	Vice Chair of Policy (2021–2022); Director (since 2020)

State of Utah

•	Governor (2005–2009)

U.S. Federal Government

•	U.S. Ambassador to Russia (2017–2019); U.S. Ambassador to China (2009–2011); U.S. Trade Ambassador (2001–2003); U.S. Ambassador to Singapore (1992–1993)

Atlantic Council, a nonprofit that promotes leadership and engagement in international affairs

•	Chairman (2014–2017)

Huntsman Cancer Foundation, a nonprofit that supports initiatives at the University of Utah

•	Chairman (2012–2017)

Skills and Experience Supporting Nomination

•	Business Leadership/Operations: Served eight years as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation.

•

Environmental Affairs: As Governor of Utah, oversaw environmental policy, including signing the Western Climate Initiative, by which Utah joined with other U.S. state governments to pursue targets for reduced greenhouse gas emissions. Significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation. Sustainability and Innovation Committee member at Ford Motor Company.

•	Finance: Former executive officer of Huntsman Corporation and Huntsman Holdings Corporation.

•

Global Business/International Affairs: Served in the administrations of five U.S. presidents. Member of the Defense Policy Board at the U.S. Department of Defense. Former U.S. Ambassador to Russia. Former Chairman of the Atlantic Council. Former Trustee of the National Committee on U.S.-China Relations and of the Carnegie Endowment for International Peace. Former U.S. Ambassador to China. Former U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia. Founding director of the Pacific Council on International Policy. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the Defense Policy Board at the U.S. Department of Defense. Former two-term Governor of Utah. Former Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Former Co-Chair of No-Labels, a nonprofit organization that works across political party lines to reduce gridlock and create policy solutions. Advisor to Ford Motor Company’s President and CEO, and former Vice Chair on policy choices.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron, and how?	A	“Following our acquisition of Noble Energy, we were able to visit the Leviathan offshore oil field in the Eastern Mediterranean Sea shortly after “first gas” was achieved. It was a strong tutorial in offshore operations, regional security, and highly sensitive supply arrangements in a volatile market.”

Chevron Corporation 2025 Proxy Statement

election of directors

Charles W. Moorman | 73		Director
Former Senior Advisor and CEO Amtrak Retired Chairman and CEO Norfolk Southern Corporation	Director Since May 2012	Independent Yes
Board Committees
Management Compensation (Chairperson); Board Nominating and Governance

Current Public Company Directorships • Oracle Corporation Prior Public Company Directorships (within past five years) • Duke Energy Corporation

Other Directorships and Memberships

•  Focused Ultrasound Foundation; National Academy of Engineering; Rand Logistics, Inc.; Chairman of the Board of the Railroaders Memorial Museum of Altoona, Pennsylvania; President of the Board of the East Broad Top Foundation

Professional Experience

Amtrak, a passenger rail provider

•	Senior Advisor (2018–2023)
•	Co-CEO (2017); President and CEO (2016–2017)

Norfolk Southern Corporation (“Norfolk Southern”), a freight and transportation company

•	Chairman (2006–2015); CEO (2004–2015); President (2004–2013); Senior Vice President of Corporate Planning and Services (2003–2004); Senior Vice President of Corporate Services (2003)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served more than a decade as CEO of Norfolk Southern. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations. Former senior advisor and CEO of Amtrak.

•

Environmental Affairs: At Norfolk Southern, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

•	Finance: Former Chairman and CEO of a Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern.

•	Government/Regulatory/Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

•

Leading Business Transformation: As Chairman and CEO of Norfolk Southern, led strategic transformation to adapt to critical developments in intermodal transportation, namely, the advent of new providers of package delivery services, and a shift to East Coast as hub for seaborn deliveries (as a result of widening the Panama Canal). As Chief Executive of Amtrak, charged with transforming leadership and service model to support long-term sustainability and success of the company.

•

Science/Technology/Engineering: B.S. in civil engineering from the Georgia Institute of Technology. Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains tracks and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A	“I find the sessions on the many ways Chevron uses various technologies, such as robotics, to help keep workers safe while also improving efficiency particularly impressive.”

Chevron Corporation 2025 Proxy Statement

election of directors

Dambisa F. Moyo | 56		Director
Co-Principal Versaca Investments	Director Since October 2016	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • 3M Company

Other Directorships and Memberships

•  Condé Nast; Linklaters’ International Advisory Group; National Geographic Society Board of Trustees; member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge

Professional Experience

Versaca Investments, a family office focused on growth investing globally

•	Co-Founder and Co-Principal (since 2021)

Mildstorm LLC, a financial and economics firm

•	CEO (2015–2021)

Goldman Sachs, a multinational investment bank and financial services company

•	Economist (2001–2008)

World Bank, an international financial institution

•	Consultant (1993–1995)

Skills and Experience Supporting Nomination

•	Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

•

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from American University. Former Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

•

Global Business/International Affairs: Born and raised in Zambia, which enhances perspective on global resource challenges. Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge since 2022. Ten years of experience in the highly regulated banking and financial services industry. Master’s in Public Administration from John F. Kennedy School of Government, Harvard University.

•	Research/Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance related publications.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron, and how?	A

“The Board’s visit to Chevron’s Angolan facilities provided Directors with a deeper understanding of what Chevron has accomplished during our 70 years in the country and how Chevron has constructively worked with the Angolan government. The visit further underscored how our operations and assets in Angola fit within Chevron’s broader portfolio and advance our Company’s strategic goals.”

Chevron Corporation 2025 Proxy Statement

election of directors

Debra Reed-Klages | 68		Director
Retired Chairman, CEO and President Sempra	Director Since December 2018	Independent Yes
Board Committees
Audit (Chairperson and audit committee financial expert)

Current Public Company Directorships • Caterpillar Inc.; Lockheed Martin Corporation Prior Public Company Directorships (within past five years) • None	Other Directorships and Memberships • None

Professional Experience

Sempra, an energy services holding company

•	Chairman (2012–2018); CEO (2011–2018) and President (2017–2018); Executive Vice President (2010–2011)

San Diego Gas & Electric and Southern California Gas Co., Sempra’s regulated California utilities

•	President and CEO (2006–2010)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

•

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use and improving the quality and efficiency of operations, infrastructure development, and access to energy, human health, and environmental safety.

•

Finance: Former Chairman and CEO of a Fortune 500 company. More than a decade of financial responsibility and experience at Sempra or its subsidiaries. Former CFO of San Diego Gas & Electric and Southern California Gas Co. Previously served as an Audit Committee member at Lockheed Martin.

•

Global Business/International Affairs: Former Chairman and CEO of a Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

•

Leading Business Transformation: As Chairman and CEO of Sempra, led transformation of San Diego Gas & Electric from all fossil fuel generation to becoming one of the utilities with the highest percentage of renewables in its portfolio. Also led creation of the second largest energy company in Mexico to facilitate Mexico’s transition to renewable energy, including development of infrastructure in Mexico to support that transition.

•

Science/Technology/Engineering: B.S. in civil engineering from the University of Southern California and former member of the Board of Councilors at the University of Southern California’s Viterbi School of Engineering. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A

“I participated in an information technology training and cybersecurity exercise which highlighted the magnitude of the risks faced by companies today. It’s clear that it is critical to not only have appropriate systems protections in place to manage risks, but also for organizations to understand the potential impacts on the business and to have processes in place to quickly respond to and recover from an incident.”

Chevron Corporation 2025 Proxy Statement

election of directors

D. James Umpleby III | 67		Director
Chairman and CEO Caterpillar Inc.	Director Since March 2018	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships • Caterpillar Inc. Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•  Business Roundtable; The Business Council; National Petroleum Council; Peterson Institute for International Economics; Rose-Hulman Institute of Technology; U.S.-China Business Council; U.S.-India Strategic Partnership Forum

Professional Experience

Caterpillar Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel, and natural gas engines, industrial gas turbines, and diesel-electric locomotives

•	Chairman (since 2018); CEO (since 2017)
•	Group President of the Energy & Transportation business segment (2013–2016)
•	Vice President (2010–2013)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of a Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

•

Environmental Affairs: As Chairman and CEO of Caterpillar, oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former Director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

•	Finance: Chairman and CEO of a Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar.

•

Global Business/International Affairs: Chairman and CEO of a Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

•

Leading Business Transformation: As Chairman and CEO of Caterpillar, developed a new strategy for long-term profitable growth. Leads a global team that is implementing the strategy focused on operational excellence, expanded offerings, sustainability, and services. Accelerated expansion of commercial offerings to provide additional customer value, growing total sales and revenue over 68% since becoming CEO in 2017. In alignment with the strategy, drove enterprisewide improvement of operational performance with deployment of the Caterpillar Operating & Execution Model across the company to prioritize resource allocation for long-term profitable growth. In 2024, Caterpillar achieved record full-year adjusted profit per share, which has increased more than sixfold during his tenure as CEO.

•

Science/Technology/Engineering: B.S. in mechanical engineering from the Rose-Hulman Institute of Technology. Served in a variety of senior management and executive positions at Caterpillar, requiring expertise in engineering and technology.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron, and how?	A

“I saw firsthand the positive impact Chevron has on the communities in which we operate while visiting our facilities in Angola. I appreciated seeing Chevron’s positive impact on the nation’s economic growth and learning more about the employment opportunities being created for local Angolans, including employment and training opportunities with Chevron.”

Chevron Corporation 2025 Proxy Statement

election of directors

Cynthia J. Warner | 66		Director
Former President and CEO Renewable Energy Group, Inc.	Director Since June 2022	Independent Yes
Board Committees
Public Policy and Sustainability

Current Public Company Directorships • Sempra; Bloom Energy Prior Public Company Directorships (within past five years) • Renewable Energy Group, Inc.; IDEX Corporation

Other Directorships and Memberships

•  Member of the National Petroleum Council; Board of Trust of Vanderbilt University and Board of Visitors of the Vanderbilt University School of Engineering; Executive Committee of the Board of Advisors of Columbia University Center on Global Energy Policy; Board of Trustees of the University of the Incarnate Word

Professional Experience

GVP Climate, a venture capital firm that focuses on early-stage clean technology

•	Senior Operating Partner (since 2023)

Renewable Energy Group, Inc. (“Renewable Energy Group”), a global producer and supplier of bio-based diesel

•	President, CEO, and Director (2019–2022)

Andeavor (formerly Tesoro Corporation), an integrated marketing, logistics, and refining company

•	Executive Vice President, Operations (2016–2018); Executive Vice President, Strategy and Business Development (2014–2016)

Sapphire Energy, a biofuels company

•	Chairman and CEO (2012–2014); Chairman and President (2009–2011)

BP (British Petroleum), a multinational oil and gas company

•	Group Vice President of Global Refining (2007–2009); Group Vice President of Health, Safety, Security, Environmental and Technology (2005–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 40 years of business leadership experience in the traditional and renewable energy sectors, holding key roles in technology development, operations, business development, strategy, environment, health, and safety. Named a Fortune 2020 Businessperson of the Year.

•

Environmental Affairs: More than 45 years of experience in the traditional and renewable energy sectors with an extensive background in refining and its health, safety, security, and environmental operations and efforts. Led the groundbreaking cooperative effort with the U.S. Environmental Protection Agency to shape a framework for clean air improvements, to which the entire U.S. refining industry eventually signed on. Senior Operating Partner at GVP Climate, a venture capital firm seeking to invest in early-stage firms with technologies that will help to foster a transition to a lower carbon system.

•	Finance: More than a decade of financial responsibility and experience at Sapphire Energy, Andeavor/Marathon, and Renewable Energy Group.

•

Global Business/International Affairs: Former CEO of an international company that produces and supplies renewable fuels like biodiesel and renewable diesel, renewable chemicals, and other products. Current and former director of companies with international operations. Worked and resided internationally for over 10 years, including having responsibility for operations of refineries and pipeline systems in five continents.

•

Leading Business Transformation: Developed and executed a strategy to grow Renewable Energy Group’s value delivery by over three times in three years; spearheaded significant growth at Andeavor, including acquisition of Western Refining and purchase and conversion of the Dickinson refinery to a renewable diesel plant; oversaw implementation of a multifaceted operations management system for BP’s entire refining system; led award-winning effort to improve union/management relationships at the Amoco Texas City refinery.

•

Science/Technology/Engineering: B.S. in chemical engineering from Vanderbilt University. Served as process development engineer and internal process technology consultant at Amoco Oil Company for over a decade. As CEO of Sapphire Energy, oversaw development of technology to produce oil from algae, successfully building and placing into operation one of the largest algae farms in the world. Currently serving as a member of the Vanderbilt University School of Engineering Academy of Distinguished Alumni.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A

“The Board meets with executive management in ‘lookback’ sessions on a range of topics, including major capital projects and M&A. Everybody welcomes these highly valuable sessions as an opportunity to engage in ongoing business improvement by solidifying lessons learned – both in terms of what is working well and what can be done better.”

Chevron Corporation 2025 Proxy Statement

election of directors

Michael K. (Mike) Wirth | 64		Chairman Since February 2018
Chairman and CEO Chevron Corporation	Director Since February 2017	Independent No
Board Committees
None

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•  Member of the Board of Directors of American Petroleum Institute, Catalyst, and the National Football Foundation; member of the National Petroleum Council, the Business Roundtable, the World Economic Forum International Business Council, the American Heart Association CEO Roundtable, The Business Council, and the American Society of Corporate Executives

Professional Experience

Chevron

•	Chairman and CEO (since 2018)
•

Vice Chairman of the Board (2017–2018); Executive Vice President of Midstream & Development (2016–2018); Executive Vice President of Downstream & Chemicals (2006–2015); President of Global Supply and Trading (2003–2006)

•	Joined Chevron as a design engineer in 1982

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

•

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

•	Finance: CEO of a Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

•

Global Business/International Affairs: Chairman and CEO of a Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

•

Government/Regulatory/Public Policy: More than three decades of experience in a highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

•

Leading Business Transformation: From 2010 to 2012, led the major turnaround of Chevron’s global Downstream & Chemicals business, including significant portfolio rationalization, new supply chain processes, manufacturing improvements, and comprehensive organizational restructuring. Cost savings, margin growth, and execution improvement drove a significant shift in relative competitive performance on safety, reliability, and profitability. In 2019 and 2020, led transformation of Chevron Corporation, including the largest corporate restructuring in more than two decades. Approach was comprehensive and addressed strategy, portfolio business model, culture, and efficiency. Completed a major acquisition at the same time.

•

Science/Technology/Engineering: B.S. in chemical engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

Director Insights

Q	Which external presenter to the Board over the past year did you find particularly interesting?	A

“We spent valuable time with Michael Cembalest of J.P. Morgan Asset & Wealth Management, engaging in a comprehensive discussion of the intersections between global energy markets, geopolitics, and macroeconomics. His data-driven approach, depth of knowledge, and clear articulation of emerging trends provided provocative insight and perspective to help the Board test and challenge strategic alternatives.”

Chevron Corporation 2025 Proxy Statement

election of directors

director orientation and education

Chevron’s Board maintains a new Director orientation program that is preferably completed during a new Director’s first year of Board service. The orientation program has three main components: (1) written materials detailing information about Chevron, such as Chevron’s governing documents, recent U.S. Securities and Exchange Commission (“SEC”) filings, and press releases; (2) a series of meetings with Chevron’s senior executive officers; and (3) Chevron facility/site visits to experience Chevron’s operations in person (visits include a Downstream facility, typically a refinery, and an upstream operation). Beyond orientation, Directors regularly visit Chevron work locations to meet with employees and learn about particular operations. Directors are provided with a list of continuing director education opportunities, and all Directors are encouraged to periodically attend director continuing education programs offered by various organizations. Chevron also provides two optional in-house director education sessions each year, on topics in which Directors have expressed interest. In addition, Directors benefit from access to various governance and directorship organizations and publications to which Chevron subscribes. Directors also receive a weekly digest of news articles related to Chevron and ongoing education through Board briefings and presentations on various topics at Board and Committee meetings, which regularly include outside speakers.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections.

If the number of Director nominees exceeds the number of Directors to be elected — a circumstance we do not anticipate — the Directors shall be elected by a plurality of the votes cast at the Annual Meeting, or any adjournment or postponement thereof.

your board’s recommendation

Your Board recommends that you vote FOR each of the 12 Director nominees named in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

director compensation

objectives

Compensation for our non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through Director ownership of Chevron common stock.

overview

Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended, and Plan Rules, as amended (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the non-employee Director is elected through the day immediately preceding the next Annual Meeting.

Our non-employee Director compensation program consists primarily of a cash component and an equity component. Non-employee Directors do not receive fees for attending Board or Committee meetings, nor do they receive fees for meeting with stockholders. We do not provide non-equity incentive awards, nor do we provide a retirement plan for non-employee Directors.

Our Chief Executive Officer is not paid additional compensation for service as a Director.

cash retainer

Non-employee Directors receive total annual compensation of $390,000 per non-employee Director, with approximately 40%, or $155,000, paid in cash and approximately 60%, or $235,000, paid in restricted stock units (“RSUs”). In line with historical practice, an additional cash retainer, in the amounts described herein, was paid to the independent Lead Director and each Committee Chairperson.

Each cash retainer is paid in monthly installments beginning with the date the non-employee Director is elected to the Board. Under the NED Plan, non-employee Directors can elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the non-employee Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan II, including a Chevron Stock Fund. None of the earnings under the NED Plan are above market or preferential. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Stock Fund, which are distributed in shares of Chevron common stock.

equity compensation

RSUs are granted on the date of the Annual Meeting at which the non-employee Director is elected. If a non-employee Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the non-employee Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the non-employee Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant, at which time they vest.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, and Director. In 2024, for active employees and non-employee Directors, we matched contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

Chevron Corporation 2025 Proxy Statement

director compensation

governance

The Governance Committee evaluates and recommends to the Board the compensation for non-employee Directors, and the Board approves the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

independent compensation consultant

In 2024, the Governance Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist the Governance Committee with its periodic review of our non-employee Director compensation program relative to Chevron’s 2024 Oil Industry Peer Group and 2024 Non-Oil Industry Peer Group (excluding BP and Shell for the 2024 Oil Industry Peer Group), as identified in “Use of Peer Groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Following its review of the non-employee Director compensation program and based upon the market data provided from the Pearl Meyer review, the Governance Committee recommended, and the non-employee Directors of the Board agreed, that no changes should be made to Director compensation in 2025.

Pearl Meyer and its lead consultant report directly to the Governance Committee under the terms of its engagement, but they may work cooperatively with management to develop analyses and proposals when requested to do so by the Governance Committee. Pearl Meyer does not provide any services to the Company other than as described herein.

director stock ownership guidelines

Under the Corporate Governance Guidelines, each non-employee Director is expected, within five years of when the Director first becomes subject to the guidelines, to own shares of Chevron common stock that have a value equal to seven times their annual cash retainer, or 15,000 shares, for serving as a Director. Shares may be owned directly by the individual, owned jointly with, or separately by, the Director’s spouse, or held in trust for the benefit of the Director, the Director’s spouse, or the Director’s children. All non-employee Directors with more than five years of service have met our stock ownership guidelines, and all non-employee Directors with less than five years of service have met or are on target to meet our stock ownership guidelines within the expected time.

Chevron Corporation 2025 Proxy Statement

director compensation

2024 non-employee director compensation

The 2024 non-employee Directors’ annual compensation, and the additional annual cash retainer for the independent Lead Director and each Board Committee Chairperson, are described below.

Position	Cash retainer	RSUs

Non-Employee Director	$155,000	$235,000

Independent Lead Director	$50,000	—

Audit Committee Chairperson	$30,000	—

Board Nominating and Governance Committee Chairperson	$20,000	—

Management Compensation Committee Chairperson	$25,000	—

Public Policy and Sustainability Committee Chairperson	$20,000	—

compensation during the fiscal year ended december 31, 2024

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2024.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)(2)	Total ($)

Wanda M. Austin	$225,000(3)(4)	$235,000	$194,572	$654,572

John B. Frank	$155,000(5)	$235,000	$10,000	$400,000

Alice P. Gast	$155,000	$235,000	$179,961	$569,961

Enrique Hernandez, Jr.	$175,000(3)	$235,000	$188,848	$598,848

Marillyn A. Hewson	$155,000(5)	$235,000	$10,000	$400,000

Jon M. Huntsman Jr.	$155,000	$235,000	—	$390,000

Charles W. Moorman	$180,000(3)(5)	$235,000	$10,000	$425,000

Dambisa F. Moyo	$155,000	$235,000	$67,604	$457,604

Debra Reed-Klages	$185,000(3)	$235,000	$179,094	$599,094

D. James Umpleby III	$155,000(5)	$235,000	$189,002	$579,002

Cynthia J. Warner	$155,000(5)	$235,000	$189,380	$579,380

Footnotes are on the following pages 26 and 27.

Chevron Corporation 2025 Proxy Statement

director compensation

(1)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2024 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $159.04 per unit, the closing price of Chevron common stock on May 28, 2024. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value, and vest on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2024, the following non-employee Directors had the following number of shares subject to outstanding stock awards, deferrals, or stock options:

Name	RSUs(a)	Stock units from Director’s deferral of cash retainer(b)	Stock options(c)	Total

Wanda M. Austin	1,510	—	—	1,510

John B. Frank	16,389	—	14,413	30,802

Alice P. Gast	25,542	—	—	25,542

Enrique Hernandez, Jr.	30,149	1,612	—	31,761

Marillyn A. Hewson	8,325	4,406	—	12,731

Jon M. Huntsman Jr.	1,510	—	—	1,510

Charles W. Moorman	33,098	18,014	28,809	79,921

Dambisa F. Moyo	5,440	—	—	5,440

Debra Reed-Klages	13,630	1,295	—	14,925

D. James Umpleby III	1,510	—	—	1,510

Cynthia J. Warner	4,552	242	—	4,794

(a)

Represents awards of RSUs and dividend equivalents rounded to whole units. Awards of deferred RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. RSUs not deferred are settled in shares upon vesting on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(c)

Represents nonstatutory/nonqualified stock options awarded under the NED Plan prior to December 31, 2021. Effective December 31, 2021, non-employee Directors may no longer elect to receive stock options in lieu of their cash retainer. Any outstanding stock options previously granted remain outstanding under the terms of the original grant until the options are exercised or expire.

The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant. Non-employee Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options. Stock options do not accrue dividends or dividend equivalents.

Chevron Corporation 2025 Proxy Statement

director compensation

(2)	All Other Compensation for 2024 includes the following items:

Name	Perquisites(a)	Charitable(b)

Wanda M. Austin	$184,572	$10,000

John B. Frank	—	$10,000

Alice P. Gast	$179,961	—

Enrique Hernandez, Jr.	$178,848	$10,000

Marillyn A. Hewson	—	$10,000

Jon M. Huntsman Jr.	—	—

Charles W. Moorman	—	$10,000

Dambisa F. Moyo	$ 67,604	—

Debra Reed-Klages	$179,094	—

D. James Umpleby III	$179,002	$10,000

Cynthia J. Warner	$179,380	$10,000

(a)

Reflects perquisites and personal benefits received by a Director in 2024 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. The Company treats certain perquisites and personal benefits as compensation that is not deductible by us. The aggregate, tax-effected impact to Chevron of such non-deductible gifts to Directors was $24,992 in 2024.

Generally, every two years, the Board travels to an international Chevron location of operation to gain additional insight into Chevron’s operations in such location and to meet with local and expatriate Chevron management and personnel, as well as local, state, and national officials. Directors’ spouses are invited to join the Board and officers on the international Board trip, including any related excursions and events, to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and with local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron. For Drs. Austin, Gast and Moyo, Mses. Reed-Klages and Warner, and Messrs. Hernandez and Umpleby, amounts reported include the actual aggregate incremental cost incurred in connection with the Directors’ family members’ attendance at the Board of Directors’ September 2024 trip to Angola, Zambia, and Zimbabwe, including for meals, tours, and other activities for the family member. In addition, the amounts reflect costs incurred for all participants on the Angola, Zambia and Zimbabwe Board trip for advance planning and coordination of certain excursions and events ($18,618 per attendee), travel on corporate and charter aircraft to a non-company location ($4,092 for Dr. Moyo and $17,091 for each other attendee), lodging (with the exception of Dr. Moyo), meals, security detail, medical personnel and other expenses, including vendor fees, associated with such travel. Except for the use of corporate aircraft, for which incremental cost was calculated in the manner described in the “Summary Compensation Table” under footnote (6)(e), the amounts presented reflect the actual aggregate incremental cost to Chevron, which is generally allocated among the officers, Directors and family members in attendance. The amounts allocated for attendance by family members are then attributed to the related officer or Director.

For each Director, amounts include a customary holiday gift, as well as expenses deemed perquisites incurred in connection with events and meetings, including the Board of Directors’ July 2024 meeting in California.

(b)

Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the non-employee Directors in 2024.

(3)	Amount includes the additional retainer paid for serving as a Board Committee Chairperson during 2024.

(4)	Amount includes the additional cash retainer paid for serving as Lead Director during 2024.

(5)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2024.

Chevron Corporation 2025 Proxy Statement

corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

role of the board of directors

The Board oversees and provides guidance for Chevron’s business and affairs and oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. The Board also oversees management and the succession of key executives.

corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	Role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	Election of Directors

•	Other board memberships

•	Director retirement policy

•	Number and composition of Board Committees

•	Board leadership and Lead Director

•	Executive sessions
•	Business Conduct and Ethics Code

•	Confidentiality

•	Succession planning

•	Board compensation

•	Board access to management and other employees

•	Director orientation and education

•	Evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Access to outside advisors

•	Board agenda and meetings

Chevron Corporation 2025 Proxy Statement

corporate governance

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 42 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead Board discussions. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. The independent Directors believe it is clear that Mr. Wirth reports to and is accountable to the independent Directors, given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions among the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company employees, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to provide independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each regular Board meeting, during which they discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Austin. The Board routinely reviews the Lead Director’s responsibilities to confirm that these responsibilities enhance her independent oversight of the CEO and management and the flow of information and interactions among the Board, management, and other Company personnel. Annually the Lead Director leads the independent Directors’ review of candidates for all senior management positions. This succession planning process includes planning for both ordinary course succession, in the event of planned promotions and retirements, and planning for situations in which the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their positions.

The Lead Director and the Chairman collaborate closely on Board meeting schedules, agendas, and information provided to the Board. The schedules, agendas, and information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

corporate governance

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•	Chair all meetings of the Board in the Chairman’s absence;

•	Chair the executive sessions;

•	Lead non-employee Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

•	Oversee the process for CEO succession planning;

•	Lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•	Lead the individual Director evaluation process;

•	Serve as liaison between the Chairman and the independent Directors;

•	Consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•	Be available to advise the Committee Chairpersons in fulfilling their designated roles and responsibilities;

•	Participate in the interview process for prospective directors with the Governance Committee;

•	Call meetings of the independent Directors and special meetings of the Board; and

•	Be available as appropriate for consultation and direct communication with major stockholders.

Also, as discussed in more detail in the “Year-Round Stockholder Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those who are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role. Dr. Austin has participated in engagements with our largest stockholders on multiple occasions over the past six years.

director independence

Your Board has determined that each Director who served in 2024 (Drs. Austin and Gast; Mses. Hewson, Moyo, Reed-Klages, and Warner; and Messrs. Frank, Hernandez, Huntsman, Moorman, and Umpleby), except for Mr. Wirth, is independent within the meaning of the listing standards of the NYSE and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the listing standards of the NYSE. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•

A director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•

An employee of another entity if business transactions in the most recent fiscal year between Chevron and that entity do not exceed $250,000 or 0.5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•

A director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2% of that entity’s gross revenues for that year, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

A relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2% of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Chevron Corporation 2025 Proxy Statement

corporate governance

board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy and Sustainability. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the listing standards of the NYSE. Each independent Director, including each member of the Management Compensation Committee, is a “non-employee” director under the SEC rules related to Section 16 reporting. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined within the listing standards of the NYSE and the Exchange Act and related rules.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairpersons facilitate rotation of Committee Chairpersons while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

board and committee meetings and attendance

In 2024, your Board held six regular Board meetings, with each regular meeting including an executive session of independent Directors led by our independent Lead Director. In addition, 25 Committee meetings were held in 2024, which included nine Audit Committee, five Governance Committee, four Management Compensation Committee, and four Public Policy and Sustainability Committee meetings, two joint meetings of the Governance and the Public Policy and Sustainability Committees, and one joint meeting of the Audit and the Public Policy and Sustainability Committees. All Directors attended at least 93% of their Board and Committee meetings in 2024. Chevron’s policy regarding Director attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors attended the 2024 Annual Meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous and comprehensive self-evaluation of the Board, Board Committees, and individual Directors to assess effectiveness and identify specific areas for improvement. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process, which includes the following:

•

Each Director completes a performance evaluation providing detailed and anonymous input and identifying specific areas for improvement regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors.

•

For a more rigorous evaluation of individual Director performance, each Director completes a separate performance evaluation of each independent Director and submits the evaluations to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into an individualized report on each independent Director, which are sent to the Lead Director for consideration and action as appropriate (the Chairperson of the Audit Committee receives the report on the Lead Director).

•

The Lead Director meets individually with each independent Director to review the report prepared by outside counsel and provides feedback (the Chairperson of the Audit Committee meets with the Lead Director to review the report on the Lead Director). The Lead Director also uses these meetings to obtain further insight into matters relating to the Board and Board Committee evaluations.

•

The Governance Committee reviews the results and feedback from the Board and Board Committee evaluation process and makes recommendations to the Board for improvements, as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness and to identify opportunities to strengthen the Board.

Chevron Corporation 2025 Proxy Statement

corporate governance

audit committee summary

Purpose: The Audit Committee assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes.

Debra Reed-Klages (Chairperson)	John B. Frank	Marillyn A. Hewson	Dambisa F. Moyo

Independence: Each member is
independent within the meaning of the
listing standards of the NYSE and SEC rules.

Financial expert: Each member is
“financially literate” and an “audit committee
financial expert,” as such terms are defined
within the listing standards of the NYSE and
the Exchange Act and related rules.

committee charter:

www.chevron.com/investors/corporate-governance/audit-committee committee meetings held in 2024: 10

(which includes one joint meeting with the Public Policy and Sustainability Committee)

committee functions:

•	Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•	Reviews reports of the independent registered public accounting firm and internal auditors

•	Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•	Monitors the effectiveness of the audit process and financial reporting

•	Monitors the effectiveness of the internal audit function

•	Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•	Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, financial risk exposures related to cybersecurity, and sustainability and climate change risks, and Chevron’s Operational Excellence audit and assurance process

•	Evaluates the effectiveness of the Audit Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements; financial risk exposures (including tax) as part of Chevron’s broad enterprise management program; Chevron’s Operational Excellence (“OE”) audit and assurance process; the qualifications, performance, and independence of the independent auditor; the effectiveness of internal controls over financial reporting; Chevron’s compliance with legal and regulatory requirements; and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•	Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•	Discusses Chevron’s policies with respect to financial risk assessment and financial risk management, including, but not limited to, cybersecurity risks and sustainability and climate change risks

•	Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding the implementation and effectiveness of compliance policies and procedures and internal controls, as well as allegations of serious misconduct and violations of law, regulation, or Chevron’s Business Conduct and Ethics Code

•	Meets with Chevron’s Chief Information Officer and Chief Information Security Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•	Meets with Chevron’s General Manager – OE Audit, Risk Management, and Assurance and Vice-President – Health, Safety and Environment at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•	Meets with Chevron’s General Counsel to review significant litigation matters

•	Meets with Chevron’s General Tax Counsel to review significant tax matters

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2025 Proxy Statement

corporate governance

board nominating and governance committee summary

Purpose: The Board Nominating and Governance Committee is responsible for recommending to the Board qualified Director candidates for consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s governance practices and policies.

Wanda M. Austin (Chairperson)	Alice P. Gast	Charles W. Moorman	D. James Umpleby III	Independence: Each member is independent within the meaning of the listing standards of the NYSE.

committee charter:

www.chevron.com/investors/corporate-governance/board-nominating-governance committee meetings held in 2024: 7

(which includes two joint meetings with the Public Policy and Sustainability Committee)

committee functions:

•	Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•	Assesses the size and composition of the Board to evaluate the skills, experience, time commitments, and contributions that are currently represented, as well as the skills and characteristics that the Board may find valuable in the future, including, but not limited to, diversity, business leadership, finance, policy, and environmental and climate change experience

•	Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•	Recommends prospective Director nominees, including candidates recommended by stockholders

•	Oversees the orientation process for new Directors and ongoing education for Directors

•	Reviews and approves non-employee Director compensation

•	Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board- adopted governance provisions

•	Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•	Reviews stockholder proposals and recommends (in conjunction with the Public Policy and Sustainability Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•	Evaluates the effectiveness of the Governance Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•	Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•	Discusses risk management in the context of general governance matters, including topics such as Board succession planning to confirm that desired skills and attributes are represented, including, but not limited to, diversity, business leadership, finance, policy, and environmental and climate change experience; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•	In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2025 Proxy Statement

corporate governance

management compensation committee summary

Purpose: The Management Compensation Committee assists the Board in overseeing the Company’s executive compensation strategy and governance, compensation philosophy, policies, design, and administration to allow for executive attraction, retention, diversity, and alignment with stockholder interests.

Charles W. Moorman (Chairperson)	Wanda M. Austin	Enrique Hernandez, Jr.	Jon M. Huntsman Jr.	Independence: Each member is independent within the meaning of the listing standards of the NYSE.

committee charter:

www.chevron.com/investors/corporate-governance/management-compensation committee meetings held in 2024: 4

committee functions:

•	Conducts an annual review of the CEO’s performance

•	Reviews and recommends to the independent Directors salary and the short-term and long-term incentive compensation for the CEO

•	Evaluates performance for executive officers, other than the CEO, and other senior leaders under their purview

•	Reviews and approves salaries and short-term and long-term incentive compensation for executive officers other than the CEO, with ratification by the Independent Directors

•	Reviews the annual Compensation Discussion and Analysis (“CD&A”) and recommends to the Board to include in the Proxy Statement

•	Oversees the design and administration of Chevron’s executive compensation programs, policies, and benefit plans
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity, and reviews and discusses indicators for workforce sentiment

•	Reviews and approves an executive compensation philosophy that aligns with Chevron’s strategy and stockholder interests, including those related to sustainability and climate change risks and opportunities

•	Reviews peer group(s) used to evaluate or benchmark executive compensation levels, program design and practices, and relative performance

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•	Evaluates the effectiveness of the Management Compensation Committee committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation policies and practices

•	Reviews the design and goals of Chevron’s compensation policies and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities

•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity, and reviews and discusses indicators for workforce sentiment

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2025 Proxy Statement

corporate governance

public policy and sustainability committee summary

Purpose: The Public Policy and Sustainability Committee assists the Board in overseeing environmental, social, human rights, political, and public policy matters relevant to Chevron’s activities and performance and in effectively responding to stockholder concerns related to these key topics.

Enrique Hernandez, Jr. (Chairperson)	Alice P. Gast	Jon M. Huntsman Jr.	D. James Umpleby III	Cynthia J. Warner	Independence: Each member is independent within the meaning of the listing standards of the NYSE.

committee charter:

www.chevron.com/investors/corporate-governance/public-policy committee meetings held in 2024: 7

(which includes two joint meetings with the Governance Committee and one joint meeting with the Audit Committee)

committee functions:

•	Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters, including those related to sustainability and climate change, that are relevant to Chevron’s activities, performance, and legal and regulatory requirements

•	Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•	Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•	Reviews annually the policies, procedures, expenditures, and public disclosure practices related to Chevron’s political activities, including political contributions and direct and indirect lobbying

•	Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s activities, and in doing so directs that the Company consider a broad range of perspectives

•	Evaluates the effectiveness of the Public Policy and Sustainability Committee

committee oversight of risk:

•	Assists the Board in providing oversight of and guidance on risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•	Provides oversight and guidance on, and receives reports regarding, environmental and social matters, including those related to sustainability and climate change, in connection with Chevron’s activities and performance, and mandatory and voluntary reporting of these matters
•	Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•	In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2025 Proxy Statement

corporate governance

board oversight of strategy

The Board of Directors provides guidance to and oversight of management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one meeting each year to focus on Chevron’s strategic planning. In six of the past seven years, the Board participated in expanded offsite strategy sessions that included presentations by third-party experts to discuss issues relevant to the global energy transition. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. The Board also dedicates one meeting each year to review Chevron’s five-year business plan and to endorse the business plan, performance objectives, and capital and exploratory budget for the coming year. Chevron’s strategic plan sets direction, aligns our organization, and differentiates us from the competition. The Board guides our actions designed to successfully manage risk and deliver stockholder value. The Board and the Board Committees oversee fundamental components of Chevron’s strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plan, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year. In addition, the vice president of Chevron Strategy & Sustainability is a member of the Global Issues Committee, an executive-level committee that oversees the development of Chevron’s policies and positions related to global issues that may have significant impact on Chevron’s business interests and reputation. The vice president of Chevron Strategy & Sustainability also serves as secretary to the Public Policy and Sustainability Committee, helping to connect the Global Issue Committee’s work to the Board’s Public Policy and Sustainability Committee.

higher returns, lower carbon

At Chevron, we believe the future of energy is lower carbon, and we support the global ambitions of the Paris Agreement. Affordable, reliable, ever-cleaner energy is essential to achieving a more prosperous world. Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world. Our objective is to safely deliver higher returns, lower carbon, and superior stockholder value in any business environment.

We are leveraging our capabilities, assets, and customer relationships as we aim to lead in lower carbon intensity oil, products, and natural gas, as well as advance new products and solutions that reduce the carbon emissions of major industries. We aim to grow our oil and gas business, lower the carbon intensity of our operations, and grow new businesses in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies.

Our Board is heavily engaged in providing strategic guidance and oversight in support of progression and execution of our strategic plan on our stockholders’ behalf. We intend to be a leader by delivering energy to meet demand today and helping to develop lower carbon solutions for tomorrow. We plan to do this by:

•	Investing efficiently in high-return projects;

•	Lowering the carbon intensity of our operations through energy efficiency, methane management, flaring reduction, and other means;

•

Helping reduce the carbon emissions of major industries and hard-to-abate sectors by advancing new products and solutions, including renewable fuels, carbon capture and offsets, hydrogen, and other emerging technologies; and

•	Supporting innovation, transformational technology, and partnerships to scale lower carbon solutions.

In 2021, Chevron announced planned capital spend of approximately $10 billion through 2028 to advance its lower carbon ambitions, which includes approximately $2 billion to lower the carbon intensity of its oil and gas operations and approximately $8 billion for lower carbon investments.

Lower carbon intensity of our operations:1 In 2021, we built upon and updated our emissions intensity targets through 2028, introduced a net zero aspiration by 2050 for upstream Scope 1 and 2 emissions, introduced the Portfolio Carbon Intensity (“PCI”) methodology to facilitate carbon-intensity accounting, and established a PCI target. The Company’s PCI metric encompasses the Company’s upstream

1

The Company’s ability to achieve any aspiration, target, or goal is subject to numerous risks and contingencies, many of which are outside of Chevron’s control. Examples of such risks include: (1) sufficient and substantial advances in technology, including the continuing progress of commercially viable technologies and low- or non-carbon-based energy sources; (2) laws, governmental regulation, policies, and other enabling actions, including those regarding subsidies, tax, and other incentives as well as the granting of necessary permits by governing authorities; (3) the availability and acceptability of cost-effective, verifiable carbon credits; (4) the availability of suppliers that can meet our sustainability-related standards; (5) evolving regulatory requirements, including changes to IPCC’s Global Warming Potentials and the U.S. EPA Greenhouse Gas Reporting Program, affecting ESG standards or disclosures; (6) evolving standards for tracking and reporting on emissions and emission reductions and removals; (7) customers’ and consumers’ preferences and use of the Company’s products or substitute products; (8) actions taken by the Company’s competitors in response to legislation and regulations; and (9) successful negotiations for carbon capture and storage and nature-based solutions with customers, suppliers, partners, and governments. Please refer to the risk factors regarding our strategy, aspirations, targets, and disclosures related to environmental, social, and governance matters included on pages 23-27 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2024.

Chevron Corporation 2025 Proxy Statement

corporate governance

and downstream business and includes direct emissions from production and refining (Scope 1), indirect emissions from imported electricity and steam (Scope 2), indirect emissions associated with the value chain (portions of Scope 3 categories 1, 4, and 9), and use of sold products (Scope 3 category 11). Our additional greenhouse gas (“GHG”) emissions intensity metrics are equity- and commodity-based, which means that they represent Chevron’s ownership interest in our operated and nonoperated assets and consider the different uses of oil and gas (e.g., transportation and power, respectively).

Our 2021 Climate Change Resilience Report (“CCRR”) – a report aligned with the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”) – described our upstream production GHG intensity targets for oil, gas, flaring, and methane for 2028, and our 2022 Methane Report provides detailed information on our ongoing work to reduce methane intensity and improve methane emissions inventories. In our 2023 CCRR, we provided an update to our net zero aspiration by 2050 for upstream Scope 1 and Scope 2 emissions, highlighted our efforts to advance the deployment of methane detection technology and actions to improve our performance, and explained our approach to assessing carbon performance on a lifecycle basis.

We set metrics for 2023 (which were achieved in 2020) and 2028. The table below summarizes Chevron’s principal GHG emissions intensity targets:

	Chevron’s Portfolio Carbon Intensity (Scope 1, 2, and 3) target for 2028

PCI	71	g CO2e/MJ

	Aspiration: Net-Zero Upstream business by 2050 (Scope 1 and 2)
	Chevron’s Upstream Production GHG Intensity (Scope 1 and 2) targets for 2028

	Upstream Production GHG Intensity Equity-Based Targets

Oil	24	kg CO2e/boe for oil (global industry averages 46)

Gas	24	kg CO2e/boe for gas (global industry averages 71)

Methane	2	kg CO2e/boe for methane and a global methane detection campaign

Flaring	3 0	kg CO2e/boe for overall flaring routine flaring by 2030 as outlined in the World Bank’s “Zero Routine Flaring by 2030” initiative

CO2e	= carbon dioxide-equivalents MJ = megajoules boe = barrels of oil-equivalent kg = kilogram g = gram

Grow new businesses: We are also focused on developing new businesses targeting harder-to-abate sectors, such as manufacturing, aviation, marine transport, and heavy-duty transportation. This includes commercialization opportunities in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies such as lithium and geothermal. These businesses provide opportunities to support our objective: safely deliver higher returns, lower carbon, and superior stockholder value in any business environment.

Renewable fuels are important products that can help reduce the lifecycle carbon intensity of transportation fuels while helping meet the world’s growing energy needs. We see CCUS opportunities in two areas: reducing the carbon intensity of our existing assets and building a carbon capture business, primarily through hubs with third-party emitters as partners and customers. We believe the use of lower carbon intensity hydrogen as a fuel source can help reduce the amount of GHG emissions entering the atmosphere; early use of traditional forms of hydrogen provide key opportunities to de-risk technology, enable development of supporting infrastructure including fuels stations, and contribute learnings.

Since 2019, the Management Compensation Committee has included milestones related to GHG management for the Chevron Incentive Plan (“CIP”) scorecard. To help monitor accountability for our efforts to help advance a lower carbon future, we modified the 2021 CIP scorecard to include an Energy Transition category. In 2022, the CIP scorecard performance measures in the Energy Transition category were enhanced to include “renewable fuels,” “hydrogen,” and “carbon capture and offsets.” In the 2023 CIP scorecard, Lower Carbon replaced the Energy Transition category, with performance measures that focus on “GHG management” and “New Energies.” The Lower Carbon category continues to respond to stockholder input and reinforces Chevron’s focus on reducing the carbon intensity of our oil and gas production and growing new energy businesses. The scorecard performance outcomes impact CIP payout for all eligible employees.

Reaching the global net zero emissions ambitions of the Paris Agreement will require breakthroughs in technology and innovation, implementation of ambitious government policies, the ability to attract and forge new partnerships, and many other important factors. No one country, no one industry, no one company acting alone can meet the world’s demand for energy and address climate goals. That’s why we intend to be the partner of choice for those with complementary strengths and shared ambitions.

Chevron Corporation 2025 Proxy Statement

corporate governance

human capital management

The Board understands that successful execution of Chevron’s strategy requires the engagement of a skilled, high-performing workforce. The Board reviews executive succession planning at least twice per year, periodically receives updates on workforce, culture, and employee engagement, and interacts with employees at least twice per year during site visits and briefings at Company facilities.

We invest in our workforce and culture, with the objective of engaging employees to develop their full potential to deliver energy solutions and enable human progress. The Chevron Way explains our beliefs, vision, purpose, and values. It guides how the Company’s employees work and establishes a common understanding of our culture and aspirations. Our leadership is accountable for the Company’s investment in people and the Company’s culture. This includes reviews of metrics addressing critical function hiring, leadership development, retention, diversity and inclusion, and employee engagement.

hiring, development, and retention

Our approach to attracting, developing, and retaining a global, diverse workforce of high-performing talent is anchored by an environment of personal growth and engagement. Our philosophy is to offer compelling career opportunities and a competitive total compensation and benefits package linked to individual and enterprise performance. We recruit new employees in part through partnerships with universities and diversity associations. In addition, we recruit experienced hires to provide specialized skills.

In addition, for business continuity, management regularly reviews the talent pipeline, identifies and develops succession candidates, and builds succession plans for key positions. The Board is actively involved in reviewing and approving executive compensation, personnel selections, and succession plans so that we have leadership in place with the requisite skills and experience. In addition to the annual review of the CEO’s performance led by the Lead Director, the CEO periodically provides the Board with an assessment of senior executives and their potential as successors for the CEO position, as well as perspectives on potential candidates for other senior management positions. Members of the Board also meet directly with potential candidates for senior management positions. Our development programs and succession planning practices prepare us to continue providing the energy that enables human progress around the world. In addition, the Board also meets with the Vice President and Chief Human Resources Officer biannually to discuss succession plans.

diversity and inclusion

Diversity and inclusion at Chevron means zero tolerance for discrimination based on race, sex, or other protected characteristics, and a deep respect for the cultures in which we operate. Chevron rejects the use of quotas and focuses on removing barriers to equal opportunity, fostering diversity, and ensuring that selection decisions are based on merit.

We believe human ingenuity has the power to solve difficult problems when diverse people, ideas, and experiences work together in an inclusive environment. With our global employee base, Chevron believes inclusive leadership development enhances performance innovation. Leadership programs encourage professional development, accelerate capabilities, and help cultivate a robust talent pipeline.

We have 11 employee networks (voluntary groups open to all employees with shared interests). The Chairman’s Inclusion Council provides employee network presidents with a direct line of communication to the Chairman and Chief Executive Officer, the Chief Human Resources Officer, the Chief Diversity and Inclusion Officer, and the executive leadership team to discuss how employee networks can reinforce the Company’s values and achieve its business objectives.

employee engagement

Employee engagement is an indicator of employee well-being and commitment to the Company’s values, purpose, and strategies. We regularly conduct employee surveys to assess the health of the Company’s culture. Our surveys indicate high levels of employee engagement compared to our industry.

We prioritize the health, safety, and well-being of our employees. Our safety culture empowers every member of our workforce to exercise stop-work authority without repercussion to address any potential unsafe work conditions. We have set clear expectations for leaders to deliver operational excellence by demonstrating their commitment to prioritizing the safety and health of our workforce and the protection of communities, the environment, and the Company’s assets.

Additionally, we offer long-standing employee support programs such as Ombuds, an independent resource designed to equip employees with options to address and resolve workplace issues; a Company hotline, where employees can report concerns to the Corporate Compliance department; and an Employee Assistance Program, a confidential consulting service that can help employees resolve a broad range of personal, family, and work-related concerns.

Chevron Corporation 2025 Proxy Statement

corporate governance

board oversight of risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices for the risk management systems throughout the Company. Annually, Directors review financial, operational, market, political, and other risks inherent in Chevron’s business. The Board exercises its role of risk oversight in a variety of ways, including the following:

board of directors

•   Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of Chevron’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by Chevron as “Risk Factors” in its 2024 Annual Report on Form 10-K and other filings with the SEC

•   Oversees management’s implementation and utilization of appropriate risk management systems at all levels of Chevron, including operating companies, business units, corporate departments, and service companies

•   Reviews specific facilities and operational risks as part of visits to Chevron operations

•   Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•   Receives reports from management on and considers risk matters in the context of Chevron’s strategic, business, and operational planning and decision making

•   Receives reports from management on, and routinely considers, major risks such as operational, financial, geopolitical/legislative, external stakeholder, strategic, security, commodity trading, skilled personnel, resource, capital project execution, legal, and technology/data protection/cybersecurity; climate change is addressed in a comprehensive manner in the enterprise risk management programs audit committee

•   Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements; financial risk exposures (including tax) as part of Chevron’s broad enterprise management program; Chevron’s Operational Excellence (OE) audit and assurance process; the qualifications, performance and independence of the independent auditor; the effectiveness of internal controls over financial reporting; and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•   Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•   Discusses Chevron’s policies with respect to financial risk assessment and financial risk management, including, but not limited to, cybersecurity risks and sustainability and climate change risks

•   Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•   Meets with Chevron’s Chief Information Officer and Chief Information Security Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•   Meets with Chevron’s General Manager – OE Audit, Risk Management, and Assurance and Vice President – Health, Safety and Environment at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•   Meets with Chevron’s General Counsel to review significant litigation matters

•   Meets with Chevron’s General Tax Counsel to review significant tax matters

•   Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2025 Proxy Statement

corporate governance

board nominating and governance committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•   Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•   Discusses risk management in the context of general governance matters, including topics such as Board succession planning so that desired skills and attributes are represented, including, but not limited to, business leadership, finance, policy, and environmental (including climate change issues) experience, and diversity; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•   In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•   Reports its discussions to the full Board for consideration and action when appropriate management compensation committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation policies and practices

•   Reviews the design and goals of Chevron’s compensation policies and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities

•   Reviews Chevron’s strategies and supporting processes for executive retention and diversity, and reviews and discusses indicators for workforce sentiment

•   Reports its discussions to the full Board for consideration and action when appropriate public policy and sustainability committee

•   Assists the Board in providing oversight and guidance of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•   Provides oversight and guidance on, and receives reports regarding, environmental and social matters, including those related to sustainability and climate change, in connection with Chevron’s activities and performance, and mandatory and voluntary reporting of these matters

•   Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•   In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•   Reports its discussions to the full Board for consideration and action when appropriate sustainability oversight

Chevron’s sustainability efforts are focused on protecting the environment, empowering people, and getting results the right way. The Board oversees Chevron’s performance and management of various sustainability-related matters, including climate change, engagement and reporting, lobbying practices, human capital management, cybersecurity, and human rights. The Board also offers guidance on Chevron’s corporate sustainability reports and on the TCFD recommendations-aligned climate change resilience reports. The Board’s four standing Committees provide oversight and guidance on different aspects of sustainability issues. For example, the Public Policy and Sustainability Committee assesses and advises on risks that may arise in connection with social, political, environmental, and public policy aspects of Chevron’s business and helps management evaluate trends and potential implications. The Public Policy and Sustainability Committee is briefed on the work of the Chevron Global Issues Committee, an executive-level committee that is regularly updated on various sustainability-related matters, including engagements with stockholders and other stakeholders. The Audit Committee discusses potential financial risk exposures related to sustainability. The Governance Committee discusses maintaining appropriate Board composition to oversee various sustainability-related matters, including the review of stockholder proposals. The Management Compensation Committee discusses how to align incentive program design with Chevron’s sustainability efforts. The full Board retains ultimate oversight of all sustainability-related matters relevant to the Company and is committed to fostering long-term and institutionwide relationships with stockholders and listening to their input. The following sections outline the Board’s approach to overseeing two high-priority topics of environmental issues and cybersecurity.

Chevron Corporation 2025 Proxy Statement

corporate governance

environmental issues

The full Board, the Audit Committee, and the Public Policy and Sustainability Committee provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board visit Chevron operations across the globe and discuss environmental matters specific and relevant to these locations. Significant environmental and process safety issues are reviewed by the Board to comply with the Company’s rigorous processes. The Audit Committee meets with Chevron’s General Manager who oversees Operational Excellence (OE) audit and assurance at least once a year to review findings of OE audits and corrective actions being taken to address priority findings. The Public Policy and Sustainability Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategic plans related to corporate responsibility and reputation management. The full Board and the Public Policy and Sustainability Committee regularly receive reports of stockholder engagements related to environmental issues and incorporate these into the guidance they provide to management.

In 2004, we launched our Operational Excellence Management System (“OEMS”), a comprehensive system designed to build and sustain our OE culture and improve our health, environmental and safety performance. The OEMS is a risk-based and systematic approach to identify, assess, prioritize, and manage OE risks. Environment is one of the six critical OE focus areas. The OEMS Environmental Focus Area is the framework we use to manage significant environmental risks. Under the OEMS Focus Area of Environment, Chevron operates using four environmental principles, embedded in our enterprise strategy, that define how we develop energy in an environmentally responsible manner: include the environment in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found on Chevron’s website. Under the OEMS, we also have a risk management process to identify and manage potential environmental risks across the asset life cycle.

cybersecurity

The Board provides oversight of our cybersecurity program and receives reports from management on cybersecurity risks in connection with Chevron’s operations and projects. In connection with its support of the Board’s oversight of the Company’s policies and processes with respect to risk management and the Company’s major financial risk exposures, the Audit Committee meets with Chevron’s Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) at least twice a year to review cybersecurity risks and implications, and the CIO and CISO present cybersecurity matters to the Board of Directors at least annually. In addition, the CIO and CISO provide new Board members with a cybersecurity briefing as part of the onboarding process. More information regarding our cybersecurity risk management, strategy, and governance can be found in our Annual Report on Form 10-K for the year ended December 31, 2024.

Chevron Corporation 2025 Proxy Statement

corporate governance

year-round stockholder engagement

Fostering long-term and institutionwide relationships with stockholders and other stakeholders is a core Chevron objective. Chevron’s Engagement Team – composed of members from our sustainability and corporate governance organizations – conducts extensive engagements with external stakeholders, including stockholders, as an essential part of addressing sustainability-related matters. These engagements routinely cover strategy, climate change, the global energy transition, workplace culture, human rights, human capital management, lobbying, governance, and other issues.

In addition, we engage in extensive investor relations, in which members of management regularly meet with stockholders to review Company strategies, financial and operating performance, capital allocation priorities, and other topics of interest. We use all of these sessions to allow the Board and management to understand the issues that are important to our stockholders. Chevron follows an annual engagement plan, outlined below, with an objective to continuously improve Chevron’s governance processes and communications.

Through this program, we seek to address environmental, social, and governance topics raised by our stockholders. This process also informs our corporate policies and reporting. The Governance Committee and the Public Policy and Sustainability Committee oversee the year-round stockholder engagement program. Feedback received by the Engagement Team during their engagements is shared with our full Board, its relevant Committees, and relevant members of management.

Chevron’s actions are directly informed by engaging with our stockholders. In 2024, we had over 90 one-on-one environmental, social, and governance-focused meetings with stockholders representing over 40% of Chevron’s outstanding common stock. Of these engagements, members of our Board participated in environmental, social, and governance-focused meetings with stockholders representing over 30% of Chevron’s outstanding common stock.

The Engagement Team reached out to each stockholder who submitted a proposal that is included in this Proxy Statement to schedule a meeting to discuss their perspective.

For more information about these engagements, see the “Independent Lead Director” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

corporate governance

our responsiveness to stockholders

Stockholder engagement following the 2024 Annual Meeting was robust, as we sought feedback on key areas of stockholder interest. Members of our Board participated in multiple environmental, social, and governance-focused meetings with stockholders, including participation in several meetings by both our independent Lead Director and Chairperson of the Governance Committee, and Chairperson of the Audit Committee while they were in London for 2024 Governance Week. These engagements informed the actions we took following the 2024 Annual Meeting, as summarized below.

Key matters of interest to our stockholders	What we heard from stockholders	Our Board’s perspective and what we are doing

Strategy in light of geopolitical changes	Stockholders are interested in understanding how — if at all — Chevron’s strategy would change in light of geopolitical changes, including a change in the U.S. political administration.	Chevron takes great pride in the consistency of its strategy, which is anchored in long-term business fundamentals and aims to deliver superior stockholder return in any environment. While we continue to monitor the global environment, Chevron plans to remain consistent in its strategy, where we focus on leveraging our capabilities, assets, and customer relationships to safely deliver lower carbon energy to a growing world. Chevron has long favored and advocated for market-based mechanisms and recognizes policy and technology, among other factors, as key enablers.

Director time commitments	Stockholders want to know that the Board is monitoring the outside time commitments of Directors and has in place mechanisms to prevent excessive external time commitments that could interfere with a Director’s work for Chevron.

In December 2024, our Board amended our Corporate Governance Guidelines to reduce the number of public company boards our Directors can serve on, as follows:

•   A Director should not serve on more than four publicly traded companies.

•   A Director who serves as a board chair or lead director of a publicly traded company should not serve on more than three publicly traded companies (including the board of the company for which the Director is board chair or lead director).

•   A Director who serves as CEO of a publicly traded company should not serve on more than two publicly traded companies (including the company for which the Director is CEO).

This is in addition to the processes and mechanisms our Board utilizes to monitor and calibrate the time commitments of Directors so they have sufficient capacity to devote to the workload of Chevron. Please refer to page 5 of this Proxy Statement for more detail.

Methane regulatory changes	Stockholders want to know how Chevron is responding to a changing regulatory environment.	Chevron has taken actions to monitor and constructively engage in regulatory processes. In addition, our deployment of advanced detection technology in advance of regulation positions us well to comply with future regulations.

Chevron Corporation 2025 Proxy Statement

corporate governance

Key matters of interest to our stockholders	What we heard from stockholders	Our Board’s perspective and what we are doing

Detection and measurement of methane emissions	Stockholders seek a better understanding of how advanced detection is deployed and integrated into our inventories.	Our approach to methane remains focused on keeping methane where it belongs — in the pipe. We routinely engage with our stockholders and other external stakeholders to advance thought partnership on methane-related matters. Since 2016, Chevron has deployed more than 20 advanced detection technologies across upstream assets. The resulting findings are utilized to improve inventories and inform repairs.

GHG performance assessment	Stockholders continue to express an interest in enabling comparability of lower carbon performance across companies. Confusion, lack of clarity and comparability, and gaps in existing methods for company comparison make it difficult to examine correlations with financial performance.

We are monitoring the evolving landscape and participating in areas where we can offer thought leadership to improve transparency, clarity, and comparability of data. An example includes conversations on providing, as Chevron does, GHG emissions intensity metrics that are equity- and commodity-based to reflect ownership interest in operated and nonoperated assets and considers the different uses of oil and gas.

Other examples include:

•   Participating in industry forums related to mandatory disclosure,

•   Speaking at various roundtables, conferences, and events opportunities for improvement on GHG disclosures and carbon accounting,

•   Presenting on our pilot value chain carbon accounting, and

•   Participating in roundtable and one-on-one engagements with standard setters.

Chevron Corporation 2025 Proxy Statement

corporate governance

board nominating and governance

committee report

The Board Nominating and Governance Committee (“Committee”) is responsible for recommending to the Board the qualifications for Board membership; identifying, assessing, and recommending qualified Director candidates for the Board’s consideration; assisting the Board in organizing itself to discharge its duties and responsibilities; and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the New York Stock Exchange Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairpersons, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	Annual election of all Directors;

•	Supermajority of independent Directors;

•	Majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	Annual election of the Chairman of the Board by independent Directors;

•	Annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;
•	Annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Robust outside board service policy;

•	Director and executive officer succession planning;

•	Confidential stockholder voting policy;

•	Robust business conduct and ethics code for all Directors and employees;

•	Director orientation program for new Directors and ongoing education for Directors;

•	Minimum stock ownership guidelines for Directors and executive officers;

•	Review and approval or ratification of “related person transactions” as defined by SEC rules;

•	Policy to obtain stockholder approval of any stockholder rights plan;

•	Proxy access;

•	One vote for each common stock;

•	Right of stockholders to call for a special meeting; and

•	No supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate- governance and are available in print upon request.

Respectfully submitted on March 25, 2025, by members of the Board Nominating and Governance Committee of your Board:

Wanda M. Austin, Chairperson

Alice P. Gast

Charles W. Moorman

D. James Umpleby III

Chevron Corporation 2025 Proxy Statement

corporate governance

management compensation

committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 47 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

Respectfully submitted on March 25, 2025, by members of the Management Compensation Committee of your Board:

Charles W. Moorman, Chairperson

Wanda M. Austin

Enrique Hernandez, Jr.

Jon M. Huntsman Jr.

audit committee report

Roles and responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm – PricewaterhouseCoopers LLP (“PwC”) – is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required disclosures and discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2024, as contained in the 2024 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures and the letters required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 20, 2025, by the members of the Audit Committee of your Board:

Debra Reed-Klages, Chairperson

John B. Frank

Marillyn A. Hewson

Dambisa F. Moyo

communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, as appropriate. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director, non-employee Director or the non-employee Directors as a group, c/o Office of the Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to corpgov@chevron.com.

Chevron Corporation 2025 Proxy Statement

executive compensation

compensation discussion and analysis

executive summary

The Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers (NEOs) for 2024.

2024 Named Executive Officers

Chevron’s NEOs(1)

Michael K. Wirth Chairman and Chief Executive Officer

Eimear P. Bonner Vice President and Chief Financial Officer

Mark A. Nelson Vice Chairman

A. Nigel Hearne Executive Vice President, Senior Advisor

R. Hewitt Pate Vice President and General Counsel

Pierre R. Breber Former Vice President and Chief Financial Officer

company overview and outlook

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow new businesses in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies. Our business is capital-intensive and has long investment horizons – most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles.

We believe the Company is well positioned to achieve our objective of safely delivering higher returns, lower carbon, and superior stockholder value in any business environment by:

•	Improving return on capital employed (“ROCE”) through more capital efficient investments and continued cost and margin improvement efforts;

•	Growing a lower carbon-intensity business and developing new energies businesses; and

•	Generating surplus cash flow in upside oil-price environments and securing the dividend and a strong balance sheet in downside environments.

(1)

Ms. Bonner succeeded Mr. Breber as Vice President and Chief Financial Officer effective March 1, 2024. Mr. Hearne served as Executive Vice President, Oil, Products & Gas from October 2022 to September 2024. Effective October 1, 2024, Mr. Nelson took responsibility for Oil, Products & Gas, and Mr. Hearne assumed the role of Executive Vice President, Senior Advisor, a position he held until his retirement from the Company in February 2025.

Chevron Corporation 2025 Proxy Statement

executive compensation

pay philosophy and role of the management compensation committee

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•	Pay competitively across all salary grades and all geographies. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both Oil Industry Peers and Non-Oil Industry Peers in this analysis. Refer to pages 55 and 56 for additional details;

•	Balance short-term and long-term decision making in support of a long-cycle business with a long-term employment model;
•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

The Management Compensation Committee (“MCC”) oversees executive compensation programs and policies. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in any discussion about his own pay. Proposed changes to the compensation of the CEO are recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com/investors/corporate-governance/management-compensation and in print upon request.

pay element

The material components of our executive compensation program are summarized in the following chart.

Pay element	Metrics and purpose

Base salary	Fixed level of competitive base pay to attract and retain executive talent

Annual incentive plan (Chevron Incentive Plan, or CIP)	Recognize annual performance achievements in the following categories (award is capped at 200% of target):	• Financial results (35%) • Capital & cost management (30%) • Operating & safety performance (25%) • Lower carbon (10%)

Long-term incentive plan (“LTIP”)	Reward creation of long-term stockholder value using a balanced approach, with annual grants composed of three equity vehicles, each objectively measured and designed to focus recipients on different aspects of stockholder value creation:

•  Performance shares (50%): incentivize relative performance; composed of two elements, both based on three-year performance cycle and performance modifiers ranging from 0 to 200% of target

• 70% based on relative Total Stockholder Return (“TSR”) against the LTIP Performance Share Peer Group and the S&P 500 Total Return Index (“S&P 500 Index”) with a negative TSR adjustment for executive officers

• 30% based on relative ROCE Improvement (“ROCE-I”) against the LTIP Performance Share Peer Group

•  Restricted stock units (25%): incentivize absolute performance and retention; three-year ratable vesting with two-year post-vesting holding period for executive officers

•  Stock options (25%): incentivize absolute performance and long-term value creation; three-year ratable vesting; 10-year term

Benefits	Competitive retirement and savings plan benefits to encourage retention and support long-term employment; MCC and Board provide oversight of retirement/savings plan design and administration

Chevron Corporation 2025 Proxy Statement

executive compensation

response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stockholders to understand their perspectives and proactively address issues of importance.

In 2024, the Company continued its dialogue with stockholders. We had substantive engagements regarding environmental, social, and governance issues with stockholders representing more than 40% of Chevron’s outstanding common stock.

These discussions covered a range of topics, including executive compensation. Dr. Wanda Austin (independent Lead Director, Chairperson of the Board Nominating and Governance Committee, and member of the Management Compensation Committee) and Debra Reed-Klages (Chairperson of the Audit Committee) participated in a number of these meetings. Through these engagements, we received positive feedback for:

Continued progress in the transparency, clarity, and simplicity of annual bonus program	Greater stock ownership	Disciplined Committee decision-making to align pay and performance

The CIP scorecard disclosure includes thresholds and maximums for the most controllable measures (i.e., those not subject to commodity price assumptions) and provides transparency into the MCC’s decision making.

The individual performance disclosure provides clarity to the link between performance and bonus outcome.

Effective with the 2024 LTIP grant, performance share awards will settle in stock, not in cash as in prior years, generally for all U.S. equity recipients, including executive officers.

All equity vehicles now settle in shares for executive officers, facilitating greater stock ownership and alignment of interests between executives and stockholders.

The MCC continues to take a disciplined approach in assessing executive performance. Upward and downward performance adjustment is reflected in the annual bonus outcome to align pay and performance.

Chevron’s 2024 Say-on-Pay vote received 95.8% support, demonstrating stockholders’ support of our executive compensation practices and pay for performance alignment.

Our stockholders’ views on executive compensation are important to us, and the MCC and Board regularly consider the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

Chevron Corporation 2025 Proxy Statement

executive compensation

2024 performance

In 2024, Chevron delivered solid financial results, returned record cash to stockholders, and grew worldwide production to a Company record.

net income	ROCE(1)	record cash returned to stockholders(2)	record annual worldwide and U.S. oil and gas production

$17.7	10.1%	$27.0	3.3	million barrels of oil-equivalent per day worldwide
billion		billion

down 17% from 2023	down 15% from 2023	up 3% from 2023	nearly 18% growth in Permian Basin from 2023

The Company’s and its affiliates’ other significant business highlights in 2024 include the following:

•	Reported record worldwide production of 3.3 million net oil-equivalent barrels per day, an increase of 7 percent primarily due to record production in the Permian Basin and a full year of legacy PDC Energy, Inc. production.

•	Completed the Wellhead Pressure Management Project, converting all gathering stations to low pressure, and commenced commissioning activities at the Future Growth Project at the Company’s 50 percent-owned affiliate, Tengizchevroil LLP, in Kazakhstan.

•	Started production from the deepwater Anchor project, delivering an industry-first 20,000 pounds per square inch technology, and began water injection to boost production from the St. Malo and Tahiti fields in the Gulf of America.

•	Completed divestment of oil and gas operations in Alaska and Canada, and withdrew from Myanmar.
•	Upgraded the Pasadena Refinery in the U.S. to increase product flexibility and is expected to expand the processing capacity of lighter crude oil to 125,000 barrels per day.

•	Completed projects and operational changes designed to abate over 700,000 tonnes of carbon dioxide-equivalent annually from the Company’s operations.

•	Drilled onshore and offshore stratigraphic wells to delineate carbon dioxide storage potential through the Company’s joint venture, Bayou Bend CCS LLC.

•	Launched a $500 million Future Energy Fund III focused on venture investments in technology-based solutions that have the potential to enable affordable, reliable and lower carbon energy.

•	Advanced the Company’s pending merger with Hess Corporation by securing Hess stockholder approval and clearing Federal Trade Commission antitrust review.

we delivered on our financial priorities

1. maintain and grow dividend	2. fund capital program	3. strong balance sheet	4. return surplus cash

• $11.8 billion in dividends • 8% quarterly dividend increase, to $1.63 per share • 37th consecutive year of increased dividend per share payment	• $16.4 billion capex,(3) 4% year-over-year increase • $2.4 billion affiliate capex,(3) 31% year-over-year decrease	• $31.5 billion cash flow from operating activities and $15.0 billion free cash flow(1) • 13.9% debt ratio, 10.4% net debt ratio(1)	• $15.2 billion shares repurchased • 2% higher than previous Company record

Cash flow
($ billions)
$50
$40
$30
$20
$10
$0
-$10
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Cash flow from operating activities
Free cash flow

(1)

Definition and calculations for debt ratio and ROCE, and definition of cash flow from operating activities are included on pages 52-53 and Exhibit 99.1, respectively, of our Annual Report on Form 10-K for the year ended December 31, 2024. Free cash flow and net debt ratio are non-GAAP financial measures. See Appendix A for a reconciliation to U.S. GAAP.

(2)	Includes dividends and stock repurchases.
(3)	Capital expenditures (capex) and equity affiliate capital expenditures (affiliate capex) are detailed on pages 50-51 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Chevron Corporation 2025 Proxy Statement

executive compensation

total stockholder return

In early 2024, we raised our quarterly dividend per share by 8%, extending our annual dividend payment per share increase to 37 consecutive years. Over the past 15 years, the Company’s dividend growth rate of 6.2% per year (CAGR1) was close to 12 times the LTIP peer group2 average and about three-fourths of the S&P 500 Total Return Index. Our dividend yield3 at year-end was almost three and a half times higher than the S&P 500 Total Return Index at year-end.

Chevron delivered competitive TSR performance among the LTIP peer group2 over the one-, five-, and 10-year periods through the end of 2024.

The large-cap integrated energy companies generally underperformed the S&P 500 Total Return Index in TSR over the one-, five- and 10-year periods.

1-year TSR(4)	5-year TSR, annualized(4)	10-year TSR, annualized(4)

(1)	CAGR = compound annual growth rate
(2)	LTIP peer group: BP, ExxonMobil, Shell, and TotalEnergies; dividends include both cash and scrip share distributions for European peers.
(3)	Dividend yield at year-end reflects Chevron’s fourth quarter 2024 dividend per share annualized, divided by Chevron’s closing stock price on December 31, 2024.
(4)	Figures rounded.

Chevron Corporation 2025 Proxy Statement

executive compensation

2024 compensation programs and outcomes

The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance, and the majority of this at-risk compensation should be tied to Chevron’s stock price. The amounts NEOs eventually earn from their at-risk compensation are expected to align strongly with what stockholders earn over that same period from their investment in Chevron.

annual incentive plan (Chevron Incentive Plan)(1)

2024 corporate performance rating			CEO CIP award(2) $3,621,000
Metric	Weight	Score

Financial results	35%	0.80–0.90	Corporate performance rating: 1.10 x Individual bonus component: $3,291,750
Capital & cost management	30%	1.30–1.40

Operating & safety performance	25%	0.95–1.05	Bonus target $3,135,000		Individual performance adjustment $156,750 (+5%)
Lower carbon	10%	0.95–1.05		+
Corporate performance rating range (weighted)	1.00–1.10
Final corporate performance rating (weighted)	1.10
			Overall award capped at 200% of target

long-term incentive plan (LTIP)(1)

The CEO LTIP award of $17,500,000 comprises the following equity vehicles:

Component	Proportion	How 2024 awards work	Vesting

Performance shares		70% based on relative TSR as measured against the LTIP Performance Share Peer Group and the S&P 500 Index, with a negative TSR adjustment for executive officers that reduces the payout modifier by 20% in the event of an above-target payout associated with a negative TSR for the performance period	Three-year cliff vesting
30% based on relative ROCE-I as measured against the LTIP Performance Share Peer Group

Restricted stock units (RSUs)		Rewards corporate performance and supports executive retention through a two-year post-vesting holding period for executive officers	Three-year ratable vesting

Stock options		10-year term; rewarding absolute stock price performance and long-term value creation	Three-year ratable vesting

2022 performance share payout
Performance period: January 1, 2022– December 31, 2024	Performance measure: 70% relative TSR against the LTIP Performance Share Peer Group and the S&P 500 Index 30% relative ROCE-I against the LTIP Performance Share Peer Group	Outcome: 99% payout multiplier

(1)	See pages 58-68 for more details regarding the program design and performance.
(2)	Figures rounded.

Chevron Corporation 2025 Proxy Statement

executive compensation

CEO realizable pay

The MCC establishes Mr. Wirth’s target compensation based on several factors, including an external comparison of compensation opportunities for CEOs at companies of comparable size, scope, and complexity and a consistent application of Chevron’s internal compensation policies and structure.

The MCC believes that the CEO’s realizable compensation should align with stockholder value creation and relative TSR performance.

The following charts compare Mr. Wirth’s target and realizable compensation as of December 31, 2024, for compensation opportunities awarded to him in 2022, 2023, and 2024. The realizable value of Mr. Wirth’s 2023 compensation package as of December 31, 2024, is lower than the target value, due primarily to Chevron’s stock price performance. The ultimate realized values will match or exceed targets only when Chevron’s common stock price increases and relative TSR and ROCE-I improve.

Target value and realizable pay

($ millions)

$20.5
$23.2
$21.9
$10.9
$22.5
$22.8
Target value(1)
12/31/2024(2)
Target value(1)
12/31/2024(2)
Target value(1)
12/31/2024(2)
2022
2023
2024
Salary
Bonus
Performance shares
RSUs
Stock options

(1)

Target value reflects: (i) base salary rate each year, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (50% performance shares, 25% restricted stock units, and 25% stock options).

(2)

Realizable value at year-end 2024 reflects: the actual paid base salary during the calendar year, the actual CIP award earned for that performance year, and the actual prevailing LTIP value at 12/31/2024.

•

For performance shares: reflects the final performance multiplier of 99% for 2022 grant and interim performance multipliers of 37% and 144%, respectively, for 2023 and 2024 grants, multiplied by Chevron’s 20-day trailing average price of Chevron common stock at the end of the 2024 performance period ($150.10), including dividend accruals.

•	For RSUs: reflects Chevron’s stock price at 12/31/2024 ($144.84), including dividend accruals.

•

For stock options: reflects in-the-money value for 2022, 2023, and 2024 grants, with exercise prices of $132.69 (2022), $179.08 (2023), and $152.35 (2024) relative to Chevron’s common stock price at 12/31/2024 of $144.84.

Chevron Corporation 2025 Proxy Statement

executive compensation

best practice in compensation governance

To ensure independent oversight, stockholder alignment, and long-term sustainability, our executive compensation program has the following governance elements in place.

what we do

Our leading practices include:

Robust stockholder engagement plan to ensure alignment with stockholder interests

Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Vice Chairman, Executive Vice Presidents and Chief Financial Officer (“CFO”), four times base salary; for all other Executive Officers, two times base salary

Two-year post-vesting holding period for executive officers required by RSU award agreement

MCC has discretion to reduce performance share payouts

Deferred accounts inaccessible until a minimum of one year following termination

Limited perquisites and personal benefits

Misconduct-based, discretionary forfeiture, and repayment provisions included in the CIP, long-term incentive plans, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan

Company’s Dodd-Frank Clawback Policy intended to supplement discretionary forfeiture and repayment provisions in compensation plans by mandating recovery of certain incentive-based compensation from Section 16 reporting officers in the event of a required accounting restatement

Significant CEO pay at risk (92%)

Thorough assessment of Company and individual performance

MCC composed entirely of independent Directors

Independent compensation consultant hired by and reports directly to the MCC

Annual assessment of incentive compensation risks

what we don’t do

X	No individual supplemental executive retirement plans

X	No stock option repricing, reloads, or exchanges without stockholder approval

X	No loans or purchases of Chevron equity securities on margin

X	No transferability of stock options (except in the case of death)

X	No stock options granted below fair market value

X	No hedging or pledging of Chevron equity securities

X	No change-in-control agreements for NEOs

X	No tax gross-ups for NEOs

X	No “golden parachutes” or “golden coffins” for NEOs

Chevron Corporation 2025 Proxy Statement

executive compensation

compensation discussion and analysis

in detail

compensation planning and governance

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

use of peer groups

We compete for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews market data, pay practices, and compensation ranges among both Oil Industry Peers and Non–Oil Industry Peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout the Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer Group	Description

Oil Industry Peer Group (nine companies)	Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business. This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Non–Oil Industry Peer Group (14 companies)

Companies of significant financial and operational size that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels. This is the secondary peer group used to periodically compare our overall compensation practices against a broader mix of non–oil companies that are similar to Chevron in size, complexity, and scope of operations.

3M was replaced by Procter & Gamble in 2024 due to a change in its size and comparability.

LTIP Performance Share Peer Group (four companies)	Companies used to compare our TSR and ROCE-I for the purpose of determining performance share payout. The S&P 500 Index is included for TSR comparison only.

Chevron Corporation 2025 Proxy Statement

executive compensation

The energy companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Shell, and TotalEnergies. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies. The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and highly complex companies. The median market cap (as of 12/31/2024) of the Non–Oil Industry Peer Group was $175 billion (versus $260 billion for Chevron), and the median revenues for 2024(1) were $67 billion (versus $193 billion for Chevron).

2024 LTIP and oil industry peer group market capitalization
($ billions)

ExxonMobil
Chevron
Shell
ConocoPhillips
TotalEnergies(2)
BP
Phillips66
Occidental
Marathon Petroleum
Hess
Valero
-
100
200
300
400
500

2024 non-oil industry peer group market capitalization
($ billions)

Procter & Gamble
Johnson & Johnson
Chevron
Merck
Cisco
PepsiCo
IBM
Caterpillar
Verizon
AT&T
Pfizer
Honeywell
Boeing
Lockheed Martin
Intel
-
100
200
300
400
500

Chevron LTIP peers Non-LTIP peers

(1)	Cisco revenue based on fiscal year ended July 27, 2024. All other companies’ revenue based on fiscal year ended December 31, 2024.
(2)	TotalEnergies is part of the LTIP Performance Share Peer Group, but not part of the Oil Industry Peer Group due to its limited U.S. operations.

Chevron Corporation 2025 Proxy Statement

executive compensation

2024 NEO target compensation

The table below summarizes the 2024 target compensation opportunities that the MCC and the Board approved for the NEOs.

Name	Base salary	Target CIP	LTIP target value	Target total compensation

Michael K. Wirth	$1,900,000	$3,135,000 (165%)	$17,500,000	$22,535,000

Eimear P. Bonner	$1,000,000	$1,100,000 (110%)	$4,286,100	$6,386,100

Mark A. Nelson	$1,275,000	$1,530,000 (120%)	$5,593,500	$8,398,500

A. Nigel Hearne	$1,075,000	$1,290,000 (120%)	$5,593,500	$7,958,500

R. Hewitt Pate	$1,150,000	$1,265,000 (110%)	$4,286,100	$6,701,100

These amounts may differ from those shown in the “Summary Compensation Table” of this Proxy Statement, based on actual salary earned during the fiscal year, the actual CIP award resulting from 2024 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the “Summary Compensation Table.”

base salary

Base salaries are benchmarked using market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data and relative internal parity of the role. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact. The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

adjustments in 2024 base salaries

In January 2024, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,900,000, taking into account his 2023 performance and the desired compensation level relative to CEOs of both Oil and Non–Oil Industry Peer Group companies. The MCC adjusted the other NEOs’ base salaries in 2024, taking into account their 2023 performance, experience, and competitive benchmarks, effective March 1, 2024. Ms. Bonner’s salary adjustment reflects a promotional increase associated with her appointment as Chief Financial Officer. See the “Summary Compensation Table” on page 73, which reflects actual salary earned during the fiscal year and and provides information on base salary changes over time.

Name	Position	2023 base salary	2024 base salary	Adjustment for 2024

Michael K. Wirth	Chairman and Chief Executive Officer	$1,850,000	$1,900,000	2.7%

Eimear P. Bonner(1)	Vice President and Chief Financial Officer	$825,000	$1,000,000	21.2%

Mark A. Nelson	Vice Chairman	$1,200,000	$1,275,000	6.3%

A. Nigel Hearne	Executive Vice President, Senior Advisor	$1,050,000	$1,075,000	2.4%

R. Hewitt Pate	Vice President and General Counsel	$1,100,000	$1,150,000	4.5%

adjustments in 2025 base salaries

In January 2025, the independent Directors of the Board, upon the recommendation of the MCC, made no change to Mr. Wirth’s base salary. The MCC adjusted the other NEOs’ base salaries in 2025 (ranging from 0% to 5%) reflective of their respective 2024 performance and experience and competitive benchmarks. Mr. Hearne did not receive a salary increase due to his retirement in February 2025. All salary increases are effective March 1, 2025.

(1)	Ms. Bonner is a new NEO for 2024.

Chevron Corporation 2025 Proxy Statement

executive compensation

annual incentive plan (Chevron Incentive Plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four performance categories that are Company priorities and are in large part reflected in the Company’s Business Plan:

•	Financial results (weighted 35%)

•	Capital & cost management (weighted 30%)

•	Operating & safety performance (weighted 25%)

•	Lower carbon (weighted 10%)

Each category contains multiple short-term performance measures, reflecting both absolute and relative competitive performance and improving performance trends over time.

The award is delivered as an annual cash payment based on an individual bonus component reflecting executive leadership and performance, multiplied by the Corporate Performance Rating. The CIP award determination process is consistent across approximately 38,000 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 57 for the target CIP value for each NEO.

CIP award for CEO and all other NEOs =

Corporate performance rating(1) X Individual bonus component (“IBC”)(2)

reflects individual bonus target and performance adjustment

Overall award capped at 200% of target

Chevron goes through a rigorous goal setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in determining CIP awards, which includes discretion to set the award to zero if conditions warrant.

(1)

Before the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories. The MCC also evaluates achievement of the performance measures by taking into account elements that may be market-driven or otherwise beyond the control of management. See pages 50-51 for a discussion of 2024 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200%).

(2)

Before the beginning of each performance year, the MCC establishes a target as a percentage of the NEOs’ base salary, which is set with reference to target opportunities found across Chevron’s Oil Industry Peer Group. The MCC then establishes a bonus range, which is 75% to 125% of the target for the performance cycle. All CIP participants in the same salary grade have the same target and bonus range, which provides for internal equity and consistency.

At the end of the performance year, the MCC determines the IBC for each NEO by selecting a point within the bonus range based on an assessment of individual performance, taking into account personal effort and initiative, business unit performance, and the individual’s leadership impact on the enterprise. Under extraordinary circumstances, the IBC may be adjusted upward or downward, including to zero, for any employee at the sole discretion of the MCC.

The CEO recommends to the MCC an IBC for each NEO other than himself.

The MCC recommends the IBC for the CEO to the independent Directors of the Board and approves the IBCs for the other NEOs. The independent Directors of the Board approve the IBC for the CEO and ratify the IBCs for the other NEOs.

Chevron Corporation 2025 Proxy Statement

executive compensation

2024 CIP corporate performance rating

In January 2025, the MCC evaluated Chevron’s 2024 performance across the four performance categories: financial results, capital & cost management, operating & safety performance, and lower carbon. A raw score range was assigned based on the Company’s actual performance with respect to the category composed of particular performance measures against the Company’s Business Plan (Plan). This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

The 2024 CIP scorecard maintained a focus on clear, high-impact, and quantifiable metrics that support progress toward our objective of safely delivering higher returns and lower carbon. We continued to include thresholds and maximums for specific performance measures from our Plan to provide more transparency into the MCC’s decision making. A raw score of zero is assigned if the threshold result is not achieved. A raw score of 2.0 is assigned if the maximum result is achieved. In general, thresholds and maximums are established only for the most controllable measures where Company performance history and robust industry benchmarks support a meaningful framework and commodity price assumptions do not introduce a volatile and less predictable component.

Commodity price fluctuations are a significant and uncontrollable factor in our industry. The Plan, particularly financial measures, for any year is dependent on commodity price assumptions, and financial results vary significantly based on differences between assumed and actual commodity prices. We will continue disclosing our Plan and Plan assumptions for financial measures, but the MCC and the Board believe that, instead of following a formulaic approach, taking a holistic view and applying disciplined judgment when assessing financial performance is more meaningful.

For the 2024 performance year, the MCC assigned a CIP Corporate Performance Rating of 1.10, reflecting an overall solid and improved performance year. While staying within the overall CIP score range, the MCC applied measured discretion in assigning the CIP Corporate Performance Rating to recognize the strong contributions of the entire workforce to the Company’s overall 2024 performance while balancing organizational change and business transformation objectives. Specific inputs to the MCC’s evaluation are summarized on the next page, followed by a detailed description of the basis for the compensation results. Plan assumptions were established in the second half of 2023 when Brent oil prices averaged around $85 per barrel.

Chevron Corporation 2025 Proxy Statement

executive compensation

Category	Performance measures	Threshold	2024 Plan(1)	Maximum	Results(2)		Raw score	Weighted score

Financial results	Adjusted ROCE(3) (%)		12.2		10.5%	●	0.80-0.90	0.28-0.32
	Free cash flow excluding working capital(4) ($B)		19.2		$13.8B	●
	Relative adjusted earnings per share(5)		Median		Ranked 4th among LTIP peer group	●

Capital & cost management	Operating expenses, excluding fuel and transportation(6) ($B)	24.4	22.4	20.4	$23.3B	●	1.30-1.40	0.39-0.42
	Organic capital expenditures(7) ($B)	18.0	15.5-16.5	14.0	$15.9B	●
	Major milestone					●
	FGP/WPMP(8): begin WPMP field conversion		2Q24		2Q24

Operating & safety performance	Personal safety(9) Fatalities Serious injuries(10)	19	0 16	13	1 12	●	0.95-1.05	0.24-0.26
	Process safety(9)	20	16	12	26	●
	Net production, excluding asset sales(11) (MBOED)	3,263	3,329	3,362	3,364	●
	Refinery operational availability (%)	95.5	96.6	97.5	96.2%	●

Lower carbon	Greenhouse gas (GHG) management	Complete GHG projects (capex and opex) to achieve a potential designed abatement of approximately 0.4 MM tonnes of CO2e reductions per year			Achieved potential designed abatement of over 0.7 MM tonnes of CO2e per year	●	0.95-1.05	0.10-0.11
	New energies Achieve first production from Geismar expansion	3Q24			First production from Geismar expansion delayed
	Achieve pre-FEED(12) decision for CCS(12) Pascagoula refinery facilities scope	2H24			2H24	●
	Achieve ACES 1(13) conversion facility mechanical completion	4Q24			Mechanical completion of ACES 1 conversion facility delayed

					Corporate Performance Rating Range			1.00–1.10

					Final Corporate Performance Rating			1.10

Chevron Corporation 2025 Proxy Statement

executive compensation

(1)

“Plan” refers to Board-approved Business Plan and externally disclosed guidance for organic capital expenditures and affiliate capital expenditures based on assumptions established in the second half of 2023.

(2)	Results refer to overall evaluation: green – met or exceeded, yellow – some gaps, red – did not meet.

(3)

Adjusted ROCE is a non-GAAP CIP performance measure that excludes special items and foreign currency exchange rate (FX) changes, each as detailed in Note 27, “Other Financial Information,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. Reconciliation below against reported ROCE for 2024 as detailed on page 53 in our Annual Report on Form 10-K for the year ended December 31, 2024.

($ billions, figures rounded)	Reported ROCE	Adjusted ROCE
Net income attributable to Chevron	$17.7	$17.7
(+) After-tax interest and debt expense	0.5	0.5
(+) Noncontrolling interest	0.1	0.1
Net income after adjustments	18.3	18.3
(-) Special items		(1.1)
(-) FX impacts		0.5
Net income after adjustments excluding special items and FX		18.9
Average capital employed	$180.2	$180.2
ROCE	10.1%	10.5%

(4)

Free cash flow excluding working capital is a non-GAAP CIP performance measure that excludes net changes in operating working capital. Reconciliation below against reported free cash flow for 2024 as detailed on page 52 in our Annual Report on Form 10-K for the year ended December 31, 2024.

($ billions, figures rounded)
Net cash provided by operating activities	$31.5
(-) Capital expenditures	16.4
Free cash flow	15.0
(-) Net decrease (increase) in operating working capital	1.2
Free cash flow excluding working capital	$13.8

(5)

Change in adjusted earnings per share (EPS) (three-year rolling average) ranking relative to the LTIP peer group (peer group consists of BP, ExxonMobil, Shell, and TotalEnergies). Earnings per share excludes significant, externally disclosed non-operating line items. Not adjusted for foreign exchange. The change in adjusted EPS is based on a rolling three-year average ending in third quarter (comparison period was 4Q20–3Q23 versus 4Q21–3Q24).

(6)

Operating expenses, excluding fuel and transportation, is a non-GAAP CIP performance measure. It is defined as operating expenses, selling, general and administrative expenses, and other components of net periodic benefit costs as reported in the 2024 Consolidated Statement of Income less fuel and transportation expenses and special items. Figures rounded.

($ billions, figures rounded)
Operating expenses	$27.5
(+) Selling, general and administrative expenses	4.8
(+) Other components of net periodic benefit costs	0.2
Total operating expenses	32.5
(-) Fuel and transportation expenses	8.2
(-) Special items	1.0
Operating expenses, excluding fuel and transportation and special items	$23.3

(7)

Organic capital expenditures is a non-GAAP CIP performance measure. It is defined as capital expenditures excluding acquisition costs, lease bonus payments, and other costs associated with the creation of new businesses.

($ billions, figures rounded)
Capital expenditures	$16.4
(-) Acquisition costs, lease bonus payments, and other costs associated with the creation of new businesses	0.5
Organic capital expenditures	$15.9

(8)	FGP = Future Growth Project; WPMP = Wellhead Pressure Management Project

(9)	With respect to personal safety and process safety measures, Plan refers to the number of incidents we aim to stay below for the year.

(10)	A serious injury is typically an injury that results in significant disfigurement or in permanent or long-term impairment of an internal organ, body function, or body part.

(11)	Net production is price-adjusted to align with Plan and excludes current year asset sale impacts.

(12)	CCS = Carbon capture and storage; pre-FEED = pre-front end engineering design

(13)	ACES 1 = Advanced Clean Energy Storage 1 project

Chevron Corporation 2025 Proxy Statement

executive compensation

financial results – 35%

•	Adjusted return on capital employed – ROCE, excluding special items and FX, for 2024 of 10.5% was lower than Plan, in line with below-Plan earnings mainly due to natural gas prices and refining margins lower than Plan, and lower refining volumes.

•	Free cash flow excluding working capital – Chevron delivered $13.8 billion of free cash flow excluding working capital in 2024, lower than Plan. Lower operating cash flow was in line with lower earnings and impacted by timing of tax payments associated with divestments.

•	Relative adjusted earnings per share – The Company’s three-year adjusted earnings per share performance improvement of 15% ranked fourth relative to the LTIP peer group.

•	Based on the preceding, the raw score range assigned to this category for the 2024 performance year was 0.80–0.90 out of a maximum of 2.0.

operating & safety

performance – 25%

•	Personal safety – Year-on-year reductions in fatalities and serious injuries.

•	Process safety – The number of Tier 1 Loss of Containment incidents exceeded threshold, primarily due to low severity events in newly acquired shale operations.

•	Net production – 3.364 million barrels of oil-equivalent per day (MMBOED) in 2024, excluding divestments, was better than Plan mainly due to strong performance in the Permian Basin.

•	Refinery operational availability – Below Plan mainly due to unplanned downtime.

•	Based on the preceding, the raw score range assigned to this category for the 2024 performance year was 0.95–1.05 out of a maximum of 2.0.

capital & cost management – 30%

•	Operating expenses, excluding fuel and transportation – $23.3 billion, slightly above Plan on higher incentive compensation expenses due to the fair value remeasurement of equity awards and higher professional services (including Hess acquisition related costs).

•	Capital expenditures – 2024 organic capex totaled $15.9 billion, within Plan range based on continued capital efficiencies. Chevron demonstrated strong capital discipline.

•	Major milestone – Tengizchevroil safely started up the Wellhead Pressure Management Project (WPMP) in April, with the first metering station conversion completed.

•	Based on the preceding, the raw score range assigned to this category for the 2024 performance year was 1.30–1.40 out of a maximum of 2.0.

lower carbon – 10%

•	Greenhouse gas management – Identified, funded, and executed GHG reduction projects and achieved a potential designed abatement of over 0.7 MM tonnes of CO2e reductions per year.

•	Renewable fuels – First production from Geismar expansion delayed.

•	Carbon capture and storage – Achieved pre-FEED decision for Pascagoula refinery facilities scope in December 2024.

•	Hydrogen – Mechanical completion of ACES 1 conversion facility delayed.

•	Based on the preceding, the raw score range assigned to this category for the 2024 performance year was 0.95–1.05 out of a maximum of 2.0.

Chevron Corporation 2025 Proxy Statement

executive compensation

2024 NEO CIP awards

In January 2024, the independent Directors of the Board ratified the MCC’s decision to set the 2024 CIP award target for Ms. Eimear to 110% in connection with her appointment as Chief Financial Officer. There was no change to CIP targets for the CEO and the other NEOs in 2024.

In determining the Individual Bonus Component for the 2024 CIP awards to the CEO and the other NEOs, the MCC and the independent Directors of the Board considered a wide range of factors, including individual and business unit achievements in alignment with the four CIP categories, strategic impact in positioning Chevron for the future, the executive’s collaboration with other members of the leadership team, and how executives role model The Chevron Way as stewards of the business. The MCC recognized and considered the accomplishments and performance gaps for each NEO when determining the IBC. Details regarding the 2024 compensation decisions and performance evaluation of each NEO are presented below.

Michael K. Wirth	2024 CIP award(1) $3,621,000
Chairman and Chief Executive Officer

Performance highlights:

•   Delivered Chevron’s key financial priorities – consistently grew dividends, returned record cash to stockholders, and demonstrated strong capital discipline through focus on capital efficiencies and strategic investments.

•   Led Chevron’s achievement in record production globally - in the United States through performance in the Permian and DJ Basins and internationally in Australia and Kazakhstan.

•   Progressed the Company’s pending merger with Hess Corporation by securing Hess stockholder approval and clearing Federal Trade Commission antitrust review.

•   Continued to invest in new energies businesses and execute on objective to lower the carbon intensity of Company operations through advancement of projects in hydrogen and carbon abatement projects.

•   MCC applied positive discretion to recognize Mr. Wirth’s leadership in achieving solid financial results and record production while maintaining capital and cost discipline.

Corporate performance rating: 1.10 x Individual bonus component: $3,291,750
	Bonus target $3,135,000	+	Individual performance adjustment $156,750
(+5%)

Eimear P. Bonner	2024 CIP award(1) $1,210,000
Vice President and Chief Financial Officer

Performance highlights:

•   Successfully transitioned into her new role as Chief Financial Officer and developed relationships with the investment community as well as other key stakeholders.

•   Delivered financial priorities, returned record cash to stockholders, and sustained track record of dividend increases.

•   Provided strong support to the business organizations, effectively managed costs and efficiencies, and maintained robust internal controls and a strong balance sheet.

•   Optimized our portfolio through asset sales and swaps that maximize long-term value.

Corporate performance rating: 1.10 x Individual bonus component: $1,100,000
	Bonus target $1,100,000	+	Individual performance adjustment $0
(0%)

(1)	Figures rounded.

Chevron Corporation 2025 Proxy Statement

executive compensation

Mark A. Nelson	2024 CIP award(1) $1,848,000
Vice Chairman

Performance highlights:

•   Led the Strategic Business Solutions organization for most of 2024 and delivered strong results across partner functions that enabled enterprise performance improvement.

•   Continued to be highly effective in driving alignment and execution on strategic enterprise issues; demonstrated visible leadership in strengthening collaboration, and conducted constructive dialogue with external stakeholders.

•   Sponsored and sharpened focus on enterprisewide initiatives to evolve operating model, drive execution efficiency, and improve competitive performance.

•   Successfully transitioned additional responsibilities for Oil, Products & Gas organization.

•   MCC applied positive discretion to recognize Mr. Nelson’s sustained leadership, strong support of CEO, and expanded scope of responsibility with Oil, Products & Gas organization.

Corporate performance rating: 1.10 x Individual bonus component: $1,680,000
	Bonus target $1,530,000	+	Individual performance adjustment $150,000
(+10%)

A. Nigel Hearne	2024 CIP award(1) $1,320,000
Executive Vice President, Senior Advisor

Performance highlights:

•   Improved safety performance relative to prior years, with further opportunities in process safety, fatality prevention, and refinery reliability.

•   Delivered record production of 3.3 million net oil-equivalent barrels per day during 2024.

•   Progressed FGP with the start-up of Wellhead Pressure Management Project and completion of major turnaround at Tengizchevroil (“TCO”).

•   MCC applied negative discretion due to unplanned refinery downtime, which negatively impacted the Company’s financial results, and tier 1 loss of containment events above threshold.

Corporate performance rating: 1.10 x Individual bonus component: $1,200,000
	Bonus target $1,290,000	-	Individual performance adjustment $90,000
(-7%)

R. Hewitt Pate	2024 CIP award(1) $1,463,000
Vice President and General Counsel

Performance highlights:

•   Demonstrated strong leadership in managing strategic litigation with high-profile and complex dockets.

•   Progressed the Company’s pending merger with Hess Corporation by securing Hess stockholder approval and clearing Federal Trade Commission antitrust review.

•   Continued high-quality support of and engagement of major transactions and commercial activities.

•   Maintained strong relationships with the enterprise leadership team while simultaneously furthering external profile and network as a well-respected industry leader and subject matter expert.

•   MCC provided positive discretion to recognize Mr. Pate’s superior functional expertise, personal leadership, and impact to the Company’s performance.

Corporate performance rating: 1.10 x Individual bonus component: $1,330,000
	Bonus target $1,265,000	+	Individual performance adjustment $65,000
(+5%)

(1)	Figures rounded.

Chevron Corporation 2025 Proxy Statement

executive compensation

long-term incentive plan
The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.
Each year in January, the MCC recommends the LTIP target value for the CEO and determines the LTIP target values for the other NEOs based on industry competitive data, as well as individual performance, experience, and leadership impact. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.
In recommending the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance and the Company’s size, scope, and complexity relative to the comparison companies. For the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group.
The LTIP awards comprise three equity vehicles listed in the following table. In addition, in line with the Company’s grant practice for all LTIP-eligible employees, the MCC may grant additional RSUs to differentiate and recognize exceptional individual performance. These RSUs will accrue dividend equivalents and vest at the end of the three years. The MCC may also make a downward adjustment to LTIP awards based on an NEO’s performance assessment.
The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over the long term.
The independent Directors, upon the recommendation of the MCC, approve annually the aggregate grant date target value for awards under the Chevron Corporation 2022 Long-Term Incentive Plan (LTIP) for the CEO and ratify the aggregate grant date target value of annual LTIP awards for the other NEOs, including awards of stock options. These actions are taken each January at a regularly scheduled meeting of the Board. While these regularly scheduled Board meetings occur close in time to the date when Chevron typically issues a news release announcing its unaudited fourth quarter earnings results, material nonpublic information regarding the Company’s financial results is not taken into account when determining the grant date target value and the terms of the annual LTIP awards. Further, these awards are granted with a future grant date (e.g., February 6 for 2024 awards) that falls within the “trading window period” under the Company’s insider trading policy that follows the Company’s public release of earnings information. Given that these Board meetings are held on a predetermined schedule and that the awards are granted following the Company’s release of material nonpublic information, neither the disclosure of financial results, nor the grant timing of the awards in relation to the disclosure of such material nonpublic information, is intended to have any impact on the value of the LTIP awards received by our executives.

Chevron Corporation 2025 Proxy Statement

executive compensation

2024 LTIP changes

Effective with the 2024 LTIP grant, the MCC approved the settlement of performance share awards in stock, not in cash as in prior years, generally for all U.S. equity recipients, including executive officers. The MCC believes this change positively aligns with stockholder interests by facilitating greater stock ownership.

Component	2024 Proportion	How it works

Performance shares		Payout weighted 70% based on relative TSR as measured against the LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, and TotalEnergies) and the S&P 500 Index and 30% based on relative ROCE Improvement as measured against the LTIP Performance Share Peer Group.
		Relative ranking	1	2	3	4	5	6
		TSR (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%
		ROCE-I (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a
		When TSR is within one percentage point or ROCE-I is within half a percentage point of the nearest competitor(s), it is considered a tie and modifiers of the tied peers will be averaged.

Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and subject to the same three-year cliff vesting schedule and performance multiplier.

Include a negative TSR adjustment in the payout formula that reduces the payout modifier by 20% in the event of above-target payout result associated with negative TSR for the performance period, for executive officers.

		Actual number of shares granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.

		PSUs are settled in stock generally for U.S. payroll employees. Refer to footnote 2 on pages 83 and 84 for calculation details.

RSUs		Three-year ratable vesting with a two-year post-vesting holding period requirement for executive officers; RSUs accrue dividend equivalents that are reinvested as additional RSUs, to be paid at the time of vesting.
		Actual number of RSUs granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.
		RSUs are settled in stock generally for U.S. payroll employees.

Stock options		Strike price is equal to Chevron’s closing common stock price on the grant date.
		Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.
		Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.

Actual number of stock options granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the “Summary Compensation Table.”

Chevron Corporation 2025 Proxy Statement

executive compensation

LTIP metrics

The MCC continues to believe TSR should be the primary pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. TSR is objectively determined and allows for meaningful comparisons of our performance relative to other companies within the same industry and to our stockholders’ other investment alternatives within the S&P 500 Total Return Index. Like TSR, ROCE is a standard performance measure by which stockholders measure a company’s performance, and it allows for meaningful comparisons relative to peers within our industry. The MCC believes that including relative ROCE Improvement as a performance measure in our performance shares further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

The majority of the LTIP award derives value directly from TSR (relative and absolute, including negative TSR adjustment). For the CEO and the other NEOs to earn their originally targeted compensation, Chevron must show competitive TSR performance.

2022–2024 performance share payout

The three-year performance period for performance shares granted in January 2022 ended on December 31, 2024. For this three-year period, Chevron ranked third for TSR when compared with the LTIP Performance Share Peer Group and the S&P 500 Index and fourth in ROCE-I when compared to the LTIP Performance Share Peer Group, resulting in a payout multiplier of 99%.

For details on the performance payout calculation, refer to the tables in the “Option Exercises and Stock Vested in Fiscal Year 2024” section beginning on page 82.

2022 performance shares(1)

(2022–2024 LTIP Performance Period)

LTIP TSR Performance
25.7%
17.5%
13.0%
10.3%
9.5%
8.0%
ExxonMobil
Shell
Chevron
S&P 500
Total Energies
BP

LTIP ROCE Improvement Performance(2)
Starting ROCE
Closing ROCE
ROCE-I
7.6%
7.5%
7.2%
4.7%
3.8%
2.0%
9.6%
6.0%
13.5%
3.3%
10.5%
6.6%
11.3%
7.3%
11.2%
BP
ExxonMobil
Shell
Chevron
TotalEnergies

2024 LTIP grants

In January 2024, the independent Directors, upon the recommendation of the MCC, approved the LTIP award for the CEO and ratified the following LTIP awards for the other NEOs. Mr. Breber did not receive a 2024 LTIP grant due to his retirement from the Company.

Name	2024 LTIP target value(3)	Performance shares	RSUs	Stock options

Michael K. Wirth	$17,500,000	57,430	28,720	115,100

Eimear P. Bonner	$4,286,100	14,070	7,030	28,200

Mark A. Nelson	$5,593,500	18,360	9,180	36,800

A. Nigel Hearne	$5,593,500	18,360	9,180	36,800

R. Hewitt Pate	$4,286,100	14,070	7,030	28,200

(1)

Per program rules, annualized returns based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2022) and the last 20 trading days of the performance period (ending December 31, 2024). Figures rounded.

(2)	Starting ROCE period reflects 4Q20–3Q21 and closing ROCE period reflects 4Q23–3Q24.

(3)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on February 6, 2024, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2024” table in this Proxy Statement, on pages 73 and 78, respectively.

Chevron Corporation 2025 Proxy Statement

executive compensation

2025 LTIP grants

In January 2025, the independent Directors, upon the recommendation of the MCC, approved the following LTIP award target value for the CEO and ratified the following LTIP award target values for the other NEOs, with an award grant date of February 4, 2025. No change was made to the share calculation methodology for 2025. Mr. Hearne did not receive a 2025 LTIP grant due to his retirement from the Company in February 2025.

Name	2025 LTIP target value(1)	Performance shares	RSUs	Stock options

Michael K. Wirth	$17,500,000	57,110	28,550	116,400

Eimear P. Bonner	$4,329,000	14,130	7,060	28,800

Mark A. Nelson	$6,902,500	22,520	11,260	45,900

A. Nigel Hearne	No grant	—	—	—

R. Hewitt Pate	$4,329,000	14,130	7,060	28,800

retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive benefits similar to those they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and payouts of LTIP performance share granted prior to 2024.

(1)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on February 4, 2025, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values to be presented in the 2026 Proxy Statement’s “Summary Compensation Table” or “Grants of Plan-Based Awards in Fiscal Year 2025” table.

Chevron Corporation 2025 Proxy Statement

executive compensation

Plan name	Plan type	How it works	What’s disclosed

Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the CRP.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2024 and the present value of each NEO’s accumulated benefit under the CRP.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2024 and the present value of each NEO’s accumulated benefit under the RRP.

Employee Savings Investment Plan (“ESIP”)	Qualified Defined Benefit (IRS §401(a))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.

Employee Savings Investment Plan– Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)	In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

•  90% of CIP awards

•  40% of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service

Effective for awards granted in 2024 or later, performance shares are not eligible for deferral.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2024.

Chevron UK Pension Plan (“CUKPP”)(4)	Registered UK Pension Scheme	Participants are eligible for a pension benefit when they leave the Company as long as they meet service and other provisions under the plan.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2024 and the present value of Ms. Bonner’s and Mr. Hearne’s accumulated benefit under the CUKPP.

Chevron UK Unfunded Retirement Benefit (“URB”)(4)	Non-Registered UK Pension Scheme	Provides participants with retirement income that cannot be paid from the CUKPP due to UK tax authority limits on input into UK pension schemes

In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2024 and the present value of Ms. Bonner’s accumulated benefit under the URB.

(1)	IRS annual compensation limit was $345,000 in 2024.

(2)	Participants who contribute at least 2% of their annual compensation to the ESIP receive a Company matching contribution of 8% or 4% if they contribute 1%.

(3)	Participants who contribute at least 2% of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8% of their base salary that exceeds the IRS annual compensation limit.

(4)

CUKPP is only applicable to Ms. Bonner and Mr. Hearne; URB is only applicable to Ms. Bonner. Ms. Bonner and Mr. Hearne became U.S. employees eligible for the Company’s U.S. benefits programs in 2022 and 2010, respectively. They have deferred pension and retirement entitlements in connection with their earlier employment as U.K. payroll employees. This includes their eligibility to receive a one-time payment upon termination of employment related to their U.K. retirement plan benefits. Additional information is included in the “Summary Compensation Table,” “Pension Benefits Table,” and “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

The change in pension value disclosed in the Summary Compensation Table on page 73 is not a current cash payment. It represents the change in the NEOs’ calculated pension value, which is paid only after retirement. The MCC made no changes or adjustments to pension policy or benefits. The sizeable change in pension value in 2024 reflects a combination of actuarial factors, including:

•	An additional year of service, which increased the present value of pension benefits; and

•	Salary increases and CIP awards post compensation freeze and zero bonus in March 2021 due to pandemic and business performance, which increased the pensionable earnings.

Pension values will continue to fluctuate up or down, in any given year until an NEO’s retirement, based on actuarial factors described in further detail in the footnotes to the Summary Compensation Table on page 73. Among the factors discussed, we anticipate Mr. Wirth’s pensionable earnings will level off in future years. As a result, the Company expects to report substantially lower CEO pension accrual for 2025 and in future years, assuming other factors such as interest rates remain stable.

benefit programs

The same health and welfare benefit programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under “Perquisites”).

In addition, NEOs are eligible for Human Resources policies and programs applicable to all U.S. payroll exempt employees, such as our relocation program and expatriate benefits. In 2024, Mr. Wirth and Mr. Nelson received relocation benefits associated with moving the Company’s headquarters from the San Francisco Bay Area to Houston, Texas. These standard benefits, which align with those offered to all U.S. Chevron employees as part of our U.S. relocation program, include shipment of household goods, home purchase assistance, temporary lodging and travel, and other miscellaneous relocation benefits. No home-loss buyout benefits or tax gross-ups on any relocation benefits were provided to Mr. Wirth or Mr. Nelson. Additional relocation benefits, to primarily cover closing costs and commissions associated with home sales, are expected to be incurred by Mr. Wirth and Mr. Nelson in 2025.

Ms. Bonner and Messrs. Nelson, Hearne, and Breber served on expatriate assignments in prior years, during which they received expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in their home country. These benefits are reported as perquisites in footnote 6 to the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement starting on page 73 and 86, respectively.

perquisites

We provide certain perquisites to eligible members of senior management, including the NEOs, as discussed below and with respect to certain “Benefit Programs” described above. The MCC regularly reviews our perquisite practices, costs, and disclosures to ensure they are reasonable and support stockholders’ interests.

Ensuring the safety and security of our Chairman and CEO, Mr. Wirth, and the other NEOs is of critical importance to Chevron. Accordingly, perquisites include business-related security measures that the Board has endorsed; in particular, these security measures include residential and personal security and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and corporate aircraft to ensure secure travel and protection. For security reasons, the Board has mandated that Mr. Wirth fly the corporate aircraft for all business and personal travel whenever it is feasible, and Mr. Wirth is also provided with access to Chevron’s cars, drivers, and security personnel for both business and personal use.

Our security surveillance program covering certain executive officers and other employees includes personnel and related services that are in addition to the security services provided at our offices and at business-related events. The need for these services arises out of the NEOs’ employment responsibilities. They have been put in place at the recommendation of Chevron’s security advisors and remain relevant in response to continuing incidents and threats targeting certain Chevron personnel. Notably, in 2024, there were multiple security incidents that directly impacted the personal risk to our CEO and other senior executives, including the disruption of executive events and CEO speaking engagements, as well as an increase in physical protest activity. Recent security incidents involving other high-profile leaders have demonstrated the increase in security threats encountered by senior executives of large, multinational corporations. As with security provided when appropriate at business events and during business travel, we adjust our executive officers’ security arrangements as circumstances warrant.

While we view security services, including those associated with the security surveillance program, as appropriate business-related expenses for the benefit of the Company, we have determined, based on past SEC statements, to classify these services as perquisites for our CEO, Mr. Wirth, and the other NEOs for SEC reporting purposes. Accordingly, expenses related to security costs are reported as compensation in the “All Other Compensation” column of the Summary Compensation Table.

Further, consistent with peer practice and as part of our standard employee benefit package, we provide financial counseling services pursuant to Chevron’s Financial Counseling Program to approximately 300 eligible members of senior management, including the NEOs, to assist them in obtaining professional advice on personal financial matters. We also provide executive physicals to approximately 50 eligible members of senior management, including the NEOs, to promote overall health and wellness.

The MCC periodically reviews our practices and disclosures with respect to perquisites. In footnote 6 to the “Summary Compensation Table” in this Proxy Statement on pages 76 and 77, we report the value of each NEO’s perquisites for 2024, as well as additional details regarding these perquisites.

Chevron Corporation 2025 Proxy Statement

executive compensation

compensation governance: oversight and administration of the executive compensation program independent compensation advice

The MCC oversees the executive compensation programs. The MCC retains Meridian Compensation Partners, LLC (“Meridian”) as an independent compensation consultant to assist with the MCC’s duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;

•	Recommendations regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC assessed Meridian’s independence considering the NYSE listing standards and SEC rules and concluded that no conflict of interest or independence concerns exist.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and to ensure that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guideline are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2024 stock ownership guidelines

CEO	Six times base salary

Vice Chairman, Executive Vice Presidents, and CFO	Four times base salary

All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 31, 2024 ($153.09), Mr. Wirth had a stock ownership base salary multiple of 19.1. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 7.0. The MCC believes these ownership levels provide appropriate focus on our long-term business model.

Chevron Corporation 2025 Proxy Statement

executive compensation

employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe the benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table on pages 86-95, in this Proxy Statement.

In 2018, Mr. Pate and Chevron entered into an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination if Mr. Pate’s employment is terminated for any reason on or after June 30, 2022. The effect of this agreement is described in “Potential Payments Upon Termination or Change-in-Control” on pages 93-95 in this Proxy Statement.

compensation recovery policies

The Chevron Incentive Plan, long-term incentive plans, Deferred Compensation Plan, and Retirement Restoration Plan include discretionary forfeiture provisions for certain amounts of cash and equity awarded to eligible participants, including NEOs, at any time if the participant engages in certain acts of misconduct, including, among other things: misconduct resulting in Chevron having to prepare an accounting restatement; embezzlement, fraud or theft; disclosure of confidential information or other acts that result in harm to Chevron; and violation of the law of unfair competition.

The Chevron Corporation Dodd-Frank Clawback Policy is intended to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule 10D-1, and the NYSE listing standards. Under the policy, in the event Chevron is required to prepare an accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover erroneously awarded incentive-based compensation (as defined in the policy) previously paid to the Company’s covered executives (as defined in the policy) in accordance with the terms of the policy. Furthermore, under the policy, Chevron is prohibited from indemnifying any covered executive against the loss of erroneously awarded incentive-based compensation or any claims relating to Chevron’s enforcement of its rights under the policy. This policy is intended to supplement, not replace, existing compensation plan provisions.

hedging and pledging

Under our insider trading policies and procedures, our NEOs are prohibited from hedging and pledging Chevron securities, as described in more detail on page 104.

tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

tax deductibility of NEO compensation

Section 162(m) of the Internal Revenue Code (“Code”) limits companies’ deduction for compensation paid to the CEO, CFO, and the other three most highly paid executives for the taxable year (excluding the CEO and CFO) to $1 million. All compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later), or one of the other three most highly paid executives for the taxable year (excluding our CEO and CFO) will be subject to the cap of $1 million, and all compensation in excess of $1 million generally will not be deductible. The MCC awards compensation that is not deductible as it believes that it needs to consider all relevant factors that attract, motivate, and retain high-performing talent.

Chevron Corporation 2025 Proxy Statement

executive compensation

summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2024, and for the fiscal years ended December 31, 2023, and December 31, 2022, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)		Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)		Total ($)

M.K. Wirth Chairman and Chief Executive Officer	2024	$1,889,583		$14,283,545	$4,373,800	$3,621,000	$6,719,876	$1,829,136		$32,716,940
	2023	$1,818,750		$13,669,951	$4,252,096	$2,610,000	$3,702,609	$1,332,249	(7)	$27,385,655	(7)
	2022	$1,689,583		$12,909,537	$4,000,488	$4,500,000	—	$1,093,134	(7)	$24,192,742	(7)

E.P. Bonner Vice President and Chief Financial Officer(8)	2024	$963,542		$3,498,434	$1,071,600	$1,210,000	—	$704,997		$7,448,573

M.A. Nelson Vice Chairman	2024	$1,259,375		$4,566,114	$1,398,400	$1,848,000	$4,269,130	$361,682		$13,702,701
	2023	$1,187,500		$4,433,692	$1,379,182	$1,436,400	$3,653,842	$127,248		$12,217,864
	2022	$1,039,583		$3,275,929	$1,015,436	$2,100,000	—	$129,730		$7,560,678

A.N. Hearne Executive Vice President, Senior Advisor	2024	$1,069,792		$4,566,114	$1,398,400	$1,320,000	$372,669	$261,884		$8,988,859
	2023	$1,039,583		$4,433,692	$1,379,182	$1,017,450	$841,155	$1,941,405		$10,652,467

R.H. Pate Vice President and General Counsel	2024	$1,139,583		$3,498,434	$1,071,600	$1,463,000	$325,520	$444,198		$7,942,335
	2023	$1,084,375		$3,396,781	$1,053,860	$1,149,500	$446,251	$418,590	(7)	$7,549,357	(7)
	2022	$1,018,542		$3,275,929	$1,015,436	$1,680,000	$522,067	$872,926	(7)	$8,384,900	(7)

P.R. Breber Former Vice President and Chief Financial Officer(8)	2024	$348,884	(9)	—	—	—	$1,023,482	$248,332		$1,620,698
	2023	$1,134,375		$3,396,781	$1,053,860	$1,201,750	$980,658	$144,130		$7,911,554
	2022	$1,063,542		$3,275,929	$1,015,436	$1,820,000	—	$168,419		$7,343,326

(1)

Reflects actual salary earned during the fiscal year covered. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the DCP.

Name	Salary effective date	Salary	Total salary deferred under the DCP

	March 2024	$1,900,000	$30,892

M.K. Wirth	March 2023	$1,850,000	$29,775

	March 2022	$1,700,000	$27,692

E.P. Bonner	March 2024	$1,000,000	$48,177

	March 2024	$1,275,000	$18,288

M.A. Nelson	February 2023	$1,200,000	$17,150
	October 2022	$1,100,000	$14,692
	March 2022	$1,050,000

A.N. Hearne	March 2024	$1,075,000	$53,490
	March 2023	$1,050,000	$51,979

	March 2024	$1,150,000	$15,892

R.H. Pate	March 2023	$1,100,000	$15,301
	March 2022	$1,025,000	$20,157
	January 2022	$1,000,000

P.R. Breber	March 2023	$1,150,000	$16,087
	March 2022	$1,075,000	$15,171

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis–2024 Compensation Programs and Outcomes” in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

(2)

Amounts for the 2024 fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on February 6, 2024. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

For performance shares granted on February 6, 2024, the per-share grant date fair value was $172.52, with valuation weighted 70% based on relative TSR and 30% based on relative ROCE-I. For the relative TSR valuation, we used a Monte Carlo approach to calculate the grant date fair value of $181.17. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP Performance Share Peer Group and the S&P 500 Index using market data for a period equal to the term of the performance period; correlates the simulated returns within the peer group to estimate a probable payout value; and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. For the relative ROCE-I valuation, we used the grant date fair value of $152.35, the closing price of Chevron common stock on the grant date. Performance shares are settled in stock, and the payout, if any, is based on market conditions at the end of the performance period (January 2024 through December 2026). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2024” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2024, the grant date value would be $304.70 per share (200% of the grant date stock price), or $17,498,921 for Mr. Wirth; $5,594,292 for Messrs. Nelson and Hearne; and $4,287,129 for Ms. Bonner and Mr. Pate. Mr. Breber did not receive a 2024 grant.

The per-unit grant date fair value of the RSUs was $152.35, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are settled in stock upon vesting one-third each February 10 following the first anniversary of the grant date.

The material terms of performance shares and RSUs granted in 2024 are described in the “Grants of Plan-Based Awards in Fiscal Year 2024” and “Outstanding Equity Awards at 2024 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on February 6, 2024. The per-option grant date fair value was $38.00. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. The material terms of stock options granted in 2024 are described in the “Grants of Plan-Based Awards in Fiscal Year 2024” and “Outstanding Equity Awards at 2024 Fiscal Year-End” tables in this Proxy Statement.

(4)

2024 amounts reflect CIP awards for the 2024 performance year that were paid in March 2025. Ms. Bonner elected to defer 5% of her CIP award to the DCP, or $60,500; Messrs. Nelson, Hearne, and Pate elected to defer 25% of their CIP awards to the DCP, or $462,000 for Mr. Nelson, $330,000 for Mr. Hearne, and $365,750 for Mr. Pate. See “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” in this Proxy Statement for a detailed description of CIP awards.

(5)

2024 amounts represent the aggregate change in the actuarial present value of the NEOs’ U.S. pension value for the CRP and the RRP, and for Ms. Bonner and Mr. Hearne, the U.K. pension value from the CUKPP and the URB, from January 1, 2024, through December 31, 2024, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement. Mr. Breber retired effective March 29, 2024, and his actual CRP value at retirement was $2,007,721, and the present value of Mr. Breber’s outstanding RRP as of December 31, 2024, $14,359,061, plus the value distributed for taxes in 2024, $666,527, resulted in a total change of $1,023,482 from the CRP and RRP values reported in the 2024 Proxy Statement.

2024 changes in the actuarial present value of an NEO’s U.S. pension value are attributable to six factors:

Highest average earnings (“HAE”) – For Messrs. Wirth, Nelson, and Breber, HAE is the highest consecutive 36-month average base salary and CIP awards. The change in present value also reflects an offset for Social Security benefits, whose increase may cause a reduction in net benefits. For Ms. Bonner and Messrs. Hearne and Pate, HAE is the highest consecutive five-year average base salary and CIP awards.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2024 discount rates used to discount pension values from age 60 to an NEO’s current age, 5.7% for the CRP and 5.5% for the RRP, are higher than the 2023 discount rates of 5.0% for the CRP and 4.8% for the RRP.

Lump-sum basis – The lump-sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump-sum interest rates, and such rates were lower in 2024 than those used in 2023 by an average of 0.54 percentage points. The lump-sum mortality table is based on the rates required by the Pension Protection Act of 2006. These rates are updated annually by the Internal Revenue Service.

An additional year of age – The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions. Furthermore, the discount rate no longer applies.

An additional year of benefit service earned in 2024 – All the NEOs, except Mr. Breber, worked for a full year in 2024; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumptions – Current mortality tables are unchanged compared with 2023.

Chevron Corporation 2025 Proxy Statement

executive compensation

The following table provides a breakdown of the percent of change in the NEOs’ pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2024(a)	HAE	Interest rate impact	Lump-sum basis	One additional year of age	One additional year of service	Demographic assumption changes

M.K. Wirth	18.8%	19.8%	—	(1.9%)	(2.2%)	3.1%	—

E.P. Bonner	70.1%	9.9%	(10.9%)	—	5.4%	65.7%	—

M.A. Nelson	23.4%	24.4%	(0.1%)	(2.2%)	(2.0%)	3.3%	—

A.N. Hearne	22.8%	11.2%	(1.8%)	—	5.0%	8.5%	—

R.H. Pate	8.9%	0.4%	(0.2%)	—	1.8%	6.9%	—

P.R. Breber	6.4%	—	—	2.7%	3.0%	0.7%	—

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2024 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2023 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2023 (reported in the “Pension Benefits Table” in last year’s Proxy Statement). For Mr. Breber, who retired March 29, 2024, the actuarial present value at December 31, 2024, was replaced with his actual CRP value at retirement; and for RRP, the value represents the present value of his outstanding benefit at December 31, 2024, plus the value distributed for taxes in 2024.

2024 changes in the actuarial present value of an NEO’s U.K. pension value are attributable to five factors:

An additional year of age – The CUKPP and URB provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60.

Emerging inflation – The actual emerging (known and published) rates of inflation differ from those assumed at the prior year’s assessment, this changes elements of the projected pension at retirement.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2024 discount rate used to discount pension values from age 60 to an NEO’s current age, 5.6%, is higher than the 2023 discount rate of 4.7%.

Inflation – The inflation that is assumed after the measurement date impacts the projected pension at retirement and the assumed increases to benefits during retirement.

Demographic assumptions – Changes in demographic assumptions (primarily life expectancy) affect the timing and duration of payment for pension benefits.

The following table provides a breakdown of the percent of change in Ms. Bonner’s and Mr. Hearne’s U.K. pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2024(b)	One additional year of age	Emerging inflation	Interest rate impact	Inflation	Demographic assumption changes

E.P. Bonner	(14.8%)	4.7%	(0.3%)	(19.7%)	0.6%	(0.1%)

A.N. Hearne	(7.8%)	4.7%	(0.5%)	(12.5%)	0.6%	(0.1%)

(b)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2024 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2023 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2023 (reported in the “Pension Benefits Table” in last year’s Proxy Statement). Ms. Bonner had a ($373,059) change in pension value, and Mr. Hearne had a ($109,703) change in pension value.

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement. See also “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail-Retirement Programs and Retirement Benefits-Retirement Programs” in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

(6)

All Other Compensation for 2024 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance, and vacation programs.

	M.K. Wirth	E.P. Bonner	M.A. Nelson	A.N. Hearne	R.H. Pate	P.R. Breber

ESIP Company Contributions(a)	$27,600	$27,600	$27,600	$27,600	$27,600	$27,600

ESIP-RP Company Contributions(a)	$123,567	$49,483	$73,150	$57,983	$63,567	—

Perquisites(b)

Financial Counseling(c)	$15,000	$39,711	$32,553	$35,312	$15,000	$11,367

Motor Vehicles(d)	$21,004	—	—	$241	$134	$4,034

Corporate Aircraft(e)	$241,313	—	—	—	—	—

Security(f)	$131,503	$11,250	$15,890	$125,827	$16,986	$2,977

Security Surveillance Program(g)	$945,151	$310,996	28,492	—	$310,996	$147,064

Executive Physical(h)	—	—	—	$4,628	$557	—

Relocation(i)	$146,154	—	$35,227	—	—	—

International Board Trip(j)	$144,430	$71,620	$143,593	—	—	—

Expatriate & Tax Equalization Benefits (k)	—	$194,127	—	—	—	$39,588

Other(l)	$33,414	$210	$5,177	$10,293	$9,358	$15,702

Total, All Other Compensation	$1,829,136	$704,997	$361,682	$261,884	$444,198	$248,332

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8% of annual compensation when an employee contributes 2% of annual compensation or 4% if they contribute 1%. Employees may also choose to contribute an amount above 2%, but none of the amount above 2% is matched. The Company match up to IRS limits ($345,000 of income in 2024) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2% of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2024 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments, as discussed further in footnote (k).

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment, and estate planning services.

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. Chevron U.S.A. Inc. (“CUSA”) and Mr. Wirth have entered into an Aircraft Time-Sharing Agreement (“ATSA”). Pursuant to the terms of the ATSA, Mr. Wirth reimbursed CUSA for a portion of his personal use of the corporate aircraft in 2024 within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as a personal leg while on Company business, authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2024), or if it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2024 average hourly direct operating costs, plus actual crew and security costs (for overnight lodging, meals, transportation, and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects expenses primarily related to security costs at his personal residences, which includes perimeter and physical security enhancements, network security and monitoring, security consulting fees, and other services. For Ms. Bonner, includes fees for other services. For Mr. Nelson, reflects residential security costs related to security consulting fees and other services. For Mr. Hearne, reflects residential security costs related to network security and monitoring ($54,687), security consulting fees ($50,020), and other services. For Mr. Pate, reflects residential security costs related to network security and monitoring fees and other services. For Mr. Breber, reflects residential security costs related to network security and monitoring and security consulting fees.

Chevron Corporation 2025 Proxy Statement

executive compensation

(g)

Reflects expenses consisting of personnel and related services under Chevron’s security surveillance program covering certain executive officers and other employees that are in addition to security services provided at our offices and at business-related events. Amounts reported reflect allocation of costs among the executive officers and other employees that are covered by such security services. While the Company views these security services as appropriate business-related expenses for the benefit of the Company, the Company has determined, based on past SEC statements, to classify these services as perquisites for SEC reporting purposes. The need for these services arises out of the executive officers’ employment responsibilities. These services have been arranged at the recommendation of Chevron’s security advisors and are in response to incidents and threats targeting certain Chevron personnel. As with security provided when appropriate at business events and during business travel, the Company adjusts its executives’ security arrangements as circumstances warrant. Amounts reported as All Other Compensation for 2022 and 2023 have been restated to include these expenses not previously included, which in 2022 were $618,817 and $250,708 for Mr. Wirth and Mr. Pate, respectively. For 2023, such amounts were $895,799 and $269,364 for Mr. Wirth and Mr. Pate, respectively. See page 70 of our “Compensation Discussion and Analysis” in this Proxy Statement for an additional discussion of security-related services for our executives.

(h)	Includes executive physical and/or related diagnostic procedures.

(i)

Expenses related to the relocation of an NEO’s primary work location to a location more than 50 miles away from the current location. These relocation benefits were provided under Chevron’s U.S. relocation program for all exempt employees. For Mr. Wirth, includes home sale assistance and benefits such as closing cost and commissions, shipment of household goods ($118,583), temporary lodging and travel, and other standard miscellaneous relocation benefits. For Mr. Nelson, includes shipment of household goods, temporary lodging and travel, and other standard miscellaneous relocation benefits ($26,648). No home loss buyout benefits or tax gross-up on any relocation benefits were provided.

(j)

Generally, every two years, the Board travels to an international Chevron location of operation to gain additional insight into Chevron’s operations in such location and to meet with local and expatriate Chevron management and personnel, as well as local, state, and national officials. Officers’ spouses are invited to join the Board and officers on the international Board trip, including any related excursions and events, to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and with local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron. Amounts reported reflect the actual aggregate incremental cost incurred in connection with the NEOs’ spouses’ attendance at the Board of Directors’ September 2024 trip to Angola, Zambia, and Zimbabwe, including for meals, tours, and other activities for the spouse. In addition, the amounts reflect costs incurred for all participants on the Angola, Zambia, and Zimbabwe Board trip for advance planning and coordination of certain excursions and events ($18,618 per attendee), travel on corporate and charter aircraft to a non-company location ($17,091 per attendee), lodging, meals, security detail, medical personnel, and other expenses, including vendor fees, associated with such travel. Except for the use of corporate aircraft, for which incremental cost was calculated in the manner described in footnote (e) above, the amounts presented reflect the actual aggregate incremental cost to Chevron, which is generally allocated among the officers, Directors, and family members in attendance. The amounts allocated for attendance by family members are then attributed to the related officer or Director.

(k)

Ms. Bonner and Messrs. Nelson, Hearne, and Breber served on expatriate assignments in prior years, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in the United States. Amounts shown for Ms. Bonner and Mr. Breber reflect amended tax equalization and similar payments in 2024. For Messrs. Nelson and Hearne, equalization benefits are not reflected above, as estimated taxes plus prior years’ reconciliations resulted in a net negative value in compensation for the NEOs.

(l)

Includes actual cost of legal services and filing fees provided to Mr. Wirth. Reflects the value of retirement gifts presented to Messrs. Hearne and Breber, as well as the value of goods received by Mr. Hearne as part of the Chevron headquarters relocation. Also includes the aggregate incremental cost of tickets for performing arts events and commercial flights, meals, activities, ground transportation, domestic Board trips, and other amenities for corporate events attended by NEOs and members of their families. From time to time, the NEOs and/or members of their families attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

(7)	Revised as described in footnote 6(g) above.

(8)	Mr. Breber retired in March 2024, and Ms. Bonner became Vice President and Chief Financial Officer.

(9)	Includes a final payout of Mr. Breber’s accrued, but unused vacation balance, in the amount of $13,467, which is required to be paid under California law upon termination of employment.

Chevron Corporation 2025 Proxy Statement

executive compensation

grants of plan-based awards

in fiscal year 2024

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2024. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs, and stock options) are made under our LTIP. These awards are also described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise of base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
Name	Award type	Grant date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		—	$3,135,000	$6,270,000	—	—	—	—	—	—	—
	Perf Shares	2/6/2024	—	—	—	12,635	57,430	114,860	—	—	—	$9,908,053
	Options	2/6/2024	—	—	—	—	—	—	—	115,100	$152.35	$4,373,800
	RSUs	2/6/2024	—	—	—	—	—	—	28,720	—	—	$4,375,492

E.P. Bonner	CIP		—	$1,100,000	$2,200,000	—	—	—	—	—	—	—
	Perf Shares	2/6/2024	—	—	—	3,095	14,070	28,140	—	—	—	$2,427,413
	Options	2/6/2024	—	—	—	—	—	—	—	28,200	$152.35	$1,071,600
	RSUs	2/6/2024	—	—	—	—	—	—	7,030	—	—	$1,071,021

M.A. Nelson	CIP		—	$1,530,000	$3,060,000	—	—	—	—	—	—	—
	Perf Shares	2/6/2024	—	—	—	4,039	18,360	36,720	—	—	—	$3,167,541
	Options	2/6/2024	—	—	—	—	—	—	—	36,800	$152.35	$1,398,400
	RSUs	2/6/2024	—	—	—	—	—	—	9,180	—	—	$1,398,573

A.N. Hearne	CIP		—	$1,290,000	$2,580,000	—	—	—	—	—	—	—
	Perf Shares	2/6/2024	—	—	—	4,039	18,360	36,720	—	—	—	$3,167,541
	Options	2/6/2024	—	—	—	—	—	—	—	36,800	$152.35	$1,398,400
	RSUs	2/6/2024	—	—	—	—	—	—	9,180	—	—	$1,398,573

R.H. Pate	CIP		—	$1,265,000	$2,530,000	—	—	—	—	—	—	—
	Perf Shares	2/6/2024	—	—	—	3,095	14,070	28,140	—	—	—	$2,427,413
	Options	2/6/2024	—	—	—	—	—	—	—	28,200	$152.35	$1,071,600
	RSUs	2/6/2024	—	—	—	—	—	—	7,030	—	—	$1,071,021

P.R. Breber	CIP		—	$1,265,000	$2,530,000	—	—	—	—	—	—	—

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” in this Proxy Statement for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2024 performance-year CIP award results, which are approved in January 2025 and paid in March 2025, are reported in the “Summary Compensation Table” in this Proxy Statement, in the “Non-Equity Incentive Plan Compensation” column. Under the 2024 CIP, there is no threshold award. The maximum award is 200% of target for all CIP-eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail– Long-Term Incentive Plan” in this Proxy Statement for a detailed description of performance share awards, including the criteria for determining the amounts payable. “Target” is the number of performance shares awarded in 2024. If there is a payout, “Threshold” represents the lowest possible payout (22% of the grant) and “Max” reflects the highest possible payout (200% of the grant). The performance shares awarded in 2024 accrue dividend equivalents and are settled in stock, and the payout, if any, will occur at the end of the three-year performance period (January 2024 through December 2026). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2024” table in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis-Compensation Discussion and Analysis in Detail-Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents in the form of additional RSUs. One-third vests each February 10, starting with the February 10 that is at least one year following the grant date, and will settle in shares of Chevron common stock. Shares issued upon vesting are subject to a two-year post-vesting holding period for executive officers, which is removed upon termination of employment.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis-Compensation Discussion and Analysis in Detail-Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each February 10, starting with the February 10 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

outstanding equity awards
at 2024 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2024, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, unit, or other rights that have not vested ($)(6)

M.K. Wirth	2/6/2024	—	115,100	$152.35	2/6/2034	29,984	$4,342,855	119,914	$17,368,344
	1/25/2023	30,933	61,867	$179.08	1/25/2033	16,408	$2,376,482	51,496	$7,458,681
	1/26/2022	113,200	56,600	$132.69	1/26/2032	32,318	$4,680,899
	1/27/2021	317,100		$ 88.20	1/27/2031	49,449	$7,162,187
	1/29/2020	298,100		$110.37	1/29/2030	41,893	$6,067,821
	1/30/2019	236,900		$113.01	1/30/2029
	1/31/2018	182,100		$125.35	1/31/2028
	1/25/2017	80,800		$117.24	1/25/2027
	1/27/2016	239,900		$ 83.29	1/27/2026

E.P. Bonner	2/6/2024	—	28,200	$152.35	2/6/2034	7,339	$1,063,032	29,378	$4,255,110
	1/25/2023	5,800	11,600	$179.08	1/25/2033	3,212	$465,184	9,646	$1,397,127
	1/26/2022	21,400	10,700	$132.69	1/26/2032	6,266	$907,628
	1/27/2021	28,334		$ 88.20	1/27/2031	6,748	$977,331
	1/29/2020	7,534		$110.37	1/29/2030	3,200	$463,488

M.A. Nelson	2/6/2024	—	36,800	$152.35	2/6/2034	9,584	$1,388,141	38,336	$5,552,586
	1/25/2023	10,033	20,067	$179.08	1/25/2033	5,323	$770,911	16,699	$2,418,683
	1/26/2022	28,733	14,367	$132.69	1/26/2032	8,200	$1,187,691
	1/27/2021	81,900		$ 88.20	1/27/2031	12,765	$1,848,832
	1/29/2020	77,000		$110.37	1/29/2030	10,934	$1,583,677
	1/30/2019	62,600		$113.01	1/30/2029
	1/31/2018	27,700		$125.35	1/31/2028
	1/25/2017	18,100		$117.24	1/25/2027

A.N. Hearne	2/6/2024	—	36,800	$152.35	2/6/2034	9,584	$1,388,141	38,336	$5,552,586
	1/25/2023	10,033	20,067	$179.08	1/25/2033	5,323	$770,911	16,699	$2,418,683
	1/26/2022	21,666	10,834	$132.69	1/26/2032	6,185	$895,814
	1/27/2021	41,134		$ 88.20	1/27/2031	9,624	$1,394,003
	1/29/2020	19,334		$110.37	1/29/2030	8,179	$1,184,694

Chevron Corporation 2025 Proxy Statement

executive compensation

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, unit, or other rights that have not vested ($)(6)

R.H. Pate	2/6/2024	—	28,200	$152.35	2/6/2034	7,339	$1,063,032	29,378	$4,255,110
	1/25/2023	7,666	15,334	$179.08	1/25/2033	4,109	$595,192	12,793	$1,852,938
	1/26/2022	28,733	14,367	$132.69	1/26/2032	8,252	$1,195,267
	1/27/2021	41,134		$ 88.20	1/27/2031	9,648	$1,397,406
	1/29/2020	58,000		$110.37	1/29/2030	8,158	$1,181,611
	1/30/2019	47,200		$113.01	1/30/2029
	1/31/2018	40,200		$125.35	1/31/2028
	1/25/2017	35,475		$117.24	1/25/2027

P.R. Breber	1/25/2023	23,000		$179.08	1/25/2033	4,074	$590,135	12,793	$1,852,938
	1/26/2022	43,100		$132.69	1/26/2032	8,200	$1,187,691
	1/27/2021	81,900		$ 88.20	1/27/2031	12,765	$1,848,832
	1/29/2020	77,000		$110.37	1/29/2030	10,823	$1,567,547
	1/30/2019	62,600		$113.01	1/30/2029
	1/31/2018	52,900		$125.35	1/31/2028
	1/25/2017	40,000		$117.24	1/25/2027

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus their years of service. This policy reflects our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For awards granted 2017 through 2023, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. For 2024 and later grants, one-third vests each February 10, starting with the February 10 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)

Represents unvested RSUs and dividend equivalents, rounded to whole units. 2022 and earlier awards are paid out in cash at the end of the five-year vesting period. For 2023, awards are settled in stock upon vesting one-third each January 31 following the first anniversary of the grant date. 2024 and later awards are settled in stock upon vesting one-third each February 10 following the first anniversary of the grant date.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $144.84, the closing price of Chevron common stock on December 31, 2024.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash for 2023 and prior awards and stock for 2024 and later awards, at the end of the applicable three-year performance period. The estimated shares for the 2023 award are based upon a 100% performance multiplier, and the estimated shares for the 2024 award are based upon a 200% performance multiplier.

(6)

Represents the estimated value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $144.84, the closing price of Chevron common stock on December 31, 2024. The estimated payout value for the 2023 award is based on a 100% performance multiplier, and the estimated value for the 2024 award is based on a 200% performance multiplier. The estimated value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2024” table in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

option exercises and stock vested

in fiscal year 2024

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2024; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

M.K. Wirth	164,600	$9,286,172	115,370	$17,188,271

E.P. Bonner	—	—	16,849	$2,518,402

M.A. Nelson	—	—	26,251	$3,904,444

A.N. Hearne	—	—	25,362	$3,784,557

R.H. Pate	—	—	27,055	$4,034,224

P.R. Breber	268,400	$18,619,800	29,653	$4,417,272

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the fair market value of Chevron common stock on the exercise date and the exercise price of the stock options. Certain totals may not reconcile due to rounding.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Market price at exercise	Value realized on exercise

M.K. Wirth	164,600	1/28/2015	$103.71	11/14/2024	$160.13	$9,286,172

P.R. Breber	13,700	1/27/2016	$ 83.29	5/6/2024	$162.00	$1,078,327
	11,300	1/28/2015	$103.71	5/6/2024	$162.00	$ 658,677
	15,000	1/27/2016	$ 83.29	5/31/2024	$162.11	$1,182,324
	12,500	1/27/2016	$ 83.29	5/31/2024	$159.15	$ 948,273
	20,000	1/27/2016	$ 83.29	6/20/2024	$156.06	$1,455,346
	25,000	1/27/2016	$ 83.29	6/24/2024	$159.02	$1,893,325
	15,000	1/27/2016	$ 83.29	7/15/2024	$159.05	$1,136,414
	20,000	1/27/2016	$ 83.29	7/18/2024	$162.04	$1,575,082
	8,356	1/27/2016	$ 83.29	8/23/2024	$148.01	$ 540,786
	1,644	1/27/2016	$ 83.29	8/26/2024	$149.39	$ 108,660
	10,000	1/27/2016	$ 83.29	8/29/2024	$148.06	$ 647,693
	10,000	1/27/2016	$ 83.29	9/19/2024	$146.10	$ 628,138
	9,800	1/27/2016	$ 83.29	9/23/2024	$148.02	$ 634,384
	200	1/27/2016	$ 83.29	9/23/2024	$148.02	$ 12,947
	10,000	1/27/2016	$ 83.29	10/1/2024	$148.10	$ 648,077
	10,000	1/27/2016	$ 83.29	10/1/2024	$150.08	$ 667,947
	10,000	1/27/2016	$ 83.29	10/2/2024	$152.09	$ 687,996
	9,720	1/27/2016	$ 83.29	10/4/2024	$152.08	$ 668,595
	280	1/27/2016	$ 83.29	10/7/2024	$152.04	$ 19,250
	13,700	1/27/2016	$ 83.29	11/4/2024	$153.84	$ 966,569
	2,632	1/27/2016	$ 83.29	11/5/2024	$154.51	$ 187,463
	10,000	1/27/2016	$ 83.29	11/6/2024	$157.79	$ 745,016
	7,368	1/27/2016	$ 83.29	11/6/2024	$156.72	$ 541,006
	12,200	1/25/2017	$117.24	11/21/2024	$162.27	$ 549,339
	10,000	1/25/2017	$117.24	12/2/2024	$161.06	$ 438,169

Chevron Corporation 2025 Proxy Statement

executive compensation

(2)

Represents the cash value of vested performance shares granted in 2022 for the performance period January 2022 through December 2024, paid in February 2025. Also includes the value of vested restricted stock units granted in 2019 and 2023, paid in February 2024; and the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further on pages 84 and 85. Certain totals may not reconcile due to rounding.

performance shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group and S&P 500 Index for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we calculate our ROCE-I and the ROCE-I of our LTIP Performance Share Peer Group for the three-year performance period. ROCE-I is the percentage point difference between the trailing 12-month ROCE as of the quarter preceding the end of the three-year performance period and the trailing 12-month ROCE as of the quarter preceding the start of the three-year performance period. We calculate ROCE as follows:

ROCE =	(net income excluding special items (+) after tax interest expense (+) noncontrolling interests income)
average capital employed

Net Income (excluding special items) is the net income adjusted for significant, externally disclosed non-operating items. Capital Employed is the sum of stockholders’ equity, total debt, and noncontrolling interests equity. Average Capital Employed is computed by averaging the sum of Capital Employed at the beginning of and end of the 12-month net income period. The final ROCE calculation may include reasonable estimates and will be determined and certified by the MCC in its sole discretion.

Third, we rank our TSR and ROCE-I against the TSR and ROCE-I of our LTIP Performance Share Peer Group and S&P 500 Index, if applicable, to determine the performance multiplier applicable to the awards. Our rank then determines what the performance multiplier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th

TSR modifier (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%

ROCE-I modifier (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a

For example, if we rank first in TSR compared with our LTIP Performance Share Peer Group and S&P 500 Index and second in ROCE-I, then the performance multiplier would be 185%. Under the rules of the LTIP, in the event our measured annualized TSR is less than one percentage point of the nearest competitor(s), the results will be considered a tie, and the TSR modifier will be the average of the tied ranks. In the event our measured ROCE-I is less than one-half of a percentage point of the nearest competitor(s), the results will be considered a tie, and the ROCE-I modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the peer that ranks sixth, it will result in a TSR modifier of 20% (the average of 40% and 0%). In addition, if Chevron ranks fourth in ROCE-I and ties with the ROCE-I of the peer that ranks fifth, it will result in a ROCE-I modifier of 25% (the average of 50% and 0%). The weighted results of the modifiers are rounded to the nearest whole number. The overall performance multiplier would then result in 22%.

70% x TSR modifier	+	30% x ROCE-I modifier	=	Performance multiplier

In the event of negative TSR for the performance period, any above-target TSR modifier will be reduced by 20% for executive officers.

Fourth, we determine the cash value and payout of the performance share award, as follows:

(Number of performance shares granted + dividend equivalents)	x	Performance multiplier	x	20-day trailing average price of Chevron common stock at the end of the performance period(a)	=	Cash value/payout

(a)	PSUs awarded in 2024 and later will be settled in shares using the closing price of Chevron’s common stock on the date the MCC certifies the performance share multiplier.

Chevron Corporation 2025 Proxy Statement

executive compensation

For awards of performance shares made in 2022, the three-year performance period ended December 2024. Chevron came in third place for TSR and fourth place for ROCE-I. This resulted in a performance multiplier of 99% for the period. Accordingly, the cash value of the 2022 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Multiplier	=	Shares acquired on vesting	x	20-day trailing average price	=	Cash value/payout

M.K. Wirth	67,637		99%		66,960		$150.10		$10,050,760

E.P. Bonner	12,812		99%		12,683		$150.10		$1,903,793

M.A. Nelson	17,164		99%		16,993		$150.10		$2,550,616

A.N. Hearne	12,935		99%		12,806		$150.10		$1,922,131

R.H. Pate	17,164		99%		16,993		$150.10		$2,550,616

P.R. Breber	17,164		99%		16,993		$150.10		$2,550,616

The cash value/payout includes the value of fractional shares.

Ms. Bonner elected to defer 20% of her 2022 performance share grant, or $380,759. Messrs. Nelson and Hearne elected to defer 25% of their 2022 performance share grant, $637,654 for Mr. Nelson and $480,533 for Mr. Hearne. Provisions of the DCP and distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

restricted stock units

Vested RSUs are valued by multiplying the number of units vested by the closing price of Chevron common stock on the vesting date, or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. Starting in 2023, RSU awards vest ratably over a three-year period; and for executive officers, are subject to a mandatory two-year post-vest holding period.

	RSUs granted in 2019 (cliff vesting)					RSUs granted in 2023 (ratable vesting)
Name	Number of shares acquired on vesting (#)	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting	Number of shares acquired on vesting (#)	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting

M.K. Wirth	39,431	1/30/2019	1/31/2024	$147.43	$5,813,293	8,221	1/25/2023	1/31/2024	$147.43	$1,212,022

E.P. Bonner	2,164	1/30/2019	1/31/2024	$147.43	$319,065	1,538	1/25/2023	1/31/2024	$147.43	$226,747

M.A. Nelson	10,530	1/30/2019	1/31/2024	$147.43	$1,552,397	2,667	1/25/2023	1/31/2024	$147.43	$393,196

A.N. Hearne	5,454	1/30/2019	1/31/2024	$147.43	$804,025	2,667	1/25/2023	1/31/2024	$147.43	$393,196

R.H. Pate	7,860	1/30/2019	1/31/2024	$147.43	$1,158,800	2,043	1/25/2023	1/31/2024	$147.43	$301,199

P.R. Breber	10,423	1/30/2019	1/31/2024	$147.43	$1,536,663	2,043	1/25/2023	1/31/2024	$147.43	$301,199

(a)	Closing price of Chevron common stock on the NYSE on the vest date.

Chevron Corporation 2025 Proxy Statement

executive compensation

RSUs are subject to certain tax liabilities prior to vesting when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2024, Chevron withheld the following RSUs from grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Nelson, Hearne, Pate, and Breber have more than 90 points, as described in our “Potential Payments upon Termination or Change-in-Control” in this Proxy Statement and the full FICA tax obligation for the 2020, 2021, and 2022 grants were paid in prior years, when grants were no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld

M.K. Wirth	758	1/25/2023	12/17/2024	$148.11	$112,214

E.P. Bonner	139	1/26/2022	12/17/2024	$148.11	$20,644
	203	1/25/2021	12/17/2024	$148.11	$30,081
	122	1/29/2020	12/17/2024	$148.11	$18,047

M.A. Nelson	248	1/25/2023	12/17/2024	$148.11	$36,742

A.N. Hearne	248	1/25/2023	12/17/2024	$148.11	$36,742

R.H. Pate	159	1/25/2023	12/17/2024	$148.11	$23,583

P.R. Breber	194	1/25/2023	12/17/2024	$148.11	$28,754

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

Chevron Corporation 2025 Proxy Statement

executive compensation

pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)		Payments during last fiscal year(3)

M.K. Wirth	Chevron Retirement Plan	39	$2,282,528		—
	Chevron Retirement Restoration Plan		$40,113,421		—

E.P. Bonner	Chevron Retirement Plan	3	$66,218		—
	Chevron Retirement Restoration Plan		$222,384		—
	Chevron UK Pension Plan	23	$655,571	(4)	—
	Chevron UK Unfunded Retirement Benefit		$1,498,444	(4)	—

M.A. Nelson	Chevron Retirement Plan	39	$2,352,477		—
	Chevron Retirement Restoration Plan		$20,195,776		—

A.N. Hearne	Chevron Retirement Plan	15	$447,805		—
	Chevron Retirement Restoration Plan		$2,150,177		—
	Chevron UK Pension Plan	20	$1,292,088	(4)	—

R.H. Pate	Chevron Retirement Plan	15	$551,291		—
	Chevron Retirement Restoration Plan		$3,416,196		—

P.R. Breber	Chevron Retirement Plan	35	—		$2,077,992
	Chevron Retirement Restoration Plan		$14,359,061		$666,557

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2024 financial statements and is generally the period that an employee is a participant in the plan for which the employee is an eligible employee and receives pay from a participating company. For the CRP and RRP, credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 42 years; Mr. Nelson, 40 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2024, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2024 financial statements. For the CRP and RRP, a present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for NEOs), using service and compensation as of December 31, 2024. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. These assumptions include the discount rate of 5.7% for CRP and 5.5% for RRP as of December 31, 2024. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 23. The present values reflect the forms of payment based on the interest rate and mortality table assumptions used for financial reporting purposes on December 31, 2024, which are prescribed by the Pension Protection Act of 2006.

See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Mr. Breber elected to receive his RRP benefit in five annual installments. The present value of Mr. Breber’s accumulated RRP benefit reflects the present value of his outstanding benefit, following the distribution made for payment of taxes, as of December 31, 2024.

(3)	Mr. Breber elected a lump sum payment of the CRP benefit following his March 2024 retirement. In addition, a portion of his RRP benefit was distributed for payment of taxes.

Chevron Corporation 2025 Proxy Statement

executive compensation

(4)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2024, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2024 financial statements. For the CUKPP and URB, a present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction being applied to some or all of their pension due to age (this is age 60 or 65, respectively, for Ms. Bonner and Mr. Hearne), using service and compensation as of the date at which benefits ceased accruing. This present value is then discounted with interest to the date used for financial reporting purposes. The assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. These assumptions include the discount rate of 5.6% as of December 31, 2024. This rate is equal to the single equivalent rate resulting from consideration of yield curves derived from market yields on high-quality fixed income instruments as of December 31, 2024, and the distribution of the CUKPP’s projected future benefit payments. Benefits in the CUKPP are automatically increased, both once in payment and over the period from the date accrual ceased to the date pensions commenced. Indexation is generally linked to U.K. price inflation, which is assumed at the average rate of 2.8% per annum from December 31, 2024, but subject to limitations. See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (a defined-benefit pension plan that is intended to be tax-qualified under Code section 401(a)) and the Chevron Retirement Restoration Plan (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Code limitations on benefits and earnings. In addition to the U.S.-based plans, Ms. Bonner and Mr. Hearne are eligible for benefits under the CUKPP (a defined-benefit pension plan that is intended to be a registered pension scheme under the Finance Act 2024 of the Parliament of the United Kingdom).

For employees hired prior to January 1, 2008, including Messrs. Wirth, Nelson, and Breber the age 65 retirement benefits are calculated as a single life annuity equal to 1.6% of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, HAE is the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2024, the applicable annualized averages were: Mr. Wirth, $5,672,778, and Mr. Nelson, $2,945,467. Mr. Breber retired March 29, 2024, and his annualized annual average under the CRP was $2,329,367.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2024, the applicable annualized earnings, after reflecting the average of the last three-year Code compensation limitations, was $326,667. The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5% per year from age 50 to age 60, and unreduced at age 60.

For employees who became eligible for U.S. benefits on or after January 1, 2008, including Ms. Bonner and Messrs. Hearne and Pate, the age 65 retirement benefits are calculated as a lump sum equal to the participant’s annualized HAE multiplied by 11% for the years of credited service before age 60 and 14% for the years of credited service after age 60. For this purpose, HAE is the average of the highest base salary and CIP awards over 60 consecutive months. On December 31, 2024, the applicable averages were: Ms. Bonner, $1,565,909; Mr. Hearne, $1,828,573; and Mr. Pate, $2,329,367.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2024, the applicable annualized earnings, after reflecting the average of the last five-year Code compensation limitations, were $311,000 for Ms. Bonner and Messrs. Hearne and Pate. For employees hired after December 31, 2007, the amount of the benefit is reduced by 4.5% annual compound interest if payment commences prior to age 60.

For the CRP and RRP, participants are eligible for an early retirement benefit if they are vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their CRP benefits paid in the form of a lump-sum, single life annuity, joint and survivor annuity, life and term-certain annuity, or a uniform income annuity.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Code’s applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump-sum equivalent in a single payment or in up to 10 annual installments.

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For U.K. heritage Texaco employees hired prior to January 1, 2003, including Mr. Hearne, the CUKPP benefit is calculated as an age 60 joint life annuity equal to 1.85% of the participant’s final pensionable pay multiplied by eligible years of credited service up to December 31, 2002, minus a state pension offset (calculated as 1/46th of the annual equivalent of the single person’s basic state pension in force upon termination of pensionable service) and as an age 65 joint life annuity equal to 1.9% of the participant’s final pensionable pay multiplied by eligible years of credited service from January 1, 2003, minus a state pension offset (calculated as 1/44th of the annual equivalent of the single person’s basic state pension in force upon termination of pensionable service).

For U.K. heritage Chevron employees hired prior to January 1, 2003, including Ms. Bonner, the CUKPP benefit is calculated as an age 65 joint life annuity equal to 1.9% of the participant’s final pensionable pay multiplied by eligible years of credited service minus a state pension offset (calculated as 1/44th of the annual equivalent of the single person’s basic state pension in force upon termination of pensionable service). For eligible participants, including Ms. Bonner, the URB provides benefits comparable with those provided in the CUKPP but cannot be paid from the plan due to U.K. tax authority limits on the annual amount that can be put into registered pension schemes.

For the CUKPP, participants can elect to receive a portion of their benefit as a tax-free lump sum and a smaller monthly pension. The age 65 retirement benefit is actuarially reduced if commenced prior to age 65, and the age 60 retirement benefit is actuarially increased if commenced after age 60. The URB is converted to a lump-sum equivalent that is paid immediately following separation from service.

Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment

M.K. Wirth	1	First quarter that is at least one year following separation from service

E.P. Bonner	1	First quarter that is at least one year following separation from service

M.A. Nelson	10	First quarter that is at least one year following separation from service

A.N. Hearne	1	First quarter that is at least one year following separation from service

R.H. Pate	1	First quarter that is at least one year following separation from service

P.R. Breber	5	First January that is at least one year following separation from service

Chevron Corporation 2025 Proxy Statement

executive compensation

nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90% of CIP awards, up to 90% of LTIP performance share awards, and up to 40% of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 12 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return as of December 31, 2024, were:

Chevron Common Stock Fund	1.24%

Capital Group EuroPacific Growth Trust Class U3	5.19%

Dodge & Cox Income Separate Account	2.57%

Principal Diversified Real Asset	3.28%

Vanguard Balanced Index Fund Institutional Shares	14.60%

BlackRock MSCI ACWI Ex-U.S. Index Account C	5.46%

Government Short-Term Investment Account C	5.32%

Equity Index Account C	25.02%

Extended Equity Market Fund M	16.91%

U.S. Debt Index Account C	1.39%

Putnam Stable Value Fund	5.89%

EARNEST Partners Smid Cap Core Fund—Class 1	3.60%

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business-day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2024 annual rate of return for the Vanguard Treasury Money Market Fund was 5.24%.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

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ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Code 401(a)(17) ($345,000 in 2024). A minimum 2% deferral of base pay over the Code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate that is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Company contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals / distributions(5)	Aggregate balance at last fiscal year-end(6)

M.K. Wirth	$30,892	$123,567	$2,866,718	—	$27,731,177

E.P. Bonner	$48,177	$49,483	$846	—	$98,506

M.A. Nelson	$1,123,070	$73,150	$1,588,414	—	$13,773,205

A.N. Hearne	$869,497	$57,983	$911,514	—	$8,243,490

R.H. Pate	$303,267	$63,567	$1,567,855	—	$9,222,168

P.R. Breber	—	—	$146,533	—	$10,331,005

(1)

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to post-2004 balances and, if applicable, pre-2005 balances.

Name	Plan name	Number of annual installments elected	Time of first payment

M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

E.P. Bonner	DCP	7	First January that is at least three years following separation from service
	ESIP-RP	7	First January that is at least three years following separation from service

M.A. Nelson	DCP	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	10	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	1	First quarter that is at least one year following separation from service

A.N. Hearne	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

R.H. Pate	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service

Chevron Corporation 2025 Proxy Statement

executive compensation

(2)

Reflects 2024 DCP deferrals of salary, any 2023 performance-year CIP, and LTIP performance shares for the 2021–2023 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in footnote 1 to that table. For Messrs. Nelson, Hearne, and Pate the CIP deferred in 2024 was reported in footnote 4 to the “Summary Compensation Table” in our 2024 Proxy Statement. For Messrs. Nelson and Hearne, the value of deferred LTIP performance shares was reported in footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2023” table in our 2024 Proxy Statement.

Name	2024 salary deferrals	2024 CIP deferrals	2024 LTIP deferrals

M.K. Wirth	$30,892	—	—

E.P. Bonner	$48,177	—	—

M.A. Nelson	$18,288	$359,100	$745,682

A.N. Hearne	$53,490	$254,363	$561,644

R.H. Pate	$15,892	$287,375	—

P.R. Breber	—	—	—

(3)	Represents ESIP-RP contributions by the Company for 2024. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2024, and December 31, 2023, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2024 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings	ESIP-RP earnings

M.K. Wirth	$2,834,611	$32,107

E.P. Bonner	$2,241	$(1,395)

M.A. Nelson	$1,577,108	$11,306

A.N. Hearne	$906,800	$4,714

R.H. Pate	$1,553,115	$14,740

P.R. Breber	$131,565	$14,968

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2024 as follows:

Name	DCP balance	ESIP-RP balance

M.K. Wirth	$24,920,399	$2,810,778

E.P. Bonner	$50,418	$48,088

M.A. Nelson	$12,678,645	$1,094,560

A.N. Hearne	$7,705,350	$538,140

R.H. Pate	$7,915,995	$1,306,173

P.R. Breber	$9,228,829	$1,102,176

Chevron Corporation 2025 Proxy Statement

executive compensation

The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported

M.K. Wirth	$286,815	$1,147,262	$3,457,080	$6,147,430

E.P. Bonner	—	—	—	—

M.A. Nelson	$69,396	$277,583	$1,569,225	$3,144,911

A.N. Hearne	$51,979	$56,767	$254,363	$561,644

R.H. Pate	$366,585	$371,646	$793,475	—

P.R. Breber	$88,097	$352,389	—	—

Deferrals of the 2024 CIP awards and the LTIP performance shares for the 2022–2024 performance period are not reflected in the DCP balance at December 31, 2024, as they were not deferred until the underlying awards were settled in 2025. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2024” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2024	LTIP amounts previously reported and credited to the DCP in 2024

M.K. Wirth	—	—

E.P. Bonner	$60,500	$380,759

M.A. Nelson	$462,000	$637,654

A.N. Hearne	$330,000	$480,533

R.H. Pate	$365,750	—

P.R. Breber	—	—

Chevron Corporation 2025 Proxy Statement

executive compensation

potential payments upon termination or change-in-control

With the exception of Mr. Pate, our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In 2018, Mr. Pate and Chevron entered into agreements relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination; such agreements are described in the table below and in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Employment, Severance, and Change-in-Control Agreements” in this Proxy Statement. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus their time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons, and to ensure that our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(1)	Termination for any reason other than misconduct and grants held for at least one year after grant date,(2) and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points

Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(3)	100% vested(3)

RSUs	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(3)	100% vested(3)

Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(4)	Prorated vesting 5 years from termination to exercise(4)	100% vested(3) Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, and or non-solicitation.

(2)

For awards granted from 2017 through 2023, one must remain employed through the January 31 that is one year after the grant date or for awards granted in 2024 or later, through February 10 that is one year after the grant date.

(3)	Award based on and paid at the end of the performance or vesting period.

(4)	Or the remaining term, if less.

In the table that follows, we have assumed that each NEO except Mr. Breber terminated their employment for reasons other than for misconduct on December 31, 2024. Mr. Breber retired on March 29, 2024. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2024 Fiscal Year-End” table, performance shares or RSUs that vested in 2024 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2024” table, or accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

executive compensation

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)

Name	Base salary	CIP	Severance	Long-term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Performance shares	RSUs	Stock options

M.K. Wirth	—	—	—	$7,458,654	$20,287,389	$687,690	$45,000

E.P. Bonner	—	—	—	$931,415	$1,952,458	$119,167	$1,073,365

M.A. Nelson	—	—	—	$2,418,641	$5,391,111	$174,559	—

A.N. Hearne	—	—	—	$2,418,641	$4,245,422	$131,633	$4,609,461

R.H. Pate	—	—	—	$1,852,877	$4,369,476	$174,559	—

P.R. Breber	—	—	—	$1,953,574	$5,506,140	$359,893	—

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard RSUs under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2024 are forfeited upon a termination in 2024.

Termination with more than 90 points

Messrs. Wirth, Nelson, Hearne, and Pate have more than 90 points, as did Mr. Breber upon his retirement in March 2024. Termination with at least 90 points results in deemed vesting of unvested portions of grants that have met the minimum holding requirement, or the remaining one-third of the 2022 stock option grant, the remaining two-thirds of the 2023 stock option grant, 100% of the 2023 performance share grant, and 100% of the outstanding standard RSUs granted in 2020 through 2023. Vested stock options may be exercised through the remaining term of the option.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides that Mr. Pate is deemed to have 90 points if he is terminated on or after June 30, 2022, for any reason other than misconduct.

Termination with more than 75 points and less than 90 points

Ms. Bonner has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested standard LTIP grants that have met the minimum holding requirement. Ms. Bonner’s stock options vest based on the number of whole months from the grant date to December 31, 2024; vesting of 23/36 of her 2023 grant and 35/36 of her 2022 grant is accelerated, less any stock options previously released under the grants. Vested options may be exercised through December 31, 2029, or the 10th anniversary of the grant date, if earlier. Ms. Bonner’s performance shares vest based on the number of whole months from the performance period start date to December 31, 2024, or 24/36 of her 2023 grant. Ms. Bonner’s RSUs vest based on the number of whole months from the grant date to December 31, 2024, or 23/36 of her 2023 grant, 35/60 of her 2022 grant, 47/60 of her 2021 grant, and 59/60 of her 2020 grant, less any RSUs previously released under the grants.

Valuation of performance shares, RSUs, and stock options

Except for Mr. Breber, performance share values for the 2023 grants are calculated based on $144.84, the December 31, 2024, closing price of Chevron common stock, and a performance multiplier (the combination of weighted TSR modifier and ROCE-I modifier) of 100%. For Mr. Breber, the 2023 and 2022 grants are calculated based on $157.74, the closing price of chevron common stock on March 28, 2024, the date prior to his retirement, as March 29, 2024, was a market holiday. Refer to footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2024” table in this Proxy Statement for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2025 for the 2022 performance share grants. The TSR modifier for the 2023 grant depends on Chevron’s TSR for the three-year performance period relative to the LTIP Performance Share Peer Group and the S&P 500 Index and ranges from 0 to 200% in increments of 40%. The ROCE-I modifier for the 2023 grant depends on Chevron’s ROCE-I for the three-year performance period relative to the LTIP Performance Share Peer Group and ranges from 0 to 200% in increments of 50%.

Restricted stock unit values are calculated based on $144.84, the December 31, 2024, closing price of Chevron common stock. For Mr. Breber, valuation is based on $157.74, the closing price on March 28, 2024, the date prior to his date of retirement.

Stock option values are calculated based on the difference between $144.84, the December 31, 2024, closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. For Mr. Breber, valuation is based on $157.74, the closing price on March 28, 2024, the date prior to his date of retirement.

Chevron Corporation 2025 Proxy Statement

executive compensation

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $45,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25% of the time dedicated to providing such services and no incremental cost for utilizing vacant office space at a Chevron facility.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2024, are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Ms. Bonner and Mr. Hearne transferred from the U.K. payroll to the U.S. payroll in 2022 and 2010 respectively. Upon termination, Ms. Bonner and Mr. Hearne are eligible for a one-time payment to reflect the difference in the value of their actual U.K. retirement plan benefits and the value of the UK Pension Plan benefit had it included their compensation following transfer to the U.S. payroll. CUKPP rules in effect at the earlier of termination of the plan or the participant’s ultimate termination of employment will be applied for the calculation. This is a standard policy applied consistently to employees who transfer payrolls.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides for benefits and payments in an amount equal to the actuarial value of the difference between the portion of retiree health Company contribution, based on points at termination, and the full applicable Company contribution at that time.

Chevron Corporation 2025 Proxy Statement

equity compensation plan information

The following table provides certain information as of December 31, 2024, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(2)	25,921,041	(3)	$118.35	(4)	96,075,661	(5)

Equity compensation plans not approved by security holders(6)	175,820	(7)	—(8)		—(9)

Total	26,096,861		$118.35	(4)	96,075,661

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2024. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2024, was 587,429, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $307.88. The weighted average remaining term of the stock options is 0.77 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of three plans: the prior LTIP, the 2022 LTIP, and the NED Plan. Stock options and RSUs were awarded under the prior LTIP, and shares were issued under the subplans of the prior LTIP for certain non-U.S. locations. Stock options and RSUs may be awarded under the 2022 LTIP, and shares may be issued under the subplans of the 2022 LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 22,646,172 shares subject to stock options (granted under the prior LTIP, the 2022 LTIP, or the NED Plan), 3,030,068 shares subject to RSUs and performance shares granted under the prior LTIP and 2022 LTIP, and 214,801 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as stock appreciation rights, cash-settled RSUs, and cash-settled performance shares granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under the prior LTIP, the 2022 LTIP, and the NED Plan. The weighted average remaining term of the stock options is 5.16 years.

(5)

The 2022 LTIP was approved by the stockholders on May 25, 2022. The maximum number of shares that can be issued under the 2022 LTIP is 104,000,000. The 2022 LTIP has 95,516,148 shares that remain available for issuance pursuant to awards. An aggregate of 1,365,473 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the 2022 LTIP limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the 2022 LTIP. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 559,513 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2024.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 11,100 shares in 2024, 10,936 shares in 2023, and 16,343 shares in 2022.

Chevron Corporation 2025 Proxy Statement

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median employee was 200:1 for 2024, calculated by dividing our CEO 2024 annual total compensation of $32,716,940 by the 2024 annual total compensation of our median employee of $163,744.1

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2024, which included approximately 44,200 individuals located in 49 countries, of which 25,574 employees were on U.S. payroll and 16,542 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.7% of the total employee population in the non-U.S. jurisdictions with small employee populations. As a result, we excluded 2,084 individuals in 29 non-U.S. countries. The excluded countries and their employee populations were as follows: Bahrain (6), Bangladesh (469), Belgium (132), Cambodia (47), Cameroon (9), China (323), Cyprus (11), Egypt (65), El Salvador (89), Equatorial Guinea (76), Finland (2), Germany (107), Greece (10), Guatemala (51), Honduras (29), Hong Kong (74), India (8), Mexico (55), Netherlands (105), Norway (2), Pakistan (104), Panama (37), Republic of Congo (39), Republic of Korea (10), Russian Federation (28), Sri Lanka (75), Taiwan (1), United Arab Emirates (67), and Vietnam (53). As a result of these exclusions, the employee population used to identify the median employee was composed of 42,116 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bermuda, Brazil, Canada, Colombia, France, Indonesia, Israel, Japan, Kazakhstan, Kuwait, Malaysia, Nigeria, Philippines, Singapore, Thailand, the United Kingdom, and Venezuela.

We identified the median employee using 2024 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2024 annual base salary determined as of October 1, 2024, and (ii) the actual annual cash bonus paid in the first quarter of 2024, provided, however, that for hourly employees who work for Chevron Australia Downstream Stores Pty Ltd., Chevron Singapore Pte. Ltd., and Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2024. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2024.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

1	The annual total compensation of the median employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

Chevron Corporation 2025 Proxy Statement

pay versus performance
pay versus performance table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation–Compensation Discussion and Analysis” starting on page 47.

	CEO pay		Other NEO pay		Value of initial fixed $100 investment based on:		Other performance measures
Year	Summary compensation table total for CEO (1)	CAP for CEO (2)	Average summary compensation table total for non-CEO NEOs (3)	Average CAP for non-CEO NEOs (4)	Total stockholder return (5)	Peer Group total stockholder return (5)(6)	Net income (billions) (7)	Return on capital employed (ROCE) (8)

2024	$32,716,940	$32,819,290	$7,940,633	$8,381,055	$150	$153	$17.7	10.1%

2023 (9)	$27,385,655	$(23,775,565)	$9,582,811	$(3,233,256)	$148	$151	$21.4	11.9%

2022 (9)	$24,192,742	$87,365,079	$8,065,929	$25,159,420	$171	$145	$35.5	20.3%

2021	$22,610,285	$54,351,572	$8,654,188	$17,681,842	$108	$92	$15.6	9.4%

2020	$29,017,031	$7,582,335	$9,053,126	$2,548,051	$74	$66	$(5.5)	(2.8)%

(1)	Represents amounts reported for Mr. Wirth for each corresponding year in the “Summary Compensation Table” in the “Total” column.

(2)
Amounts for each fiscal year do not reflect the actual amount of compensation earned by or paid to Mr. Wirth during the applicable year. In accordance with SEC rules, the amounts reported in this column were calculated by making the following adjustments to amounts reported for Mr. Wirth in the “Summary Compensation Table” in the “Total” column:

Year	Reported summary compensation table total for CEO	Less reported value of equity awards (a)	Plus award adjustments (b)	Less reported change in the actuarial present value of pension benefits (c)	Plus pension benefit adjustments (d)	CAP to CEO

2024	$32,716,940	$(18,657,345)	$24,669,488	$(6,719,876)	$810,083	$32,819,290

(a)	Represents the sum of the amounts reported in the “Summary Compensation Table” in the “Stock Awards” and “Option Awards” columns.

Chevron Corporation 2025 Proxy Statement

pay versus performance

(b)
Represents the following adjustments: (i) the addition of
year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the addition (or subtraction if negative) of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the addition of the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the addition (or subtraction if negative) of the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the addition of the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Equity award values are calculated in accordance with ASC Topic 718. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-end fair value of equity awards granted in the year and unvested at year-end	Year over year change in fair value of outstanding and unvested equity awards	Fair value as of vesting date of equity awards granted and vested in the year	Year over year change in fair value of equity awards granted in prior years that vested in the year	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	Total equity award adjustments

2024	$20,514,805	$(129,038)	—	$4,339,116	$(55,395)	—	$24,669,488

(c)	Represents the amount reported in the “Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(d)
Represents the aggregate of two components: (i) the actuarially determined service cost under the CRP and RRP for services rendered by Mr. Wirth during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service cost	Prior service cost	Total pension benefit adjustments

2024	$810,083	—	$810,083

(3)
Represents, for each applicable year, the average of the amounts reported in the “Summary Compensation Table” in the “Total” column for the NEOs as a group (excluding Mr. Wirth). The NEOs (excluding Mr. Wirth) included for purposes of calculating the average amounts in each applicable year are as follows: for 2024, Ms. Bonner and Messrs. Nelson, Hearne, Pate, and Breber; for 2023, Messrs. Breber, Nelson, Hearne, and Pate; for 2022, Messrs. Breber, Johnson, Nelson, and Pate; and for 2021 and 2020, Messrs. Breber, Johnson, Geagea, and Nelson.

(4)
Amounts for each fiscal year do not reflect the actual average of reported amounts of compensation earned by or paid to the NEOs as a group (excluding Mr. Wirth) during the applicable year. In accordance with SEC rules, the amounts reported in this column for each fiscal year were calculated by making the following adjustments to average total compensation for the NEOs as a group (excluding Mr. Wirth), using the same methodology described above in footnote 2. For Ms. Bonner and Mr. Hearne, amounts include U.K. pension benefits.

Year	Average reported summary compensation table total for non-CEO NEOs	Less average reported value of equity awards	Plus average equity award adjustments (a)	Less average reported change in the actuarial present value of pension benefits	Plus average pension benefit adjustments (b)	Average CAP to non-CEO NEOs

2024	$7,940,633	$(4,213,819)	$5,633,988	$(1,198,160)	$218,413	$8,381,055

Chevron Corporation 2025
Pr
oxy Statement

pay versus performance

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average year- end fair value of equity awards granted in the year and unvested at year-end	Year over year average change in fair value of outstanding and unvested equity awards	Average fair value as of vesting date of equity awards granted and vested in the year	Year over year average change in fair value of equity awards granted in prior years that vested in the year	Average fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Average value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	Total average equity award adjustments

2024	$4,633,369	$40,035	—	$973,236	$(12,652)	—	$5,633,988

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average service cost	Average prior service cost	Total average pension benefit adjustments

2024	$218,413	—	$218,413

(5)	Represents, for each applicable year, cumulative total stockholder return beginning December 31, 2019, at market close.

(6)	Competitor Peer Group refers to BP, ExxonMobil, Shell, and TotalEnergies. The average cumulative TSR is weighted by each peer’s market cap as of the beginning of each year.

(7)	Figures rounded.

(8)
ROCE is calculated by dividing earnings (adjusted for
after-tax
interest expense and noncontrolling interests) by the average of total debt, noncontrolling interests, and Chevron Corporation stockholders’ equity for the year.

(9)	Revised as described in footnote 6(g) of the “Summary Compensation Table” in this Proxy Statement.
financial performance measures
The three measures listed below are important financial performance measures used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance. These financial measures are part of our short-term and long-term incentive plan design that reflects the Company’s philosophy to pay for absolute and competitive performance, in alignment with stockholder returns.

•	Earnings 1
•	ROCE 2
•	Free cash flow 3

1.	Earnings as detailed in “Definitions of Selected Financial Terms” in Exhibit 99.1 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2024.

2.
ROCE is calculated by dividing earnings (adjusted for
after-tax
interest expense and noncontrolling interests) by the average of total debt, noncontrolling interests and Chevron Corporation stockholders’ equity for the year.

3.	Free cash flow is a non-GAAP financial measure. See Appendix A for a reconciliation to U.S. GAAP.

Chevron Corporation 2025 Proxy Statement

pay versus performance

CAP versus TSR, net income, and company selected measure

A significant portion of the CAP to Mr. Wirth and to the other NEOs is composed of equity awards that motivate absolute and relative stock performance. As a result, the change in CAP amounts is aligned closely with Chevron’s absolute TSR and relative performance to the peer group. The CAP calculation largely reflects accounting adjustments to outstanding equity valuation and therefore does not equate to the actual realized compensation to the NEOs.
The MCC maintains a disciplined and consistent approach in managing Chevron’s executive compensation. Market data, Company performance, realizable pay, and realized pay are regularly reviewed and discussed to ensure a healthy balance between a competitive executive compensation program for talent attraction and retention, and alignment of pay and performance to drive long-term stockholder value creation.

Compensation Actually Paid and TSR (cumulative and peer)
(1)

Compensation Actually Paid and Net Income
(1)

CEO CAP ($ in millions)
Avg NEO CAP ($ in millions)
Net Income ($ in billions)
2020
2021
2022
2023
2024
$7.6
$2.5
-$5.5
$54.4
$17.7
$15.6
$87.4
$25.2
$35.5
($23.8)
($3.2)
$21.4
$32.8
$8.4
$17.7

Compensation Actually Paid and ROCE
(1)

CEO CAP ($ in millions)
Avg NEO CAP ($ in millions)
ROCE
2020
2021
2022
2023
2024
$7.6
$2.5
-2.8%
$54.4
$17.7
9.4%
$87.4
$25.2
20.3%
($23.8)
($3.2)
11.9%
$32.8
$8.4
10.1%

(1)	Figures rounded.

Chevron Corporation 2025 Proxy Statement

stock ownership information

security ownership of certain beneficial

owners and management

The following table shows the ownership interest in Chevron common stock as of March 17, 2025 (unless otherwise noted), for (i) holders of more than 5% of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,749,715,780 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee director)	Shares beneficially owned(1)		Stock units(2)	Total	Percent of class

State Street Corporation(3)	159,117,156		—	159,117,156	8.70%

The Vanguard Group(4)	161,516,631		—	161,516,631	8.56%

BlackRock, Inc.(5)	131,461,833		—	131,461,833	7.00%

Berkshire Hathaway Inc./Warren E. Buffett(6)	126,093,326		—	126,093,326	6.70%

Wanda M. Austin+	15,208		1,527	16,735	*

Eimear P. Bonner	146,983		13,706	160,689	*

Pierre R. Breber	392,015		66,333	458,348	*

John B. Frank+	17,063		16,568	33,631	*

Alice P. Gast+	1,597		25,820	27,417	*

A. Nigel Hearne	166,940		11,978	178,918	*

Enrique Hernandez, Jr.+	—		32,106	32,106	*

Marillyn A. Hewson+	3,200		13,125	16,325	*

Jon M. Huntsman Jr.+	7,329		1,527	8,856	*

Charles W. Moorman+	41,403		51,963	93,366	*

Dambisa F. Moyo+	7,998		5,500	13,498	*

Mark A. Nelson	446,776		20,656	467,432	*

R. Hewitt Pate	371,218	(7)	14,240	385,458	*

Debra Reed-Klages+	4,275		15,087	19,362	*

D. James Umpleby III+	12,219		1,527	13,746	*

Cynthia J. Warner+	—		4,873	4,873	*

Michael K. Wirth	1,898,817		65,909	1,964,726	*

All current non-employee Directors and executive officers as a group (18 persons)	3,314,942	(8)	310,493	3,625,435	*

*	Less than 1%.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 17, 2025, as follows: 88,968 shares for Ms. Bonner, 340,500 shares for Mr. Breber, 14,413 shares for Mr. Frank, 159,868 shares for Mr. Hearne, 28,809 shares for Mr. Moorman, 342,732 shares for Mr. Nelson, 289,842 for Mr. Pate, 1,624,932 shares for Mr. Wirth, and 2,678,838 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP.

Chevron Corporation 2025 Proxy Statement

stock ownership information

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include RSUs awarded under the 2022 LTIP and stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock. This amount does not include 259,013 unvested performance shares awarded under the 2022 LTIP.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on October 16, 2024, by State Street Corporation, One Congress Street, Suite 1, Boston, MA 02114, State Street reports that as of September 30, 2024, it and its subsidiaries listed on Item 7 of the Schedule 13G/A had no sole voting and dispositive powers, shared voting power for 86,961,486 shares, and shared dispositive power for 159,105,278 shares.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that as of December 29, 2023, it had sole dispositive power for 154,130,938 shares, shared voting power for 2,079,881 shares, shared dispositive power for 7,385,693 shares, and no sole voting power.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 26, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, BlackRock reports that as of December 31, 2023, it and its subsidiaries listed on Exhibit A of the Schedule 13G/A had sole voting power for 121,280,458 shares, sole dispositive power for 131,461,833 shares, and no shared voting and dispositive powers.

(6)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2024, by Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, a diversified holding company that Warren E. Buffett may be deemed to control. Berkshire Hathaway reports that as of December 31, 2023, Mr. Buffett and Berkshire Hathaway shared voting and dispositive powers for 126,093,326 shares, which included shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company shared voting and dispositive power over 101,640,925 of these shares. Mr. Buffett, Berkshire Hathaway, and National Indemnity reported no sole voting or dispositive powers.

(7)	Includes 13,264 shares held by The Lindsey H. Pate 2019 Irrevocable Trust for which Mr. Pate disclaims beneficial ownership.

(8)	Includes 21,630 vested and exercisable stock options for which Mr. Jeff B. Gustavson disclaims beneficial ownership.

Chevron Corporation 2025 Proxy Statement

business conduct and ethics code
We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com/investors/corporate-governance and is available in print upon request. We will post any amendments to or waivers of our Code for an executive officer or director on our website. Directors, officers, and employees certify biennially that they will comply with the Code.
insider trading and prohibited
transactions involving
Chevron securities
Chevron maintains insider trading policies and procedures governing the purchase, sale, and/or other dispositions of Chevron’s securities by directors, executive officers, and employees, as well as Chevron itself, that it believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the NYSE listing standards.
Persons subject to the policies and procedures are prohibited from trading while aware of material, non-public
information. These policies and procedures provide for restricted periods and preclearance procedures for members of the Chevron Board of Directors, executive officers, and other specified employees.
Further, members of the Chevron Board of Directors, executive officers, and other specified employees are prohibited at any time from:

•
Engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps, or other derivative securities;

•	Purchasing Chevron securities on margin;

•	Engaging in monetization transactions, such as forward sale contracts involving Chevron securities; or

•	Pledging Chevron securities as collateral for a loan or any other purpose.
Other employees are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market risk.
For more information, please see the description of our insider trading policies and procedures, which is included as Exhibit 19 in our Annual Report on Form
10-K
for the year ended December 31, 2024.

Chevron Corporation 2025 Proxy Statement

related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by SEC rules. Under SEC rules, a related person is a director, executive officer, nominee for director since the beginning of the previous fiscal year, or a greater than 5% beneficial owner of the company at the time of the applicable transaction, and their immediate family members. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review the report and determine whether to approve the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

Compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	Compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	Transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

Transactions in which rates are determined by competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with Chevron’s competitive bidding procedures);

•	Transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	Transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is an employee of another entity and the transaction does not exceed $250,000 or 0.5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2% (whichever is greater) of that entity’s gross revenues for that year; and

•

Transactions conducted in the ordinary course of business where our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2% of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or their family members.

Chevron Corporation 2025 Proxy Statement

related person transactions

related person transactions

During 2024, each of The Vanguard Group (“Vanguard”), BlackRock, Inc. (“BlackRock”), and State Street Corporation (“State Street”) was a greater than 5% beneficial owner of Chevron common stock. Affiliates of Vanguard provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $200,000 in fees from the trusts for such services in 2024 and are expected to receive approximately $200,000 in 2025 for similar services. Affiliates of BlackRock provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $3,250,000 in fees from the trusts for such services in 2024 and are expected to receive approximately $3,150,000 in 2025 for similar services. Affiliates of State Street provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $75,000 in fees from the trusts for such services in 2024 and are expected to receive approximately $150,000 in 2025 for similar services. Affiliates of State Street provided professional advisory services to certain benefit plans and trusts sponsored by Chevron and received approximately $200,000 in fees for such services in 2024 and are expected to receive approximately $250,000 in 2025 for similar services. In each of these cases, the agreements were entered into on an arm’s-length basis in the ordinary course of business.

Chevron Corporation 2025 Proxy Statement

board proposal to ratify

PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025

(Item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as Chevron’s independent registered public accounting firm for 2025, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•   The quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•   PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•   PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•   The desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation every five years and PwC’s periodic rotation of other audit management;

•   External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•   The appropriateness of PwC’s fees for audit and non-audit services;

•   The quality and candor of PwC’s communications with the Audit Committee and management;

•   PwC’s independence and objectivity in its performance of audit services; and

•   PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•

Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

Chevron Corporation 2025 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to help ensure that auditor independence is not impaired.

•

Strong internal PwC independence, policies, and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron. PwC has an accountability framework in place to address deviations from policies and professional standards, including quality, independence, and training, with disciplinary measures including financial penalties where appropriate.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2025.

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2024 and 2023. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2024 and 2023, were as follows (millions of dollars):

services provided	2024	2023

Audit	$32.4	$31.4

Audit Related	$ 0.7	$ 0.9

Tax	$ 0.5	$ 0.4

All Other	$ 1.9	$ 1.9

Total	$35.5	$34.6

The Audit fees for the years ended December 31, 2024 and 2023, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2024 and 2023, were mainly for assurance and related services for employee benefit plan audits, attest services required by debt holders, partners, or other third party stakeholders, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2024 and 2023, were primarily for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2024 and 2023, mainly included services rendered for application and general controls review, software licenses, subscriptions, and permitted consulting services.

Chevron Corporation 2025 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025 audit committee preapproval policies and procedures

All 2024 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to help ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal.

your board’s recommendation

Your Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation 2025 Proxy Statement

board proposal to approve, on an advisory basis, named executive officer compensation

(item 3 on the proxy card)

As required by Section 14A of the Exchange Act, stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2023 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2025 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively across all salary grades and all geographies. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both Oil Industry Peers and Non-Oil Industry Peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a long-term employment model;

•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

your board’s recommendation

Your Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Chevron Corporation 2025 Proxy Statement

board proposal to amend the company’s restated certificate of incorporation to provide for officer exculpation

(item 4 on the proxy card)

On December 4, 2024, the Board approved, and determined to recommend that stockholders approve, amendments to the Company’s Restated Certificate of Incorporation (“Charter”) that would eliminate the monetary liability of certain officers in circumstances similar to, but more limited than, the protections that the Charter already affords to our Directors (the “Proposed Amendments”).

Section 1 of Article VIII of the Charter currently includes exculpatory provisions that eliminate the personal liability of Directors for monetary damages for breaches of the fiduciary duty of care to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). Such director exculpatory provisions are common among large public companies, and we believe that the provisions allow the Company to recruit and retain highly qualified persons to serve as Directors. Under prior Delaware law, the statutory exculpatory provisions could only be extended to directors of corporations. However, effective August 1, 2022, the Delaware legislature amended the DGCL to permit Delaware corporations to extend similar, but more limited, exculpatory protections to officers, subject to the conditions and limitations under Section 102(b)(7) of the DGCL.

The Board believes that it is advisable and in the best interests of the Company and its stockholders to extend exculpation protection to officers, thereby limiting the liability of certain officers to the extent permitted by the DGCL. In the absence of such protection, individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Like our Directors, the nature of their role often requires our officers to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of opportunistic lawsuits that seek to impose liability with the benefit of hindsight. The Proposed Amendments would enable officers to exercise good business judgment and act in good faith, without the potential distractions posed by the risk of personal liability.

The Board believes that the Proposed Amendments strike the appropriate balance between furthering our goals of attracting and retaining high-quality officers, on the one hand, with promoting accountability, on the other. Consistent with the DGCL, the Proposed Amendments would exculpate certain officers only in connection with direct claims, including class actions, brought by stockholders for breaches of the fiduciary duty of care. The Proposed Amendments would not eliminate or limit liability with respect to claims involving: breaches of the duty of loyalty to the Company or our stockholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; transactions from which the officer derived an improper personal benefit; or an unlawful dividend or stock repurchase. Further, the statutory exculpation does not extend to breach of fiduciary duty claims brought by the Company or to derivative claims brought by stockholders in the name of the Company.

Additionally, in accordance with the DGCL, the Proposed Amendments would only apply to certain officers, namely to a person who (during the course of conduct alleged to be wrongful) (i) is or was serving as our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Controller, or Treasurer, (ii) is or was identified in our public filings with the Securities and Exchange Commission as one of our most highly compensated executive officers, or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process in Delaware.

Taking into account the narrow class and type of claims for which certain officers would be exculpated, the Board believes that the Proposed Amendments would benefit the Company and our stockholders by (i) enhancing our ability to attract and retain talented officers and (ii) potentially reducing future litigation costs associated with frivolous lawsuits.

The general description of the Proposed Amendments set forth above is qualified in its entirety by reference to the text of the Proposed Amendments as shown in Appendix B to this Proxy Statement, with additions indicated by underlining.

Chevron Corporation 2025 Proxy Statement

board proposal to amend the company’s restated certificate of incorporation to provide for officer exculpation vote required and effectiveness

The affirmative vote of the holders of a majority of the outstanding shares of all stock entitled to a vote at the Annual Meeting is required for approval of this Proposal. If you “abstain” or otherwise do not vote on the proposal, it will have the same effect as a vote “against” the Proposed Amendments.

If the Proposed Amendments are approved and adopted by the Company’s stockholders, they will become effective upon the filing of a Certificate of Amendment setting forth the Proposed Amendments (as shown in Appendix B to this Proxy Statement) with the Secretary of State of the State of Delaware, which the Company anticipates filing shortly after the Annual Meeting.

The Board reserves the right to abandon the Proposed Amendments at any time before they become effective, even if they are approved by the stockholders. If our stockholders do not approve the Proposed Amendments, Article VIII of the Certificate will remain unchanged and the Certificate of Amendment setting forth the Proposed Amendments will not be filed with the Secretary of State of the State of Delaware.

your board’s recommendation

Your Board recommends that you vote FOR the proposal to amend the Company’s Restated Certificate of Incorporation to provide for officer exculpation.

Chevron Corporation 2025 Proxy Statement

rule 14a-8 stockholder proposals

(items 5 through 8 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received two proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Sustainability Report, our Annual Report, this Proxy Statement, and our Climate Change Resilience Report. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Annual Report Supplement, the Corporate Sustainability Report, and the Climate Change Resilience Report, as well as the other information presented on Chevron’s website.

We will provide the address and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals.

your board’s recommendation

Your Board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation 2025 Proxy Statement

stockholder proposal to commission a third-party report on human rights practices

(item 5 on the proxy card)

The Franciscan Sisters of Allegany, NY has submitted the following proposal for consideration at the Annual Meeting.

Resolved: Shareholders request the Board of Directors commission an independent third-party report, at reasonable cost and omitting proprietary information, evaluating how effectively the company implements its Human Rights Policy and other company efforts to prevent, mitigate, and remedy actual and potential human rights impacts of its operations. The third-party should provide an opportunity for civil society and human rights organizations to provide input, and the report should be made public on Chevron’s website.

Whereas: Chevron operates in over 180 countries and is one of the highest greenhouse gas emitting companies in the world.1 Despite Chevron’s commitment to human rights, its operations have been connected to human rights abuses that expose shareholders to financial, compliance, and reputational risks. An independent 2021 report examining 70 lawsuits against Chevron found that 65% of the cases involved “documented claims of severe human rights abuses, including torture, forced labor/slavery, rape, murder, and even genocide.”2 Communities surrounding Chevron operations in Nigeria,3 Kazakhstan,4 Ecuador5, and the US6 assert Chevron has failed to remediate oil spills, violated environmental protection laws, and fueled local conflict. Chevron dismissed the report.7

Chevron’s policies, processes, and disclosure fail to address how it manages material risks associated with human rights abuses, environmental damages, and poor community relations connected to its business operations. Chevron scored 33/100 on the 2023 Corporate Human Rights Benchmark, notably receiving

a 0 for monitoring and corrective actions. The benchmark noted that “it is not clear how it monitors the implementation of its human rights policy commitments across its global operations.”8

Chevron has been accused of corrupt practices, including intimidating and harassing human rights defenders through the use of strategic lawsuits against public participation (SLAPPs).9 A 2020 report reviewing 152 SLAPP cases from the fossil fuel industry found that Chevron was one of the most prolific users of the tactic.10 Chevron continues to deny responsibility for a $9.5 billion judgment against the Company for decades of contamination in Ecuador.11 Chevron’s subsequent drawn-out legal and reputational attacks on Ecuadorian plaintiffs’ attorney, Steven Donziger, exposed Chevron to significant reputational risk.12 The UN Working Group on Arbitrary Detention deemed Donziger’s detention an arbitrary deprivation of liberty.13

Additionally, Chevron’s emissions contribute to the climate crisis, which disparately impacts people of color and furthers systemic racism.14 Chevron’s operations, discharges, and leaks disproportionately burden communities of color with pollution and human health risks.15 Chevron has faced multiple lawsuits, including from Delaware,16 Oakland, CA17, Hoboken, NJ,18 and the District of Columbia,19 alleging damages from climate impacts that disparately affect marginalized communities. The significant number of penalties, court filings, and fenceline community protests Chevron faces raises questions about how its policies and systems are effectively implemented to prevent, mitigate, and remedy adverse human rights impacts.

1.	https://www.theguardian.com/environment/2019/oct/09/revealed-20-firms-third-carbon-emissions
2.	https://chevronsglobaldestruction.com/chevrons_global_destruction_report.pdf
3.	https://www.nytimes.com/2021/07 /25/world/africa/nigeria-fisherwomen-chevron.html
4.	https://media.business-humanrights.org/media/documents/Tengizchevroil.pdf
5.	https://repository.gchumanrights.org/server/api/core/bitstreams/cccef364-cc5e-4783-89ea-fb9048b8e35e/content
6.	https://www.theguardian.com/environment/2019/oct/09/richmond-chevron-california-city-polluter-fossil-fuel
7.	https://www.chevron.com/-/media/shared-media/documents/chevron-proxy-statement-2024.pdf
8.	https://www.worldbenchmarkingalliance.org/publication/chrb/companies/chevron-2/
9.	https://www.forbes.com/sites/morgansimon/2022/05/26/courts-are-not-a-weapon-how-corporations-like-chevron-use-the-law-to-get-their-way/?sh=f6396cb28c21
10.	https://earthrights.org/wp-content/uploads/SLAPP-Policy-Brief-2022.pdf
11.

https://www.business-humanrights.org/en/latest-news/us-court-rules-in-favour-of-chevron-denies-95-billion-judgement-to-amazonian-residents-for-environmental-damage/ ; https://chevroninecuador.org/assets/docs/2012-01-evidence-summary.pdf

12.	https://www.theguardian.com/commentisfree/2022/feb/08/chevron-amazon-ecuador-steven-donziger-erin-brockovich; https://amazonwatch.org/assets/files/2021-02-16-doj-letter.pdf
13.	https://www.ohchr.org/sites/default/files/2021-11/A_HRC_WGAD_2021_24_AdvanceEditedVersion.pdf
14.

https://e360.yale.edu/features/unequal-impact-the-deep-links-between-inequality-and-climate-change; https://blog.ucsusa.org/kathy-mulvey/six-ways-chevron-imperils-climate-human-rights-and-racial-justice/

15.	https://www.scientificamerican.com/article/pollution-poverty-people-color-living-industry/
16.	https://climatecasechart.com/case/state-v-bp-america-inc/
17.	http://climatecasechart.com/case/people-state-california-v-bp-plc-oakland/
18.	http://climatecasechart.com/case/city-of-hoboken-v-exxon-mobil-corp/
19.	http://cIimatecasechart.com/case/district-of-columbia-v-exxon-mobil-corp/

Chevron Corporation 2025 Proxy Statement

stockholder proposal to commission a third-party report on human rights practices board of directors’ response

Your Board understands the risks associated with potential human rights issues that may be connected with Chevron’s business operations. Guided by The Chevron Way, its Human Rights Policy, and its Business Conduct and Ethics Code, Chevron conducts its business responsibly and proactively engages with various stakeholders to manage potential impacts in the communities where we operate.

Chevron assesses and manages potential human rights impacts

Chevron’s commitment to respecting human rights is embodied in its Human Rights Policy. This policy fosters awareness of human rights issues throughout the Company and enhances capabilities to identify and manage human rights impacts in key areas relevant to the business: employees, security, community, suppliers, contractors, and other business partners. Chevron implements its Human Rights Policy through a variety of processes, procedures, and tools, including risk and impact assessments. Even where Chevron experiences challenging conditions, its approach to respecting human rights is consistent.

Chevron’s Operational Excellence Management System (“OEMS”) systematically manages risk. This includes a focus on the environment and stakeholders to identify and manage risks, including potential social impacts across the lifecycle of operations. Most Chevron business units undergo an OEMS audit on a recurring schedule, and subject matter experts review the effectiveness of processes and safeguards, including implementation of human rights policy expectations.

Chevron’s Enterprise Risk Management process includes an annual review with executive management and the Board that identifies financial, operational, market, political, and other risks inherent in its business. The Board oversees Chevron’s risk management policies and practices to ensure that the appropriate systems are employed. In addition, the Board’s Public Policy and Sustainability Committee assists the Board in overseeing social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates.

We believe the proposal is premised on baseless allegations

The supporting statement includes multiple falsehoods and unsubstantiated allegations levied against Chevron affiliates, regardless of source, and credits the allegations as if they were proven–even when courts have definitively rejected them.

As Chevron aims to safely deliver higher returns, lower carbon, and superior stockholder value, the Company continues to place a high priority on the safety and health of its workforce and the protection of communities, the environment, and assets. Your Board believes Chevron has the right policies and management systems in place to assess and manage implementation of our commitment to respecting human rights, and thus a separate report is both unnecessary and not an effective way to accomplish the purported objective of the proposal.

Therefore, your Board recommends that you vote AGAINST the proposal.

Chevron Corporation 2025 Proxy Statement

stockholder proposal to report on renewable energy stranded asset risks

(item 6 on the proxy card)

The National Center for Public Policy Research has submitted the following proposal for consideration at the Annual Meeting.

WHEREAS:

Many policymakers and companies have converged on goals related to the asserted need to limit global temperature increase to 1.5° C and to reach net zero global greenhouse gas (GHG) emissions by 2050.

The International Energy Agency’s (IEA) Net Zero Emissions (NZE) 2050 Roadmap envisions an energy sector path for net zero GHG emissions that includes a “25% drop in fossil fuel demand by 2030” and “fossil fuel demand fall[ing] by 80% by 2050.”1

In line with such assumptions, and similar assumptions included in the Intergovernmental Panel on Climate Change’s report series2 and elsewhere, Chevron Corporation (“the Company”) “is working to advance the global net-zero ambitions of the Paris Agreement,”3 including by “lowering the carbon intensity of our operations,” increasing “renewables from sources like wind, solar and biofeedstocks — even cow manure,” and “ investing in low-carbon technologies.”4

These investment decisions apparently presume agendas like the normative IEA NZE roadmap are possible and based on accurate assumptions, but what if the NZE goals and/or assumptions prove unsound?

A 2023 study by the Energy Policy Research Foundation (EPRF) found that net zero advocates have misconstrued the IEA’ s position on new oil and gas investment, and that the IEA has made questionable assumptions and milestones for NZE about government policies, energy and carbon prices, behavioral changes, economic growth, and technology maturity.5

The EPRF study found: “Oil and gas play irreplaceable roles in modem civilization that are not reproducible with low- carbon alternatives. The attempt to substitute them with inferior, less efficient, energy sources will have enormous micro- and macroeconomic consequences and profound geopolitical implications.”6

NZE advocates speak in terms of fossil fuels as “stranded assets,” but no consideration has been given to whether the true stranded assets might be the very renewable energy assets pushed by climate activists. Should the EPRF’s study prove true, our Company stands to lose on its renewable energy investments.

The Company should be commended for its willingness to pursue value-enhancing initiatives in the face of “stranded assets” criticism.7 However, that does not absolve the Company of its duty to make fully informed decisions when it comes to the investments it is making in renewable energy.

It is one thing to evaluate whether oil and gas assets will be stranded by an energy transition, but it is another thing to evaluate whether renewable energy assets will themselves be stranded if it turns out the push to net zero was counter-productive and value-destroying. This proposal is focused on the latter “reverse stranded assets” risk.

RESOLVED: Shareholders request that the Company issue a report, prepared at a reasonable cost and omitting proprietary information, that assesses the risk that the company’s investments in renewable energy and related infrastructure could result in reverse stranded assets. The report should evaluate the financial, operational, and strategic implications of such risks and outline potential mitigation strategies.

1.	https://sdg.iisd.org/news/iea-updates-roadmap-to-keep-1-5c-within-reach/
2.

See generally, https://www.sciencedirect.com/science/article/pii/S0959378022000760 . Cf. https://nypost.com/2021/11/12/50-years-of-predictions-that-the-climate-apocalypse-is-nigh/ ; https://www.chevron.com/-/media/chevron/sustainability/documents/GHG-Reporting-Protocol-Version-8-0.pdf

3.	https://www.chevron.com/lower-carbon#the-paris-agreement
4.	https://www.chevron.com/lower-carbon#manifesto
5.	https://assets.realclear.com/files/ 2023/06/2205_a_critical_assessment_of_the_ieas_net_zero_scenario_esg_and_the_cessation_of_investment_in_new_oil_and_gas_fields.pdf
6.	https://assets.realclear.com/files/ 2023/06/2205_a_critical_assessment_of_the_ieas_net_zero_scenario_esg_and_the_cessation_of_investment_in_new_oil_and_gas_fields.pdf
7.	https://www.follow-this.org/chevrons-53-billion-bet-on-more-fossil-fuels-is-at-odds-with-the-paris-climate-agreement-and-endangers-the-company/

Chevron Corporation 2025 Proxy Statement

stockholder proposal to report on renewable energy stranded asset risks board of directors’ response

Your Board recognizes the challenges associated with efforts to develop new business lines. Chevron plans to maintain and grow its oil and gas business in response to market demand while also helping customers pursue their lower carbon ambitions, particularly in sectors of the economy that cannot be easily electrified. Consistent with other investments, Chevron invests in renewable energy opportunities in furtherance of driving long-term shareholder value. Chevron aims to maintain flexibility in its portfolio and seeks investment opportunities to achieve superior stockholder value in any business environment.

We believe we have the right policies and management systems

Chevron’s approach seeks to create value by delivering competitive returns across our portfolio of advantaged assets as we consistently strive to be more capital-, cost-, and carbon-efficient. Chevron has a long history of advancing and adopting innovation across its business lines as it focuses on creating long-term value. Chevron’s strategic and business planning processes regularly assess market conditions to guide its actions as Chevron aims to safely deliver higher returns and lower carbon. In addition, Chevron discloses material risks, including risks from its new energy investments, in its annual Form 10-K filing.

The International Energy Agency’s Net Zero Emissions (“NZE”) scenario is a hypothetical scenario that sets out a theoretical pathway to achieve net zero emissions from the global energy system by 2050. Although Chevron sees the NZE scenario as remote and highly unlikely, in 2023 Chevron used the assumptions in the NZE Scenario (2022) to test the resiliency of its portfolio. These assumptions are not representative of Chevron’s own predictions or actual conditions at the present time nor are they used for planning purposes or investment decisions.

Your Board believes Chevron has the right policies and management systems in place, and a separate report is not an effective way to achieve the proposal’s objectives.

Therefore, your Board recommends that you vote AGAINST the proposal.

Chevron Corporation 2025 Proxy Statement

stockholder proposal to

remove emission reduction targets

(item 7 on the proxy card)

The National Legal and Policy Center has submitted the following proposal for consideration at the Annual Meeting.

Whereas: An alleged “scientific consensus”1 2 claims anthropogenically driven climate change will result in catastrophic impacts to the environment, to the planet, and to humans. However, research increasingly shows worst-case scenarios are unlikely, and the potential consequences of carbon dioxide emissions (aka “plant food”) have been greatly overstated.3

Corporate greenhouse gas (GHG) emissions reduction targets are usually guided by the Paris Agreement, which is heavily informed by the Intergovernmental Panel on Climate Change.4 These targets are neither legally binding nor legitimized by scientific evidence.

Hydrocarbons are reliable and cost-efficient. Renewable energy will not replace hydrocarbons in the near future, if ever.5 Competitors of Chevron Corporation (“Chevron” or the “Company”) are betting big on continued demand for oil and gas.6

Supporting Statement: Chevron has adopted greenhouse gas (GHG) emissions reduction targets7 for its scope 1, 2 and 3 emissions (several8 9 of its competitors only set targets for scope 1 and 2 emissions, which only account for a company’s own operations) under the auspices of aligning with an activist-driven climate agenda, which lacks a basis in definitive, observable and actionable science. Further, the Company states:10

At Chevron, we believe the future of energy is lower carbon, and we support the global net zero ambitions of the Paris Agreement.

These “net zero ambitions” include a rapid phaseout of oil and gas in favor of lower emission forms of energy, such as wind and solar.11 12 Chevron has also issued an extensive Climate Change Resilience Report in which it backs numerous economically destructive climate policies, including carbon pricing.13 14

Chevron’s embrace of politically-driven climate alarmism will diminish shareholder resources both in the short and long runs. The Company has only two paths to reduce greenhouse gas emissions: investing in carbon capture and storage technology, or reducing oil and gas production.15 CCS projects are unprofitable without government subsidies,16 17 whose continuation is in doubt in their current form under the new presidential administration.18 That leaves the Company with one path: reduction of oil and gas investment. Chevron has always been an oil and gas company. Reducing production would harm shareholders’ investment.

Contrarily, Chevron recently completed a $53-billion acquisition of Hess Corporation,19 which signals that the Company does not take its emissions reduction rhetoric and actions seriously, as it plans to double-down on oil and gas production. If Chevron sincerely believed in the necessity of an energy transition,20 it would not stake its future on a massive long-term bet on oil and gas.

Resolved: Shareholders request the Company to remove all emissions reduction targets covering greenhouse gas emissions from the Company’s operations and energy products.

1.	https://www.mdpi.com/2225-1154/11/11/215
2.	https://nypost.com/2023/08/09/climate-scientist-admits-the-overwhelming-consensus-is-manufactured/
3.	https://judithcurry.com/2023/03/28/uns-climate-panic-is-more-politics-than-science/
4.	https://www.ipcc.ch/sr15/faq/faq-chapter-1/
5.	https://www.forbes.com/sites/rrapier/2024/04/26/us-oil-and-gas-production-are-ahead-of-last-years-record-pace/
6.	https://www.alpha-sense.com/blog/trends/energy-mergers-and-acquisitions-boom/
7.	https://www.chevron.com/newsroom/2021/q4/chevron-sets-net-zero-aspiration-and-new-ghg-intensity-target
8.	https://corporate.exxonmobil.com/sustainability-and-reports/advancing-climate-solutions/emission-reduction-plans-and-progress
9.	https://www.conocophillips.com/sustainability/low-carbon-technologies/scope-1-and-2-emissions-reduction-activities/
10.	https://www.chevron.com/-/media/chevron/sustainability/documents/climate-change-resilience-report.pdf
11.	https://www.epa.ie/environment-and-you/climate-change/what-is-europe-and-the-world-doing/paris-agreement/
12.	https://www.un.org/en/climatechange/paris-agreement
13.	https://www.chevron.com/-/media/chevron/sustainability/documents/climate-change-resilience-report.pdf
14.	https://atr.org/be-clear-carbon-tax-will-be-economic-disaster/
15.	https://commissionshift.org/news/new-report-carbon-capture-sequestration/
16.	https://commissionshift.org/news/new-report-carbon-capture-sequestration/
17.	https://www.cnbc.com/2024/11/12/exxon-ceo-says-trump-should-keep-us-involved-in-global-effort-to-address-climate-change.html
18.	https://www.theguardian.com/environment/2024/nov/14/trump-clean-energy-climate-policies
19.	https://www.chevron.com/newsroom/2023/q4/chevron-announces-agreement-to-acquire-hess
20.	https://www.chevron.com/sustainability/climate

Chevron Corporation 2025 Proxy Statement

stockholder proposal to remove emission reduction targets

board of directors’ response

Your Board recognizes the potential risks associated with emissions reduction targets covering greenhouse gases. Chevron is investing to grow its oil and gas business, reduce the carbon intensity of its operations, and grow new businesses in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies. To advance its strategy, Chevron has established carbon intensity targets in line with strategic and business planning processes that guide its outlook for energy markets, technology, and policy. Chevron aims to inform stakeholders, including stockholders, about managing risks associated with its business, including potential climate change-related risks, its approach to lower carbon and associated targets, and performance data on a regular basis.

We believe we have the right strategy, policies, and management systems

Chevron’s approach to emissions reduction targets focuses on reducing the overall lifecycle carbon intensity of the energy it produces, including reducing the carbon intensity of its oil and gas production and its flaring and methane intensity. This approach seeks to create stockholder value by providing Chevron with the flexibility to grow its oil and gas businesses in order to meet the demand for energy while aiming to become an increasingly carbon-efficient operator.

Chevron regularly evaluates its aspirations, targets, and goals and expects to change or eliminate some of its aspirations, targets, and goals for various reasons, including market conditions; its strategy or portfolio; and financial, operational, policy, reputational, legal, and other factors.

Chevron’s strategic and business planning processes, including its risk management processes, guide its actions as Chevron pursues its objective to safely deliver higher returns, lower carbon, and superior stockholder value in any business environment.

Your Board believes Chevron has the right strategy, policies, and management systems in place, and Chevron will continue to evaluate its targets as global conditions and stockholders’ interests continue to evolve.

Therefore, your Board recommends that you vote AGAINST the proposal.

Chevron Corporation 2025 Proxy Statement

stockholder proposal to allow holders of 10 percent of our common stock to call special meetings

(item 8 on the proxy card)

Newground Social Investment has submitted the following proposal on behalf of Diane Turner, Dr. Eric Rehm, and the Robert H. and Elizabeth Fergus Foundation for consideration at the Annual Meeting.

RESOLVED: Chevron Corporation stockholders request that the Board of Directors take the steps needed to amend Company bylaws and related governing documents to grant holders of 10% of outstanding common stock the power to call a special shareowners meeting. As fully as permitted, such amendments shall apply equally to shareowners, management, and the Board.

SUPPORTING STATEMENT

Management’s handling of a range of issues has increased both risk and cost to shareholders, which necessitates the protective response of reducing the threshold to call a Special Meeting.

A recent report, Chevron’s Global Destruction,1 documents legal actions filed against Chevron and its subsidiaries globally. Management has dismissed this report without directly responding to its specific claims; however, the report provides evidence that Chevron is liable for $55 billion in judgments, interest, and seizure claims globally.

Perhaps the largest of these issues is the ongoing effort by Ecuadorian communities to enforce a $9.5 billion Constitutional Court judgment against Chevron for devastating oil pollution (the “Ecuadorian Judgment”).

Chevron’s attempt to evade accountability has drawn significant scrutiny, including a December 11, 2024 letter from members of the U.S. Congress2 to President Joe Biden urging a pardon for the Ecuadorian’s attorney Steven Donziger. This letter describes how Chevron targeted Mr. Donziger through a highly controversial and very damaging RICO proceeding. Chevron’s actions have been widely viewed as corporate retaliation for Mr. Donziger’s legal efforts on behalf of his clients to enforce the Ecuadorian Judgment – a Chevron tactic viewed by many as threatening free speech. The December 11th Congressional letter underscores how corporate actions like these can undermine trust in judicial process as well as corporate governance.

Chevron’s principal witness in the RICO proceeding was Alberto Guerra, who later recanted his testimony and admitted:

(a)	Having received nearly $500,000 in payments from Chevron; and

(b)	That Chevron’s law firm – Gibson Dunn & Crutcher – coached him more than 50 times ahead of delivering false testimony.

CEO/board chair Michael Wirth has been silent when questioned by Congress whether he approved the use of shareholder funds to obtain false testimony.

Mr. Wirth has also not responded to Congress’ question regarding why Chevron spent $40 million to remediate oil pollution, but now claims there is no scientific evidence of contamination. Likewise, Mr. Wirth has refused to answer questions on how much money Chevron has spent on litigation and public relations regarding the Ecuador matter.

Though Chevron has struggled to escape responsibility in Ecuador, the strategy has escalated reputational risks. The targeting of Mr. Donziger – actions condemned by international human rights experts – raises broader concerns about Chevron’s respect for legal process and commitment to ethical norms.

Because these matters demonstrate recurring lapses in judgment, and constitute evidence of accountability gaps in the corporate C-suite, shareholders seek the enhanced remedy of a 10% special meeting threshold.

Therefore, please vote FOR this Special Meeting proposal.

1.	https://docs.house.gov/meetings/GO/GO00/20211028/114185/HHRG-117-GO00-20211028-SD018.pdf
2.	https://mcgovern.house.gov/UploadedFiles/McGovern_letter_to_POTUS_12.11.2024.pdf

Chevron Corporation 2025 Proxy Statement

stockholder proposal to allow holders of 10 percent of our common stock to call special meetings board of directors’ response

Chevron has adequate existing special meeting rules

Chevron’s By-Laws permit stockholders owning 15% of Chevron’s outstanding common stock to call for a special meeting. Preparing for and holding a special meeting is time consuming and expensive. The 15% threshold helps avoid waste of Company and stockholder resources to address narrow or special interests. Your Board continues to believe the current threshold ensures that a reasonable number of stockholders consider a matter important enough to merit a special meeting.

Furthermore, Chevron’s By-Laws include reasonable limitations that the proposal would eliminate. Under the By-Laws, a special meeting cannot be called if the Board has already called or will call an Annual Meeting of Stockholders for the same purpose specified in the special meeting request or if an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations.

We believe the proposal is a vehicle for baseless allegations

Although the proposal purports to relate to special meetings, the supporting statement suggests this is a vehicle to advance baseless allegations against Chevron and to support the fraudulent and extortionate campaign led by adjudicated racketeer and disbarred former lawyer Steven Donziger in connection with the fraudulent judgment he corruptly procured in Ecuador. Moreover, the “report” cited in the supporting statement includes multiple falsehoods and unsubstantiated allegations levied against Chevron affiliates, regardless of source, and credits the allegations as if they were proven–even when courts have definitively rejected them.

Your Board continues to believe its current By-Laws are in stockholders’ best interests and provide appropriate and reasonable limitations on the right to call special meetings.

Therefore, your Board recommends that you vote AGAINST the proposal.

Chevron Corporation 2025 Proxy Statement

voting and additional information

vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the SEC.

appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, March 31, 2025, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were [X] shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. In the case of broker nonvote if you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum but will have no impact on the vote on any such matter.

Chevron Corporation 2025 Proxy Statement

voting and additional information

how to vote

Stockholders can vote by mail, telephone, internet, or in person at the Annual Meeting.

Stockholders of record

If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Inc. (“Computershare”), you can most conveniently vote by telephone, internet, or mail. Please review the voting instructions on your proxy card.

If you vote by telephone or on the internet, you do not need to return your proxy card. Telephone and internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 27, 2025.

You can vote virtually at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2025 and using your 16-digit control number.

Street name stockholders

If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, internet, or mail. Please review the voting instructions on your voting instruction form.

If you vote by telephone or on the internet, you do not need to return your voting instruction form. Telephone and internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 27, 2025.

If your shares are held in street name and your voting instruction form or Notice Regarding the Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2025 and using the 16-digit control number indicated on that voting instruction form or Notice Regarding the Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Employee plan participants

If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, internet, or mail. Please review the voting instructions contained in the email sent to you or in the materials you receive through the mail.

All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 22, 2025, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or internet in advance of the Annual Meeting. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows:

Stockholders of record	Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006;
Submit a proxy card with a later date and sign as your name appears on your account;
Vote at a later time by telephone or the internet; or
Vote virtually at the Annual Meeting.

Street name stockholders	Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.

Employee plan participants	Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

Chevron Corporation 2025 Proxy Statement

voting and additional information

confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2025:

The Notice of 2025 Annual Meeting, 2025 Proxy Statement, and 2024 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the internet to a number of our stockholders under the SEC’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (“Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2024 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2024 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2024 Annual Report or the 2025 Proxy Statement, with exhibits, these documents are available on the Company’s website, www.chevron.com/investors/reports-and-filings. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to: corpgov@chevron.com.

method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” in the previous subsection), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $40,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $5 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

householding information

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy unless we are notified that one or more of these stockholders wish to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

Chevron Corporation 2025 Proxy Statement

voting and additional information

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 43078, Providence, RI 02940-3078 or, if by overnight delivery, 150 Royall St., Suite 101, Canton, MA 02021. The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

submission of stockholder proposals for 2026 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business (6:00 p.m. Central Standard Time) on December 10, 2025.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to corpgov@chevron.com.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least 3% of Chevron common stock for at least three years to submit Director nominees (up to the greater of two nominees or 20% of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate- governance.

•

When to send these proposals. Notices of Director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 10, 2025, and no later than the close of business (6:00 p.m. Central Standard Time) on December 10, 2025.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to corpgov@chevron.com.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Chevron Corporation 2025 Proxy Statement

voting and additional information

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including Director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2026 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business (6:00 p.m. Central Standard Time) on the 90th day prior to the first anniversary of the 2025 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and Director nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 28, 2026, and no later than the close of business (6:00 p.m. Central Standard Time) on February 27, 2026. In addition to satisfying the deadlines in our advance notice By-Laws, a stockholder who intends to solicit proxies in support of Director nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary and Chief Governance Officer no later than March 30, 2026 (or, if the 2026 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business (6:00 p.m. Central Standard Time) on the later of 60 calendar days prior to the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the 2026 Annual Meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our By-Laws as described above.

•

Where to send these proposals. Proposals and Director nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to corpgov@chevron.com.

•	What to include. Proposals and Director nominations must include the information required by our advance notice By-Laws.

rules for admission for the virtual annual meeting

You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on March 31, 2025, or if you are a valid legal proxy holder for a stockholder as of the close of business on March 31, 2025. If you plan to attend the Virtual Annual Meeting, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Virtual Annual Meeting, you will not be able to participate in the Annual Meeting.

•	Stockholders of record will need to use their control number, available in their proxy materials, to log into www.virtualshareholdermeeting.com/CVX2025.

•

Beneficial stockholders who do not have a control number may access the meeting by logging into their bank or brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting. Instructions are also available on the voting instruction card provided by the bank or broker.

See the “Important Notice Regarding Admission to the 2025 Annual Meeting–We Encourage Participation” section on the next page for additional information.

Chevron Corporation 2025 Proxy Statement

voting and additional information

attending the virtual annual meeting

The Annual Meeting will be held on Wednesday, May 28, 2025, online by live audio webcast. The meeting will begin promptly at 10:00 a.m. CDT.

important notice regarding admission to the 2025 annual meeting virtual annual meeting

We are pleased to announce that the Company will conduct its 2025 Annual Meeting on May 28, 2025, at 10:00 a.m. CDT solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the internet. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

we encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 31, 2025, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2025, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 9:45 a.m. CDT on May 28, 2025. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

we welcome questions from stockholders

We will have a question and answer session during the Annual Meeting. Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2025. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/corporate-governance.

technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com. For questions to be submitted for the Annual Meeting, please see “We Welcome Questions from Stockholders” above.

Subject to any different procedures included in the rules of the meeting that may be posted online on the date of the Annual Meeting, in the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law or that otherwise makes it advisable to adjourn the meeting, the Annual Meeting will be adjourned, to reconvene at 10:30 a.m. CDT on May 28, 2025, at the Company’s headquarters in Houston, TX, solely for the purpose of further adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of the Company’s website at www.chevron.com/investors/corporate-governance.

Chevron Corporation 2025 Proxy Statement

appendix A : reconciliation of non-GAAP financial measures

reconciliation of non-GAAP financial measures

Free Cash Flow The cash provided by operating activities less capital expenditures, which represents the cash available to creditors and investors after investing in the business. The Company believes this measure is useful to monitor the financial health of the Company and its performance over time.

$ millions	2024

Net cash provided by operating activities	31,492

Less: Capital expenditures	16,448

Free Cash Flow	15,044

Net Debt Ratio Total debt less cash and cash equivalents, time deposits, and marketable securities as a percentage of total debt less cash and cash equivalents, time deposits, and marketable securities, plus Chevron Corporation Stockholders’ Equity, which indicates the Company’s leverage, net of its cash balances. The Company believes this measure is useful to monitor the strength of the Company’s balance sheet.

$ millions	Debt Ratio	Net Debt Ratio

Short-term debt	4,406	4,406

Long-term debt	20,135	20,135

Total Debt	24,541	24,541

Less: Cash and cash equivalents		6,781

Less: Time deposits		4

Less: Marketable securities		—

Total adjusted debt		17,756

Total Chevron Corporation Stockholders’ Equity	152,318	152,318

Total debt plus total Chevron Corporation Stockholders’ Equity	176,859

Debt Ratio (Total debt / Total debt plus total Chevron Corporation Stockholders’ Equity)	13.9%

Total adjusted debt plus total Chevron Corporation Stockholders’ Equity		170,074

Net Debt Ratio (Total adjusted debt / Total adjusted debt plus total Chevron Corporation Stockholders’ Equity)		10.4%

Chevron Corporation 2025 Proxy Statement

A-1

appendix B : restated certificate of incorporation of Chevron Corporation restated

certificate of incorporation of

Chevron Corporation

Chevron Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.

The Corporation was originally incorporated under the name Standard Oil Company of California. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 27, 1926.

2.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Corporation’s Restated Certificate of Incorporation.

3.	The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read as herein set forth in full:

ARTICLE I

The name of the Corporation is Chevron Corporation.

ARTICLE II

The Corporation’s registered office is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

1.

The total of shares of all classes of stock which the Corporation shall have authority to issue is six billion one hundred million (6,100,000,000), of which one hundred million (100,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, and six billion (6,000,000,000) shares shall be Common Stock of the par value of seventy-five cents ($0.75) per share.

The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred Stock holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

2.

The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series

(a)

the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors,

(b)	the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and

Chevron Corporation 2025 Proxy Statement

appendix B : restated certificate of incorporation of Chevron Corporation

(c)	the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

3.

In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock,

(a)

to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and

(b)

to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Restated Certificate of Incorporation.

4.	Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for

(a)	the issue of a series of Preferred Stock,

(b)	a change in the number of authorized shares of a series of Preferred Stock, or

(c)

the elimination from this Restated Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued, the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Restated Certificate of Incorporation, and wherever such term is used in these Articles, it shall be deemed to include the effect of the provisions of any such certificate.

5.

As used in this Article IV, the term “Board of Directors” shall include, to the extent permitted by the General Corporation Law of the State of Delaware, any duly authorized committee of the Board of Directors.

6.

Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters which are properly submitted to a vote of such stockholders; and, upon dissolution of the Corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.

7.	The Series A Participating Preferred Stock of the Corporation shall consist of the following:

(a)

Designation and Amount. The shares of the series of Preferred Stock shall be designated as “Series A Participating Preferred Stock,” $1.00 par value per share, and the number of shares constituting such series shall be five million. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

(b)	Dividends and Distributions.

(i)

Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends or distributions (except as provided in paragraph (f) below), the holders of shares of Series A Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.75 per share (the “Common Stock”), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $25.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (except as provided in paragraph (f) below) other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A

Chevron Corporation 2025 Proxy Statement

appendix B : restated certificate of incorporation of Chevron Corporation

Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii)

Other than with respect to a dividend on the Common Stock payable in shares of Common Stock, the Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in subparagraph (i) above at the same time as it declares a dividend or distribution on the Common Stock. The date or dates set for the payment of such dividend or distribution on the Series A Participating Preferred Stock and the record date or dates for the determination of entitlement to such dividend or distribution shall be the same date or dates as are set for the dividend or distribution on the Common Stock. On any such payment date, no dividend or distribution shall be paid on the Common Stock until the appropriate payment has been made on the Series A Participating Preferred Stock.

(iii)	Other than as set forth in this Section 2(b), no dividend or other distribution shall be paid on the Series A Participating Preferred Stock.

(c)	Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(i)

Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock into a greater number of shares, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

(ii)

Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii) (A)

If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(B)

During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this Section 7(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such

Chevron Corporation 2025 Proxy Statement

appendix B : restated certificate of incorporation of Chevron Corporation increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

(C)

Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, a Vice Chairman of the Board or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii)(C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than ten (10) days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (c)(iii)(C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(D)

In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(iii)(B) of this Section 7) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(E)

Immediately upon the expiration of a default period (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, this Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of subparagraph (c)(iii)(B) of this Section 7 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

(iv)

Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote on matters submitted to the stockholders of the Corporation as set forth herein) for taking any corporate action.

(d)	Certain Restrictions.

(i)

Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(A)

declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

Chevron Corporation 2025 Proxy Statement

appendix B : restated certificate of incorporation of Chevron Corporation

(B)

declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(C)

redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(D)

purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii)

The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

(e)

Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(f)	Liquidation, Dissolution or Winding Up.

(i)

Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of $1,000 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(ii)

In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(iii)

In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B)

Chevron Corporation 2025 Proxy Statement

appendix B : restated certificate of incorporation of Chevron Corporation subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(g)

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(h)	Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

(i)

Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(j)

Amendment. This Restated Certificate of Incorporation and the By-Laws of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

(k)

Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Participating Preferred Stock.

ARTICLE V

The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

ARTICLE VI

The Board of Directors is expressly authorized to make and alter the By-Laws of the Corporation, without any action on the part of the stockholders; but the By-Laws made by the Directors and the powers so conferred may be altered or repealed by the Directors or stockholders.

ARTICLE VII

1.	Not less than thirty days’ prior notice of any meeting of stockholders and of any business to be conducted at such meeting, together with a proxy statement which

(a)	complies as to form and content with the requirements which have been established for proxy statements pursuant to the Securities Exchange Act of 1934, as amended, and

(b)	describes any action of stockholders to be taken at such meeting and the recommendations of the several Directors with respect thereto,

shall be given in writing by the Corporation to each stockholder entitled to vote at such meeting, and no business shall be conducted at such meeting except that which has been set forth in the notice of such meeting.

Chevron Corporation 2025 Proxy Statement

appendix B : restated certificate of incorporation of Chevron Corporation

2.	Any action which may be taken by stockholders of the Corporation at an annual or special meeting and which requires the approval of at least a majority of

(a)	the voting power of the securities of the Corporation present at such meeting and entitled to vote on such action, or

(b)	the shares of the Common Stock of the Corporation present at such meeting,

may not be effected except at such an annual or special meeting by the vote required for the taking of such action.

3.	Any of the provisions of paragraph 1 or 2 of this Article VII may be waived by the Board of Directors of the Corporation.

ARTICLE VIII

1.

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. An officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except for liability (w) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders; (x) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (y) for any transaction from which the officer derived an improper personal benefit; or (z) of an officer in any action by or in the right of the Corporation. For purposes of this paragraph, “officer” shall have the meaning provided in section 102(b)(7) of the Corporation Law.

2.

To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

3.

In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article VIII, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article VIII shall adversely affect any right existing at the time of such repeal or modification.

4.

The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article VIII or otherwise.

5.	Any right or privilege conferred by or pursuant to the provisions of this Article VIII shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

6.	As used in this Article VIII:

(a)

“Corporate Servant” means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

(b)	“Corporation Law” means the General Corporation Law of the State of Delaware, as from time to time amended;

(c)

“indemnify” means to hold harmless against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

(d)	“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

(e)	“request of the Corporation” includes any written authorization by an officer of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer on this ~~30~~ th day of May, 2025~~08~~.

Mary A. Francis ~~Lydia I. Beebe~~
Corporate Secretary and Chief Governance Officer

Chevron Corporation 2025 Proxy Statement

from wellhead to future growth

In Kazakhstan, Tengizchevroil, Chevron’s 50%-owned affiliate, completed the Wellhead Pressure Management Project designed to optimize the producing field. And in January 2025, TCO started oil production at the Future Growth Project, designed to add 260,000 barrels of oil per day to production and ramp up total output to 1 million barrels of oil-equivalent per day.

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